As filed with the Securities and Exchange Commission on August 3, 2001
                                                      Registration No. 333-41545
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 ebank.com, Inc.
             (Exact Name of Registrant as Specified in its Charter)

            Georgia                        6021                  58-2349097
(State or Other Jurisdiction of Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number Identification Number)

                          ----------------------------

                        2410 Paces Ferry Road, Suite 280
                             Atlanta, Georgia 30339
                                 (770) 863-9229

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                          ----------------------------

                                  James L. Box
                             Chief Executive Officer
                                 ebank.com, Inc.
                        2410 Paces Ferry Road, Suite 280
                             Atlanta, Georgia 30339
                                 (770) 863-9229

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                          ----------------------------

                                   Copies to:

                              Neil E. Grayson, Esq.
                          Jason R. Wolfersberger, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                          First Union Plaza, Suite 1400
                           999 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                                 (404) 817-6000
                           (404) 817-6050 (facsimile)
                          ----------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ________________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| ________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_| ________________


                         CALCULATION OF REGISTRATION FEE
====================================================================================================
                                              Proposed Maximum  Proposed Maximum
          Title of Shares       Amount To Be  Aggregate Price  Aggregate Offering     Amount Of
          To Be Registered       Registered     Per Share(1)        Price(1)       Registration Fee
----------------------------------------------------------------------------------------------------
Common stock, $.01 par value.     3,947,999        $4.13           $16,305,236          $4,077
====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on July 31, 2001 as reported on the Nasdaq OTC Bulletin Board.
                          ----------------------------
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================
                                 ebank.com, Inc.

                                3,947,999 Shares

                                  Common Stock

         This prospectus is for an offering of shares of common stock of ebank.com, Inc. from time to time by selling shareholders. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. Our common stock is quoted on the Nasdaq OTC Bulletin Board under the symbol "EBDC." On July 31, 2001, the last reported sale price of our common stock was $4.05 per share.

         From time to time, the selling shareholders may use this prospectus to offer and sell their shares at prices quoted for the common stock in the over-the-counter market. The selling shareholders may also attempt to sell their shares in isolated private transactions, at negotiated prices, with institutional or other investors.

         To the extent required, we will disclose in prospectus supplements the names of any agent or broker-dealer, applicable commissions or discounts, and any other required information about any particular offer. The selling shareholders will pay commission expenses and brokerage fees, if any.

                          ----------------------------

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Please note that these securities: (i) are not bank accounts or deposits; (ii) are not federally insured by the FDIC; and (iii) are not insured by any other state or federal agency.

         Investing in our common stock involves many risks. You should purchase shares only if you can afford a complete loss. See "Risk Factors" on page 5 for a discussion of these risks.
                           ---------------------------


                      The date of this prospectus is , 2001



                               TABLE OF CONTENTS
                                                                                                                               Page

Summary...................................................................................................      3
Risk Factors..............................................................................................      5
Use of Proceeds...........................................................................................     11
Market For Common Equity and Related Matters..............................................................     11
Management's Discussion and Analysis or Plan of Operation.................................................     12
Business..................................................................................................     31
Supervision and Regulation................................................................................     35
Management................................................................................................     40
Certain Transactions......................................................................................     46
Principal and Selling Shareholders........................................................................     47
Description of Capital Stock..............................................................................     53
Shares Eligible for Future Sale...........................................................................     55
Plan of Distribution......................................................................................     57
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure......................     59
Legal Matters.............................................................................................     59
Experts...................................................................................................     59
Where You Can Find More Information.......................................................................     60
Index to Consolidated Financial Statements................................................................     61

                            ------------------------


                           Forward Looking Statements

         This prospectus contains "forward-looking statements" concerning ebank.com, Inc. and its strategies, operations, performance, financial conditions, and likelihood of success. These statements are based on many assumptions and estimates, many of which are beyond our control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, identify such forward-looking statements. The most significant of these risks, uncertainties, and other factors are discussed under the heading "Risk Factors" beginning on page 5 of this prospectus. We urge you to carefully consider these factors prior to making an investment.

                                     SUMMARY

         Because this is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of shares of our common stock from a selling shareholder. You should read the entire prospectus carefully, including the risk factors and the financial statements, before you decide to purchase shares of our common stock.

                      Shares Offered Under this Prospectus

         This prospectus covers the resale of shares of common stock by the selling shareholders. We will not receive any of the proceeds of the shares offered under this prospectus. We have filed the registration statement that includes this prospectus with the Securities and Exchange Commission to comply with our agreements with the selling shareholders. The selling shareholders may obtain the shares of common stock offered for resale under this prospectus either:

         o by converting shares of our Series A preferred stock;
         o by exercising warrants we issued along with the Series A preferred stock; or
         o by exercising warrants we issued as consideration for services or to guaranty a loan to us.

                                   Background

         From October 4, 2000 through June 5, 2001, we issued 500,000 units of securities in a private offering primarily to accredited investors pursuant to an exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Each unit consisted of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock for $3.50 per share. In addition, we issued 97,500 units in a subsequent private offering solely to accredited investors pursuant to an exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Each unit consisted of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock for $4.00 per share. Each share of preferred stock issued in both offerings is convertible into one share of common stock. Attkisson, Carter & Akers, a broker dealer registered with the National Association of Securities Dealers, Inc., served as placement agent for both private offerings. In the first offering, we raised gross proceeds of $5,000,000 and paid approximately $500,000 in commissions to the placement agent and other stock offering costs. In the subsequent offering, we raised gross proceeds of $975,000 and paid approximately $100,000 in commissions to the placement agent.

         The units sold in both private offerings are subject to restrictions on transferability and resale, and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws. However, we agreed to file a "shelf" registration statement on behalf of the investors by August 2001. We required that investors agree to a lock-up period restricting the resale of the common stock to the following schedule: no more than 50% of the shares during the 120 day period following the termination of the offering and an additional 50% of the shares on the 180th day following the termination of the offering. The lock-up period will expire in accordance with the foregoing schedule whether or not the registration statement has become effective.

         This prospectus covers the resale of shares of common stock underlying the units held by the selling shareholders as well as the resale of shares of common stock underlying the warrants issued to the placement agent as compensation for services. In addition, this prospectus covers the resale of shares of common stock underlying warrants that were issued as consideration for services and for guarantying a loan to us.

                                  Our Business

         ebank.com, Inc., a Georgia corporation, is the holding company for ebank, a federal savings bank. We provide banking and other financial services to small business and retail customers via the Internet and through our offices in Atlanta, Georgia. We opened for business in August 1998 in one location in suburban Atlanta,

Georgia as a traditional community bank. Since July 2000, we have eliminated all operating activities at the holding company level and reduced costs substantially. We will continue to operate ebank.com as a shell holding company and maintain our unitary thrift holding company charter which provides us with several advantages, including the ability to open branches in all fifty states and to operate as a licensed mortgage lender in all fifty states. We will continue to conduct all of our banking operations through our subsidiary federal savings bank, ebank. Our primary focus is to operate ebank as a profitable community bank with a strong Internet presence as one of our many delivery channels. In that regard, we will continue to reduce costs and maintain asset quality, as well as look for opportunities to increase fee income.

         Our Internet strategy is to maintain and promote awareness of our state-of-the-art Internet capabilities as another channel of delivering products, services, and communications to both our retail and commercial customers. Some of the products and services we currently offer include sweep accounts, electronic bill payment, payroll services, and deposit products.

         We provide a broad array of financial products and services to our small business and retail customers, including checking accounts, money markets, CDs, sweep accounts, ATM cards, home equity loans, mortgage loans, commercial loans, credit cards, bill payment services, and human resource services. We provide small businesses with the same types of products and services that large banks have traditionally offered only to their biggest customers.

         Our principal executive offices are located at 2410 Paces Ferry Road, Suite 280, Atlanta, Georgia 30339.

                                 Use of Proceeds

         We will not receive any cash proceeds from the resale of common shares by the selling shareholders.

                                  The Offering

Shares of common stock outstanding..........................................................                1,469,250

Estimated common stock offered by selling shareholders upon
   conversion of 2,390,000 shares of Series A preferred stock...............................                2,390,000

Estimated common stock offered by selling shareholders after
   exercising their warrants issued in the private offering.................................                1,195,000

Estimated common stock offered by selling shareholders after exercising their warrants issued as consideration for services and guaranteeing a
   loan.....................................................................................                  362,999

Estimated shares of common stock outstanding after the offering.............................               *1,469,250

OTC Bulletin Board symbol...................................................................                   "EBDC"
--------------------

         *Assumes that no options or other warrants to purchase shares of common stock will be exercised.

         We will issue these shares of common stock to the selling shareholders only if they convert their shares of Series A preferred stock or exercise their warrants. We are registering many of the shares under the terms of our registration rights agreements with these holders. Even though these shares of common stock are registered, we may never issue them, and, even if issued, the holders may never sell them under the prospectus.

                                  RISK FACTORS

         An investment in shares of our common stock involves risks. Before making an investment in our common stock, you should carefully consider the risks described below, together with the other information in this prospectus. Our business, financial condition and results of operations could be adversely affected by any of the following risks. If we are adversely affected by these risks, then the trading price of our common stock could decline and you could lose all or part of your investment. The risks described below are the risks that we currently believe are material risks of an investment in our common stock. You should keep in mind that the risks described below are not the only risks that we face. Additional risks not presently known to us, or risks that we currently believe are not material, may also impair our business operations.

                           Risks Related to ebank.com

Because we have a limited operating history and we have revised our business strategy, it is difficult to evaluate our business and prospects.

         We commenced banking operations on August 17, 1998 and did not commence Internet operations until June 30, 1999. In January 2000, we launched a comprehensive new business strategy which included strategic alliances with several third parties and contemplated a rapid expansion of our Internet operations. To fund our growth plans, we commenced a private offering in the first quarter of 2000. Due to adverse market conditions, we were forced to suspend this offering. Consequently, we were unable to execute our business strategy and have terminated most of our strategic alliances. Since July 2000, we have eliminated all activities at the holding company level and restructured our senior management team. We have revised our business strategy to emphasize our traditional banking business and to focus on developing cost-effective strategies utilizing the Internet as one of our delivery channels. We cannot guarantee that we will successfully implement this new business strategy. As a result, we have a very limited operating history for you to evaluate, and there is a risk that our business plan will not be successful.

There is a risk that we may incur losses in the future and that you will lose all or part of your investment.

         For the year ended December 31, 2000, our net losses were approximately $6,820,000. We incurred most of these losses in connection with the deployment of our previous business strategy. We have now eliminated most of the ongoing expenses related to our former business strategy by terminating many of our strategic alliances, canceling advertising and other contracts related to our former strategy, and laying off a number of employees, including members of senior management. However, we may still incur significant expenses related to our former business strategy. Several of our former strategic partners claimed we owe them consulting or other fees which, in the aggregate, exceeded $500,000. Although we do not believe we owe and do not intend to pay any of these amounts, there is a risk that we could be required to do so.

         In order for us to be successful, we will need to attract a large number of customers to deposit and borrow money, and we will need to offer products and services that generate noninterest income, both of which will take time. There is a risk that we may incur losses in the future and that you will lose all or part of your investment.

Other companies may have superior rights to our corporate name, and we may lose the name "ebank" and have to pay damages.

         Although we own the rights to the domain name ebank.com, we are aware of other companies that may have superior trademark rights to the name "ebank." One of these companies, Huntington Bancshares Incorporated, has a federally registered trademark for the term "E - BANK." Huntington or one of these other companies could succeed in claiming trademark rights greater than ours. On June 30, 1999, we filed suit in federal court in Georgia against Huntington requesting a declaratory judgment that our use of the name "ebank.com" does not infringe upon Huntington's trademark. Rather than answering our complaint, Huntington filed suit against us on August 10, 1999 in federal court in Ohio, alleging trademark infringement from our use of the name "ebank.com." Huntington submitted a motion to dismiss the Georgia action, and we submitted a motion to dismiss the Ohio action, in each case on the grounds of lack of jurisdiction. On March 29, 2000, the district court in the Georgia action granted Huntington's motion to dismiss on the grounds that the court did not have jurisdiction over Huntington. On September 27, 2000, the district court in the Ohio action granted our motion to dismiss on grounds of lack of jurisdiction. On July 20, 2001, Huntington refiled its claims that were dismissed in the Ohio action in the U.S. District Court, Northern District of Georgia. We must answer, object or otherwise respond to the complaint on or before September 21, 2001. In the worst case, we could be required to pay damages, change our name, and choose a new domain name from which to host our Internet operations, and the amount of damages could include the actual amount of damages sustained by Huntington, multiplied by three, plus all profits we realize through the use of the name "ebank," and even punitive damages.

Our operations are highly dependent upon technology, and we could lose customers if we experience technological delays or problems.

         Our success will also depend on our ability to develop maintain and promote awareness of our Internet products and services and to support these products and services with reliable technology. There can be no assurance that the technology will function as effectively as we anticipate. Other technological difficulties could delay or prevent our introduction of products and services. Significant delays, technical problems, or service problems could cause our customers to switch to our competitors. We must also respond to technological advances and evolving industry standards and practices on a timely and cost-effective basis. Some of these advances will be funded by competitors with significantly greater financial and personnel resources.

The failure or loss of third parties who provide much of our technology and outsourced products and services could result in interruptions to our operations.

         We receive and will continue to receive technology, information processing services, and technical and customer service support from third parties. These companies provide check processing, check imaging, Internet processing, Internet software, core banking software, home page hosting, and statement rendering services. We also have entered into agreements with other independent providers to sell their products and services through our Web site. We expect to use independent providers for additional products and services in the future. Some of the agreements with these service providers may be canceled without cause by either party upon specified notice periods, and future agreements may contain similar clauses. If one of our service providers terminates its agreement with us or fails to provide the services for which we have contracted, we may not be able to enter into a new agreement on similar terms, and our operations may be interrupted. Also, if we grow rapidly, we may exceed the capacity constraints of our providers. These constraints may result in slower response time or system failure. If our systems failed, or if they were interrupted or measurably slowed down for a significant period of time, we could lose customers and revenues.

We will need additional financing to implement our business plan, and we may not be able to secure funds to support our growth plans.

         We will need additional capital to implement our business plan and otherwise expand our operations. There is a risk that additional financing will not be available when needed on favorable terms, if at all. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly.

The loss of or failure to hire additional key personnel could hurt our business.

         Our future success depends upon the continued service of our senior management team and key technical personnel. In July 2000, we replaced our chief executive officer with James L. Box. If we lose the services of Mr. Box, or are unable to attract additional qualified personnel, our business could be materially adversely affected. In the current market, competition for qualified employees is intense. In our experience, it can take a significant period of time to identify and hire personnel with the combination of skills and attributes required to carry out our strategy.

We may not be successful in continuing or managing our growth.

         Our growth has and will continue to place significant demands on all aspects of our business, including our systems, management, and personnel. We may not be able to fund our growth, manage our costs, adapt our operating systems, respond to changing business conditions, or otherwise manage our growth and improve our operating performance.

Our operations are more sensitive to price and technology competition than traditional financial services firms.

         Because we utilize remote access tools such as the Internet, we believe our customers may be more price sensitive and more willing to try new technologies than customers of typical financial services firms that rely more on branches and face-to-face customer service. Consequently, the following competitive factors are particularly important to our profitability:

         o price competition for deposits and borrowings;
         o introduction of new products and services by us and our competitors;
         o changes in the mix of products and services we sell; and
         o the level of use of the Internet and online services.

Competition with other financial institutions may cause us to increase marketing expenses, resulting in reduced profitability.

         The financial services industry in the United States is highly competitive and characterized by rapid change. We face competition from numerous sectors, and we expect competition in many of these sectors to increase. We compete with Internet-only banks and Internet versions of traditional branch-based banks. We compete for deposits with traditional banks, thrifts, credit unions, and other financial institutions, some of whom also offer Internet-based services, other financial service providers of direct-marketed savings and investment products, and other Internet-based financial institutions. In addition, we face competition from traditional branch-based and other financial service providers, including savings and commercial banks, credit unions, mutual fund companies, and brokerage companies. Most of our competitors have significantly greater capital and management resources, longer operating histories, greater brand recognition, and larger customer bases. Increased competition could cause us to increase marketing expenses and pay higher rates of interest to attract deposits, resulting in reduced profitability.

Our decisions regarding credit risk and reserves for loan losses may materially and adversely affect our business.

         Making loans and other extensions of credit are essential elements of our business, and we recognize there is a risk that our loans or other extensions of credit will not be repaid. The risk of nonpayment is affected by a number of factors, including:

         o the duration of credit;
         o credit risks of a particular customer;
         o changes in economic and industry conditions; and
         o in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral.

         We attempt to maintain an appropriate allowance for loan losses to provide for potential losses in our loan portfolio. We periodically determine the amount of the allowance based on consideration of several factors, including:

         o an ongoing review of the quality, mix, and size of the overall loan portfolio;

         o our historical loan loss experience;
         o evaluation of economic conditions;
         o regular reviews of loan delinquencies and loan portfolio quality; and
         o the amount and quality of collateral, including guarantees, securing the loans.

         There is no precise method of predicting credit losses, and therefore we always face the risk that charge-offs in future periods will exceed our allowance for loan losses and that additional increases in the allowance for loan losses will be required. Additions to the allowance for loan losses would result in a decrease of our net income and, possibly, our capital.

An economic downturn could reduce our customer base, our level of deposits, and demand for financial products and services such as loans.

         An economic downturn would likely contribute to the deterioration of the quality of our loan portfolio and reduce the level of deposits in the bank. This would hurt our business. If an economic downturn occurs in the economy as a whole, or in a region representing a significant concentration of loans in our loan portfolio, borrowers may be less likely to repay their loans as scheduled. Moreover, the value of real estate or other collateral that may secure our loan could be adversely affected. An economic downturn could, therefore, result in losses that materially adversely affect our business.

Recent legislation will change the way financial institutions conduct their business, and we cannot predict the effect it will have upon us.

         The Gramm-Leach-Bliley Act was signed into law on November 12, 1999. Among other things, the Act repeals the restrictions on banks affiliating with securities firms contained in sections 20 and 32 of the Glass-Steagall Act. It also permits bank holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking, and insurance company portfolio investment activities. The Act is intended to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, the Act may have the result of increasing the competition we face from larger banks and other companies. It is not possible to predict the full effect that the Act will have on us. From time to time other changes are proposed to laws affecting the banking industry, and these changes could have a material effect on our business and prospects. We cannot predict the nature or the extent of the effect on our business and earnings of future fiscal or monetary policies, economic controls, or new federal or state legislation.

Changes in interest rates may reduce our profitability.

         Our results of operations depend in large part upon the level of our net interest income, which is the difference between interest income from interest-earning assets, such as loans and mortgage-backed securities, and interest expenses on interest-bearing liabilities, such as deposits and other borrowings. Depending on the terms and maturities of our assets and liabilities, a significant change in interest rates could have a material adverse effect on our profitability. Many factors cause changes in interest rates, including governmental monetary policies and domestic and international economic and political conditions. While we intend to manage the effects of changes in interest rates by adjusting the terms, maturities, and pricing of our assets and liabilities, our efforts may not be effective and our financial condition and results of operations could suffer.

                Risks related to online commerce and the Internet

Our strategy depends in part on the continued growth in the use of the Internet and the adequacy of the Internet infrastructure.

         Our success depends in part on the continued growth in the use of the Internet. The market for financial products and services through the Internet is new and evolving, and the degree to which customers will use the Internet for their financial transactions is not yet fully determined. Our customer base will grow only if small businesses and retail consumers who have historically used traditional means of banking begin to use our electronic services for this purpose.

         Concerns over security and the privacy of users may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. Any well publicized compromise of security could deter people from using the Internet or using it to conduct transactions that involve transmitting confidential information. Such an event could deter potential customers or cause customers to leave us and thereby materially adversely affect our business and financial condition.

         In addition, deficiencies in the Internet's technical infrastructure could adversely affect our growth. If the number of Internet users and the level of use continues to grow, the Internet's technical infrastructure may not be able to support the demands placed upon it. Even if the necessary infrastructure or technologies are developed, we may have to spend additional funds to adapt our systems to these changes.

Government regulation of the Internet may adversely affect our ability to conduct business.

         Congress and various state and local governments, as well as the European Union, have recently passed legislation that regulates various aspects of the Internet, including online content, copyright infringement, user privacy, taxation, access charges, liability for third party activities, and jurisdiction. These laws, as well as any new laws or regulations relating to the Internet, could increase the cost of providing our services and harm our financial condition. In particular, laws and regulations may be adopted in the future that address the pricing of Internet access. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet services providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. This could increase the cost of providing our systems over the Internet.

Our security could be breached, which could damage our reputation, deter customers from using our services, and expose us to potential liability.

         We must protect our computer systems and network from physical break-ins, security breaches, and other disruptive problems caused by the Internet or other users. Computer break-ins or other security breaches could jeopardize the security of information stored in and transmitted through our computer systems and network and may result in interruptions, delays or cessations of service to users accessing Web sites that deliver our services. Any interruption would likely adversely affect our ability to retain or attract customers, could damage our reputation, and could subject us to litigation. We may need to expend significant capital or other resources to protect against the threat of security breaches or alleviate problems caused by breaches. To date, we have not experienced any known security breaches that compromised either customer data or our network. However, we cannot assure you that we will not experience any security breaches in the future.

         We could also be subject to liability if third parties penetrate our network security or otherwise misappropriate our users' personal information or credit card information. This liability could include claims for unauthorized purchase with credit card information, impersonation, or other similar fraud claims. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if privacy practices are investigated.

                         Risks related to this offering

The substantial number of shares of our common stock that are eligible for future sale in the public market could adversely affect prevailing market prices of our common stock.

         Future sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could adversely affect the prevailing market price of our common stock or impair our ability to raise additional capital. We currently have 1,469,250 shares of our common stock issued and outstanding. Pursuant to this prospectus, we are registering for resale 3,947,999 shares of common stock underlying Series A preferred stock and immediately exercisable warrants. The conversion of the preferred stock and exercise of the warrants, and the sale of the underlying common stock by a significant number of holders in a relatively short period of time, could have the effect of depressing the market price of our common stock and limit our ability to raise additional capital.

Our stock is not traded on an established exchange and its price may be volatile.

         Our stock is quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is not an established exchange, and we have not had enough shareholders or outstanding shares to support an active trading market. The prices at which our stock has traded may not indicate future market prices. For those reasons and because our business is Internet-related, the trading price of our common stock could fluctuate significantly. Volatility in our stock price could also result from the following factors, among others:

         o quarterly variations in operating results;
         o announcements of technological innovations or new services or products and services by us or our competitors;
         o changes in financial estimates by securities analysts;
         o the operating and stock price performance of other companies in our industry; and
         o general stock market or economic conditions.

         The market prices of equity securities of Internet-related companies have been particularly volatile. We cannot guarantee that investors will be able to sell their shares at or above our offering price or at all. In the past, following periods of volatility in the market price for a company's securities, shareholders have often instituted securities class action litigation. Litigation of that type could result in substantial costs and the diversion of management's attention and resources, which could have a material adverse effect on our business.

         We have implemented anti-takeover devices that could make it more difficult for another company to purchase us, even though such a purchase may increase share value.

         In many cases, shareholders would receive a premium for their shares if we were purchased by another company. However, state and federal law and our articles of incorporation and bylaws make it difficult for anyone to purchase ebank.com, Inc. without approval of our board of directors. As a result, a takeover attempt may prove difficult, and shareholders may not realize the highest possible price for their securities.

         We cannot predict every event and circumstance which may impact our business and, therefore, the risks and uncertainties discussed above may not be the only ones you should consider.

         The risks and uncertainties discussed above are in addition to those that apply to most businesses generally. In addition, as we continue to grow our business, we may encounter other risks of which we are not aware at this time. These additional risks may cause serious damage to our business in the future, the impact of which we cannot estimate at this time.

                                 USE OF PROCEEDS

         The selling shareholders will receive all of the proceeds from the sale of shares offered by this prospectus. We will not receive any of the proceeds.

                  MARKET FOR COMMON EQUITY AND RELATED MATTERS

         Since our initial public offering on August 6, 1998, our common stock has been quoted on the OTC Bulletin Board, originally under the symbol "STCH" and, since May 3, 1999, under the symbol "EBDC." As of June 30, 2001, we had approximately 174 shareholders of record.

         The following table sets forth for the periods indicated the high and low sales prices per share of common stock as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                           High           Low
        1999
        First quarter...............................   $    9.50       $   8.00
        Second quarter..............................   $   17.88       $  12.88
        Third quarter...............................   $   18.50       $   9.75
        Fourth quarter..............................   $   14.25       $   8.00

        2000
        First quarter ..............................   $  11.16        $   6.00
        Second quarter..............................   $   5.94        $   3.06
        Third quarter                                  $   3.75        $   2.56
        Fourth quarter..............................   $   3.50        $   0.62

        2001
        First quarter...............................   $   2.81        $   1.44
        Second quarter..............................   $   3.55        $   2.63
        Third quarter (through July 31, 2001).......   $   4.62        $   3.30

Dividends

         We are obligated to pay cumulative dividends at a rate of 8% on the outstanding Series A preferred stock. The dividends on each share accrue from the date of purchase, whether or not declared. At our option, we may pay these dividends in cash or in additional shares of our common stock. At least initially, we anticipate that we will pay these dividends in additional shares of common stock.

         We have not declared or paid any cash dividends on our common stock, and for the foreseeable future we do not intend to declare cash dividends on common stock. We intend to retain earnings to grow our business and strengthen our capital base. In addition, the Office of Thrift Supervision regulates the dividends payable by our subsidiary, ebank. See "Supervision and Regulation - Dividends" on page 35.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         We were incorporated in August 1997 for the purpose of forming and operating ebank, originally known as Commerce Bank, a federal savings bank. We completed our initial public offering in July 1998, raising $14.7 million, with net proceeds after offering expenses of $13.7 million, and we obtained final FDIC and Office of Thrift Supervision approvals to open ebank in August 1998. ebank opened for business on August 17, 1998. Initially, we operated ebank as a traditional community bank, emphasizing personalized service and the banking needs of individuals and small businesses. From the outset, however, we intended to enhance our delivery of these services through the use of state-of-the-art technology. We also planned to capitalize on the flexibility provided by our thrift charter to pursue strategic opportunities in related areas of commerce.

         We incurred significant operating and marketing expenses launching our initial business strategy, which focused on becoming a leading Internet-based provider of and portal for financial products and services. To fund our aggressive plans for growth, we commenced a private offering in the first quarter of 2000. However, due to adverse market conditions, we were forced to suspend the offering and reevaluate certain business strategies. One strategy that we were forced to reevaluate was our intended alliance with Talisman, Inc. Under our agreement with Talisman, Talisman granted us a license to use its Internet ATM technology in the United States, we granted Talisman a license to use our banking know-how, trademarks, business plans, and marketing materials outside the United States, and we exchanged equity interests in each other. We also agreed to enter into an outsourcing agreement pursuant to which Talisman would provide our core data processing services. Talisman reserved the right to rescind our entire transaction if we failed to enter into this outsourcing agreement. Due to the impact of our suspended offering, we did not enter into the outsourcing agreement and, in July 2000, Talisman exercised its right to terminate its agreements with us, including the license transfers and the share issuances.

         In July 2000, we announced the restructuring of management, which included the elimination of some senior level positions to reduce costs at the holding company level. In July 2000, we obtained a $2.5 million line of credit, guaranteed by our directors, to pay expenses related to our former business strategy and to support the development of a new strategy. We have now revised our business strategy to emphasize our traditional banking business and to develop cost-effective strategies utilizing the Internet as one of our delivery channels.

         In the second quarter of 2001, we closed two private offerings: (1) a $5 million private offering that was commenced in September of 2000 and completed June 5, 2001; and (2) a $975,000 private offering that was commenced on June 18, 2001 and completed June 26, 2001. We sold 500,000 units in the first private offering and raised approximately $4.5 million in net proceeds, and 97,500 units in the second private offering and raised approximately $875,000 in net proceeds. Each unit in the first offering consists of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock for $3.50 per share. Each unit in the second offering consists of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock for $4.00 per share. The units are subject to restrictions on transferability and resale, and they may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws. However, we have agreed to file a "shelf" registration statement on behalf of the investors.

Analysis of the Fiscal Years Ended December 31, 2000 and 1999 and the Three Months Ended March 31, 2001

         During the year ended December 31, 2000, our assets grew from $52,063,370 to $77,238,970. Primarily due to our increased asset base, our interest income, net of interest expense, grew from $1,909,209 for the year ended December 31, 1999 to $2,847,095 for the year ended December 31, 2000. Our provision for loan losses increased from $565,000 for the year ended December 31, 1999 to $798,000 for the year ended December 31, 2000. Thus, after deductions for interest expense and provision for loan losses, our net interest income grew from $1,344,209 for the year ended December 31, 1999 to $2,049,095 for the year ended December 31, 2000. Noninterest income decreased from $279,994 for the year ended December 31, 1999 to $97,717 for the year ended December 31, 2000. Additionally, noninterest expense increased from $4,301,897 for the year ended December 31, 1999 to $8,966,909 for the year ended December 31, 2000, which resulted in a net loss of $6,820,097, a loss of $4.50 per share, for the year ended December 31, 2000, as compared to a net loss of $2,677,694, a loss of $1.82 per share, for the year ended December 31, 1999.

         At December 31, 2000, our assets consisted of federal funds sold of $3,330,000, other investments of $125,600, net loans of $68,123,423, property at cost less accumulated depreciation of $2,141,767, cash and due from banks of $2,174,756, accrued interest receivable of $517,040, and other assets totaling $826,384. Our liabilities at December 31, 2000 were $72,218,530, consisting of deposits of $68,624,164, accrued expenses and other liabilities of $907,486 and other borrowings of $2,686,880. Our shareholders' equity totaled $5,020,440 at December 31, 2000.

         During the three months ended March 31, 2001, our assets increased by $1,666,803, or 2.2%, to $78,905,773. Our provision for loan losses decreased from $58,000 for the three months ended March 31, 2000 to $0 for the three months ended March 31, 2001. Net interest income for the three months ended March 31, 2001 totaled $756,837.

         At March 31, 2001, our assets consisted primarily of federal funds sold of $6,019,000, net loans of $69,323,714, and property at cost less accumulated depreciation of $1,965,820. Our liabilities at March 31, 2001 totaled $72,772,729, consisting of deposits of $70,677,231, accrued expenses and other liabilities of $426,673, and other borrowings of $1,668,825. Our shareholders' equity totaled $6,133,044 at March 31, 2001.

Results of Operations

         Net Income. We incurred a loss of $6,820,097, or $4.50 per share for the year ended December 31, 2000. We earned $2,847,095 in net interest income and $97,717 in noninterest income for the year, but these amounts were offset by noninterest expense of $8,966,909, and a provision for possible loan losses of $798,000.

         We incurred a loss of $2,677,694, or $1.82 per share for the year ended December 31, 1999. We earned $1,909,209 in net interest income and $279,994 in noninterest income for the year, but these amounts were offset by noninterest expense of $4,301,897, and a provision for possible loan losses of $565,000.

         We had a net income of $47,915 for the three-month period ended March 31, 2001, compared to a net loss of $1,584,727 for the three-month period ended March 31, 2000. After taking into account $63,289 in undeclared dividends on preferred stock, we had a net loss of $(.01) per common share for the three-month period ended March 31, 2001, compared to a net loss of $(1.06) per common share for the three-month period ended March 31, 2000.

         Net Interest Income. Our primary source of revenue is net interest income, which is the difference between income on interest-earning assets and expense on interest-bearing liabilities. Our net interest income was $2,847,095 for the year ended December 31, 2000. Net interest spread, the difference between the yield we earn on interest-earning assets and the rate we pay on interest-bearing liabilities, was 3.64% for the year ended December 31, 2000. Our net interest margin, which is net interest income divided by average interest-earning assets, was 4.46% for the year ended December 31, 2000. Average loans comprised 90% of our average earning assets in 2000.

         Our net interest income was $1,909,209 for the year ended December 31, 1999. Net interest spread, the difference between the yield we earn on interest-earning assets and the rate we pay on interest-bearing liabilities, was 3.09% for the year ended December 31, 1999. Our net interest margin, which is net interest income divided by average interest-earning assets, was 4.63% for the year ended December 31, 1999. Average loans comprised 72% of our average earning assets in 1999.

         Net interest income, before provision for loan losses, for the three-month period ending March 31, 2001 totaled $756,837, compared to net interest income, before provision for loan losses, of $689,938 for the three-month period ending March 31, 2000. This increase in net interest income in the first quarter of 2001 over the first quarter of 2000 was primarily due to an increase in average loans outstanding.

         Average Balances, Income and Expenses, and Rates. The following table depicts, for the periods indicated, information related to our average balance sheet. The average yields on assets and average costs of liabilities represent the annualized rates for December 31, 2000 and 1999. We derived these yields by dividing income or expense by the average balance of the corresponding assets or liabilities.


                                      Average Balances, Income and Expenses, and Rates

                                                        Year Ended December 31,                Year Ended December 31,
                                                                 2000                                    1999
                                                ----------------------------------------  -----------------------------------
                                                       Average     Income/    Yield/            Average    Income/    Yield/
                                                       Balance     Expense     Rate             Balance    Expense      Rate
                                                ----------------------------------------  -----------------------------------

Assets                                                                       (Dollars in thousands)
Interest earning assets:
   Loans..................................      $      57,313  $     5,790     10.26%     $    29,713   $   2,823     9.50%
   Investment securities..................                 65            8      7.75            5,000         249     4.97
   Federal funds sold.....................              6,181          400      6.48            6,551         318     4.85
                                                -------------  ----------- ---------      -----------   ---------  -------
        Total interest earning assets                  63,559        6,198      9.72           41,264       3,390     8.22
   Other assets...........................              4,018                                   2,080
                                                -------------                             -----------
     Total assets.........................      $      67,577                             $    43,344
                                                =============                             ===========

Liabilities
   Interest-bearing liabilities:
   Interest-bearing transaction accounts..      $        1,897 $        67      3.51 %    $     1,225   $      34     2.81%
   Money market accounts..................              11,642         627      5.39          14,326          724     5.05
   Savings deposits.......................                  51           1      2.69              24            1     2.36
   Time deposits..........................              40,393       2,552      6.32          13,030          701     5.38
   Other short-term borrowing.............               1,125         104      9.24              246          21     8.39
                                                --------------  ---------- ---------      -----------   ---------  -------
   Total interest-bearing liabilities.....              55,108       3,351      6.08           28,851       1,481     5.13
   Noninterest-bearing deposits...........               5,062                                  3,048
   Other liabilities......................                 804                                    398

   Shareholders' equity...................               6,603                                 11,047
                                                --------------                            -----------
   Total liabilities and shareholders' equity   $       67,577                            $    43,344
                                                ==============                            ===========
                                                                           -----------                             --------
   Net interest spread....................                                      3.64 %                                3.09%
                                                               ----------- ===========                  ---------  ========
   Net interest income/margin.............                     $     2,847      4.46 %                  $   1,909     4.63%
                                                               =========== ===========                  =========  ========


         The following represents, in a tabular form, the main components of interest-earning assets and interest-bearing liabilities for the three months ended March 31, 2001:

            Interest                                                  Interest
        Earning Assets/                    Average                     Income/                         Yield/
      Bearing Liabilities                  Balance                      Cost                            Cost
      -------------------                  -------                   ---------                         ------
Federal funds sold                    $     2,312,431            $       26,915                           4.66%
Investment securities                          66,454                     1,295                           7.79%
Loans                                      71,828,440                 1,754,540                           9.77%
                                      ---------------            --------------                     -----------

     Total                            $    74,207,325            $    1,782,750                           9.61%
                                      ===============            ==============                     ===========

Deposits                                   70,595,562                   991,126                           5.62%
Other borrowings                            1,504,529                    34,787                           9.25%
                                      ---------------            --------------                     -----------

     Total                            $    72,100,091            $    1,025,913                           5.69%
                                      ===============            ==============                     ===========

Net interest income/spread                                       $      756,837                           3.92%
                                                                 ==============                     ===========

Net interest margin                                                                                       4.08%
                                                                                                    ===========


         The net interest margin for the first quarter of 2001 has decreased to 4.08% as compared to 5.39% for the first quarter of 2000 and 4.46% for the entire year of 2000. This decrease is due to decreases in the prime rate. As the prime rate has decreased, the rates earned on our variable rate loans has decreased as well. We are not able to reprice our interest bearing liabilities as quickly as these loan rates have decreased. As deposits mature and are repriced, we expect our net interest margin to increase.

         Interest Rate Sensitivity. A significant portion of our assets and liabilities are monetary in nature, and consequently they are very sensitive to changes in interest rates. This interest rate risk is our primary market risk exposure, and it can have a significant effect on our net interest income and cash flows. We review our exposure to market risk on a regular basis, and we manage the pricing and maturity of our assets and liabilities to diminish the potential adverse impact that changes in interest rates could have on our net interest income.

          We measure interest rate sensitivity as the difference between amounts of interest-earning assets and interest-bearing liabilities, which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-sensitive assets. Generally, during a period of rising interest rates, a negative gap within shorter maturities would adversely affect net interest income, while a positive gap within shorter maturities would result in an increase in net interest income, and during a period of falling interest rates, a negative gap within shorter maturities would result in an increase in net interest income while a positive gap within shorter maturities would have the opposite effect.

          Net interest income is also affected by other significant factors, including changes in the volume and mix of interest-earning assets and interest-bearing liabilities. We perform asset/liability modeling to assess the impact of varying interest rates and the impact that balance sheet mix assumptions will have on net interest income. We attempt to manage interest rate sensitivity by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities that reprice in the same time interval helps us to hedge risks and minimize the impact on net interest income of rising or falling interest rates. We evaluate interest sensitivity risk and then formulate guidelines regarding asset generation and repricing, funding sources and pricing, and off-balance sheet commitments in order to decrease interest rate sensitivity risk.

         We anticipate that a significant portion of our deposits will be obtained over the Internet, and that these deposits will be generally more susceptible to withdrawal by depositors who are particularly rate-sensitive. To manage the interest rate risk associated with these deposits, we have implemented the following strategies:

         o We will attempt to minimize the amount of long-term, fixed rate residential mortgages that we hold in our loan portfolio;

         o We will maintain a short duration in our investment portfolio to lower the average maturity of our assets to more closely match the average maturity of our liabilities.

         The following tables summarize the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2000 and 1999 that are expected to mature, prepay, or reprice in each of the future time periods shown. Except as stated in the following tables, the amount of assets or liabilities that mature or reprice during a particular period was determined in accordance with the contractual terms of the asset or liability. Adjustable rate loans are included in the period in which interest rates are next scheduled adjust rather than in the period in which they are due, and fixed rate loans are included in the periods in which they are anticipated to be repaid based on scheduled maturities. The bank's savings accounts and interest-bearing demand accounts (NOW and money market deposit accounts), which are generally subject to immediate withdrawal, are included in the "Three Months or Less" category, although historical experience has proven these deposits to be more stable over the course of a year.



Interest Rate Sensitivity Analysis
                                                                         December 31, 2000
                                         -----------------------------------------------------------------------------------

                                                            After three but       After one       After five
                                            Within           within twelve       but within        years or
                                         Three months           months           five years      nonsensitive      Total
                                         --------------    ------------------    ------------    --------------  -----------

                                                                                    (Dollars in thousands)

Assets
 Interest-earning assets:
   Loans............................     $      43,692     $        2,147         $  17,045       $    6,741      $ 69,625
   Investment securities............                 -                  -                 -              126           126
   Federal funds sold ..............             3,330                  -                 -                -         3,330
                                         -------------     --------------         ---------       ----------      --------

     Total interest-earning assets..     $      47,022     $        2,147         $  17,045       $    6,867      $ 73,081
                                         =============     ==============         =========       ==========      ========

Liabilities
 Interest-bearing liabilities:
 Interest-bearing deposits
   Money market and NOW
     accounts.......................     $      13,234      $           -         $       -       $        -      $ 13,234
   Savings deposits.................                73                  -                 -                -            73
   Time deposits....................            12,992             32,973             3,307                -        49,272
                                         --------------     -------------         ---------       ----------      --------
     Total interest-bearing deposits            26,299             32,973             3,307                -        62,579
   Other short-term borrowings......                18              2,556               113                -         2,687
                                         -------------      -------------         ---------

     Total interest-bearing liabilities  $      26,317      $      35,529         $   3,420       $        -      $ 65,266
                                         =============      =============         =========       ==========      ========

 Interest rate sensitivity gap per
   period...........................     $      20,705      $     (33,382)        $  13,625       $    6,867      $  7,815
                                         =============      =============         =========       ==========      ========
 Cumulative interest rate sensitivity
   gap..............................     $      20,705      $     (12,677)        $     948       $    7,815      $  7,815
                                         =============      =============         =========       ==========      ========
Ratio of interest sensitivity gap to
   total earning assets.............             28.33%            (45.71)%           18.66%            9.23%
Ratio of cumulative gap to total
  earning assets....................             28.33%            (17.35)%            1.30%           10.70%





                                                                         December 31, 1999
                                         -----------------------------------------------------------------------------------

                                                            After three but       After one      After five
                                             Within             within           but within       years or
                                          three months       twelve months       five years     nonsensitive       Total
                                         ---------------   ------------------    ------------  ----------------  -----------

                                                                     (Dollars in thousands)

Assets
 Interest-earning assets
   Loans............................     $     25,790      $      2,971          $   14,018      $   5,885       $  48,664
   Investment securities............              995                --                  --            213           1,208
   Federal funds sold ..............              620                --                  --             --             620
                                         ------------      ------------          ----------      ---------       ---------
     Total interest-earning assets..     $     27,405      $      2,971          $   14,018      $   6,098       $  50,492
                                         ============      ============          ==========      =========       =========

Liabilities
 Interest-bearing liabilities
 Interest-bearing deposits
   Money market and NOW
     accounts.......................     $     14,154      $         --          $       --      $      --       $  14,154
   Savings deposits.................               21                --                  --             --              21
   Time deposits....................              425            20,731               2,361             --          23,517
                                         ------------      ------------          ----------      ---------       ---------
     Total interest-bearing deposits           14,600            20,731               2,361             --          37,692
   Other short-term borrowings                    240                --                  --             --             240
                                         ------------      ------------          ----------      ---------       ---------
     Total interest-bearing liabilities  $     14,840      $     20,731          $    2,361      $      --       $  37,932
                                         ============      ============          ==========      =========       =========

 Interest rate sensitivity gap per
   period...........................     $     12,565      $    (17,760)         $   11,657      $   6,098       $  12,560
                                         ============      =============         ==========      =========       =========
 Cumulative interest rate sensitivity
   gap..............................     $     12,565      $     (5,195)         $    6,462      $  12,560       $  12,560
                                         ============      =============         ==========      =========       =========
Ratio of interest sensitivity gap to
   total earning assets.............            24.88%           (35.17)%             23.09%         12.08%
Ratio of cumulative gap to total
   earning assets...................            24.88%           (10.29)%             12.80%         24.88%



         The table below shows the interest rate sensitivity of our assets and liabilities as of March 31, 2001:

                                                         After three
                                            Within        but within         After one
                                            Three           twelve          But within    After five
                                            Months          months          five years      Years           Total

                                                                    (Dollars in Thousands)

 Interest-earning assets:
   Federal funds sold                    $    6,019      $       --         $        --   $        --    $      6,019
   Interest earning deposits                     25              --                  --            --              25
   Other securities                              92              --                  --            --              92
    Loans                                    43,978           2,466              17,687         6,694          70,825
                                         ----------      ==========         ===========   ===========    ------------
 Total earning assets                    $   50,114      $    2,466         $    17,687   $     6,694    $     76,961
                                         ==========      ==========         ===========   ===========    ============

 Interest-bearing liabilities:
   Money market, savings and NOW         $   15,369      $       --         $        --   $        --    $     15,369
   Time deposits                             13,409          33,727               3,478            --          50,614
   Other borrowings                              19           1,558                  92            --           1,669
                                         ----------      ----------         -----------   -----------    ------------
 Total interest-bearing liabilities      $   28,797      $   35,285         $     3,570   $        --    $     67,652
                                         ==========      ==========         ===========   ===========    ============

 Interest-sensitivity gap                $   21,317      $  (32,819)        $    14,117   $     6,694    $         --
                                         ==========      ==========         ===========   ===========    ============

 Cumulative interest-sensitivity gap                     $  (11,502)        $     2,615   $     9,309    $      9,309
                                                         ==========         ===========   ===========    ============
                                         $   21,317
                                         ==========

 Ratio of interest-sensitivity gap to
   total earning assets                       27.70%         (42.64)%             18.34%         8.70%

 Ratio of cumulative
   interest-sensitivity gap to total
   earning assets                             27.70%         (14.95)%              3.40%        12.10%


         As evidenced by the table above, we are cumulatively liability-sensitive at one year. However, our gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of earning assets and interest-bearing liabilities.

         Rate/Volume Analysis of Net Interest Income. The following table reflects the effect on interest income, interest expense, and net interest income, in the periods indicated, of changes in average balance and rate from the corresponding prior period. We have determined the effect of a change in average balance by applying the average rate in the earlier period to the change in average balance in the later period, as compared with the earlier period. We have included changes resulting from average balance/rate variances in changes resulting from rate. The balance of the change in interest income or expense and net interest income is attributed to a change in average rate.


                                                           Year Ended December 31, 2000
                                                 as compared to the Year Ended December 31, 1999
                                             ---------------------------------------------------------
                                                  Net Increase         Increase         Increase
                                                   (Decrease)         (Decrease)       (Decrease)

                                                                 Due to Rate Due to Volume
                                             ---------------------------------------------------------

Assets                                                       (Dollars in thousands)
Interest earning assets
   Loans.....................................$         2,967    $          345 $         2,622
   Investment securities......................          (241)                4            (245)
   Federal funds sold.........................            82               100             (18)
                                              --------------    -------------- ---------------
      Total interest income...................         2,808               449           2,359
                                              --------------    -------------- ---------------

Interest-bearing liabilities--deposits.........        1,787               493           1,294
Short-term borrowing..........................            83                 9              74
                                              --------------    -------------- ---------------
     Total interest expense...................         1,870               502           1,368
                                              --------------    -------------- ---------------

Change in net interest income................$           938     $         (53) $          991
                                             ===============    ============== ===============




                                                           Year Ended December 31, 1999
                                                 as compared to the Year Ended December 31, 1998
                                             ---------------------------------------------------------
                                                  Net Increase        Increase         Increase
                                                   (Decrease)         (Decrease)       (Decrease)

                                                                   Due to Rate Due to Volume
                                             ---------------------------------------------------------

Assets                                                              (Dollars in thousands)
Interest earning assets
   Loans.....................................$          2,616         $       (93)    $        2,709
   Investment securities......................            (75)                (15)               (60)

   Federal funds sold.........................            271                 (12)               283
                                              ---------------       -------------    ---------------
      Total interest income...................          2,812                (120)             2,932
                                              ---------------       -------------    ---------------

Interest-bearing liabilities--deposits.........         1,362                  32              1,330
Short-term borrowing..........................              9                   -                  9
                                              ---------------       -------------    ---------------
     Total interest expense...................          1,371                  32              1,339
                                              ---------------       -------------    ---------------

Change in net interest income................$          1,441        $       (152)   $         1,593
                                              ===============        ============    ===============

         Provision and Allowance for Loan Losses. We have established an allowance for loan losses through a provision for loan losses charged to expense. The allowance represents an amount which we believe will be adequate to absorb probable losses on existing loans that may become uncollectible. Our judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans, including consideration of such factors as the balance of impaired loans, changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and a review of specific problem loans. We adjust the amount of the allowance periodically based on changing circumstances. Recognized losses are charged to the allowance for loan losses, while subsequent recoveries are added to the allowance. A loan is impaired when it is probable that we will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of expected payments, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices, or, for loans that are solely dependent on the collateral for repayment, the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

         In addition, regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses, and they may require us to record additions to the allowance based on their review of information available to them at the time of their examinations.

         At December 31, 2000, our allowance for loan losses amounted to $1,500,934, or 2.16% of outstanding loans. At December 31, 1999, our allowance for loan losses amounted to $730,000, representing 1.50% of outstanding loans. Our provision for loan losses for the years ended December 31, 2000 and 1999 was $798,000 and $565,000, respectively.

         As of March 31, 2001, our allowance for loan losses was $1,500,934, or 2.12% of total gross loans.

         We discontinue accrual of interest on a loan when we conclude it is doubtful that we will be able to collect interest from the borrower. We reach this conclusion based on the borrower's financial condition, economic and business conditions, and the results of our previous collection efforts. Generally, we will place a delinquent loan in nonaccrual status when the loan becomes 90 days or more past due. When we place a loan in nonaccrual status, we reverse all interest which has been accrued on the loan but remains unpaid and we deduct this interest from earnings as a reduction of reported interest income. We do not accrue any additional interest on the loan balance until we conclude the collection of both principal and interest is reasonably certain. If interest income had been accrued, interest income associated with nonaccrual loans would have been approximately $78,000 as of December 31, 2000. We had three non-performing loans totaling $1,654,203 at December 31, 2000 and one non-performing loan totaling $93,000 at December 31, 1999. At December 31, 2000, we had six loans totaling $1,136,000 that were delinquent by more than 30 days. At December 31, 1999, we had four loans totaling $1,960,000 that were delinquent by more than 30 days.

         We did no have any past due loans greater than 60 days as of March 31, 2001. There were no loans charged-off for the three-month period ending March 31, 2001.

         We do not include loans that are current as to principal and interest in our nonperforming assets categories. However, we will still classify a current loan as a potential problem loan if we develop serious doubts about the borrower's future performance under the terms of the loan contract. On December 31, 2000 we had two loans totaling $961,722 which we considered to be potential problem loans. At December 31, 1999 we did not have any loans which we considered to be potential problems. The increase in potential problem loans at December 31, 2000 reflects the maturing of the loan portfolio. We consider the level of potential problem loans in our determination of the adequacy of the allowance for loan losses.

Allowance for Loan Losses

         The following table sets forth an analysis of our allowance for loan losses for the periods indicated.



                                                                          Year Ended             Year Ended
                                                                          December 31,          December 31,
                                                                             2000                   1999
                                                                      -------------------     -----------------
                                                                               (Dollars in thousands)

Average loans outstanding............................                 $          57,313       $       29,713
                                                                      =================       ==============
Loans outstanding at period end......................                 $          69,624       $       48,597
                                                                      =================       ==============
Total nonperforming loans............................                 $           1,654       $           93
                                                                      =================       ==============
Beginning balance of allowance.......................                 $             730       $          165
Loans charged off....................................                               (27)                  --
Recoveries of previous charge-offs...................                                --                   --
Net loans charged-off................................                               (27)                  --
Provision for loan losses............................                               798                  565
                                                                      -----------------       --------------
Balance at period end................................                 $           1,501       $          730
                                                                      =================       ==============
Net charge-offs to average loans.....................                               .05%                  --
Allowance as percent of total loans..................                              2.16%                1.50%
Nonperforming loans as a percentage of total loans...                              2.38%                 .19%
Allowance as a percent of nonperforming loans........                             90.73%              784.90%


At December 31, 2000 and 1999, the allowance was allocated as follows:

                                                              Percentage of                      Percentage of
                                                 Year ended   loans in each      Year ended      loans in each
                                                December 31,   category to      December 31,      category to
                                                    2000       total loans          1999          total loans
                                                 ----------    -----------       ----------       -----------

Commercial                                      $ 237,000             26.36%      $181,860            25.98%
Real Estate - individual                           29,000              9.06%        43,400             6.20%
Real Estate - commercial                        1,171,934             59.88%       425,950            60.85%
Installment loans to individuals                   28,000              4.70%        48,790             6.97%
Unallocated                                        35,000                --%        30,000               --%
                                              -----------        ----------       --------         --------
Total                                           1,500,934            100.00%       730,000           100.00%


Noninterest Income and Expense

         Noninterest Income. Currently, our primary sources of noninterest income are mortgage origination fees and service charges on deposit accounts. We generated $30,415 and $67,302 in mortgage origination fees and deposit service charges, respectively, during the year ended December 31, 2000, which represented 31.13% and 68.87%, respectively, of the total noninterest income of $97,717 we earned during the year. We experienced a decline in mortgage origination activity in 2000. On an annualized basis, our noninterest income represented only 0.13% of our total assets at December 31, 2000. At March 31, 2001, other income was $149,868, which included a gain of $120,764 recognized on the sale of other real estate owned. On an annualized basis, exclusive of the gain on sale of other real estate owned, other income represents less than 0.15% of total assets. The ratio of noninterest income to assets is relatively low because in order to attract new banking relationships, we have charged lower fees than most other banks. Our other sources of noninterest income included loan maintenance fees, bankcard fees, commissions on check sales, safe deposit box rent, ATM fees, wire transfer fees, and official check fees. Our noninterest income for the year ended December 31, 1999 was $279,994.

         Noninterest Expense. Our noninterest expense for the years ended December 31, 2000 and 1999 totaled $8,966,909 and $4,301,897, respectively. We incurred significant professional and other outside services expenses in 2000, including legal, advertising, and public relations expenses to establish, promote, and implement our revised Internet business strategy. The following table sets forth the primary components of noninterest expense for these periods.

                                    Noninterest Expense

                                          Year Ended              Year Ended
                                          December 31,            December 31,
                                              2000                    1999
                                        --------------         ----------------
                                                (Dollars in thousands)

Salaries and other compensation.........    $      2,746           $     1,495
Employee benefits.......................             661                   435
Net occupancy and equipment expense.....           1,310                   592
Professional and other outside services.           3,689                 1,186
Other expense...........................             561                   594
                                                 -------           -----------
Total...................................    $      8,967           $     4,302
                                                 =======           ===========

         Operating expenses for the year ended December 31, 2000 totaled $8,966,909, including salaries and other compensation of $2,746,458, employee benefits expenses of $660,789, occupancy and equipment expenses of $1,310,040, professional and other outside services of $3,688,994, and other expenses of $560,628.

         We incurred significant increases in operating expenses in the year ended December 31, 2000 over 1999 in connection with the launch of a new business strategy in the first quarter of 2000. The primary components of these expenses included additional staffing, occupancy, and professional expenses to support our projected growth, marketing expenses to promote our products and services, expenses related to our joint venture with Talisman, our proposed private stock offering, and our other Internet-related alliances and other general operating expenses. As described above, we announced the reevaluation of this business strategy and the restructuring of management in July 2000, which included the elimination of some senior level positions, to reduce costs at the holding company level. We have now eliminated most of the ongoing expenses related to our former business strategy by terminating strategic alliances, canceling advertising and other contracts related to our former strategy, and laying off a number of employees, including members of senior management. However, we may still incur additional expenses related to our former business strategy. Several of our former strategic partners claimed we owed them consulting or other fees which, in the aggregate, exceeded $500,000. Although we do not believe we owe and do not intend to pay any of these amounts, there is still a risk that we could be required to do so.

         As a result of this reevaluation of our business strategies, during 2000 we wrote off certain costs which had previously been capitalized. These write-offs included $693,173 related to a private stock offering, which was suspended due to adverse market conditions. Additionally, unamortized prepaid marketing related costs of $125,000 were written off related to certain suspended business strategies.

         Operating expenses for the three month period ended March 31, 2001 totaled $858,790, including salaries and other compensation of $465,445, employee benefits expenses of $114,563, occupancy and equipment expenses of $314,862, professional and other outside services of $155,954 less favorable resolutions to vendor fee disputes totaling $272,245, and other expenses of $80,211. On an annualized basis, other expenses represent 4.35% of total assets. Operating expenses for the three months ended March 31, 2000 totaled $2,240,983.

Therefore, operating expenses decreased by $1,382,193 for the three months ended March 31, 2001 as compared to the same period in 2000.

         Income Tax Expense. As of December 31, 2000, our accumulated deficit was approximately $10,614,000. We had a cumulative net operating loss carryforward of approximately $10,246,000 for financial reporting purposes and $8,623,000 for income tax purposes for the year ended December 31, 2000. Our ability to realize a deferred tax benefit as a result of net operating losses will depend upon whether we have sufficient taxable income of an appropriate character in the carryforward periods. We recognize deferred tax assets for future deductible amounts resulting from differences in the financial statement and tax bases of assets and liabilities and operating loss carryforwards. We then establish a valuation allowance to reduce the deferred tax asset to the level that it is "more likely than not" that we will realize the tax benefit. We have fully offset the deferred tax assets resulting primarily from the provision for loan losses and the operating loss carry forwards by a valuation allowance in the same amount.

Analysis of Financial Condition

         Total consolidated assets increased by $25,175,600, or 48.4%, to $77,238,970 during the year ended December 31, 2000. The increase was generated primarily through a net increase in deposits of $27,013,042, or 64.9%. During the three months ended March 31, 2001, total consolidated assets increased by $1,666,803, or 2.2%, to $78,905,773. The increase was generated primarily through a net increase in deposits of $2,053,067, or 3.0%.

         At December 31, 2000, our assets consisted of federal funds sold of $3,330,000, other investments of $125,600, net loans of $68,123,423, property at cost less accumulated depreciation of $2,141,767, cash and due from banks of $2,174,756, accrued interest receivable of $517,040, and other assets totaling $826,384. Our liabilities at December 31, 2000 were $72,218,530, consisting of deposits of $68,624,164, accrued expenses and other liabilities of $907,486 and other borrowings of $2,686,880. Our shareholders' equity totaled $5,020,440 at December 31, 2000.

         At March 31, 2001, our assets consisted primarily of federal funds sold of $6,019,000, net loans of $69,323,714, and property at cost less accumulated depreciation of $1,965,820. Our liabilities at March 31, 2001 totaled $72,772,729, consisting of deposits of $70,677,231, accrued expenses and other liabilities of $426,673, and other borrowings of $1,668,825. Our shareholders' equity totaled $6,133,044 at March 31, 2001.

         Loans. Loans often provide higher yields than the other types of earning assets, and thus one of our goals is for loans to be the largest category of our earning assets. At December 31, 2000 and 1999, loans accounted for 95% and 97%, respectively of our earning assets. Loans averaged $57.3 million and $29.7 million for the years ended December 31, 2000 and 1999, respectively.

         For the three months ended March 31, 2001, average gross loans were approximately $72,035,680. Total gross loans outstanding at March 31, 2001 were $71,021,523.

         The following tables show the composition of our loan portfolio by category for the periods indicated:

                          Composition of Loan Portfolio


                                         December 31,                       December 31,
                                              2000                              1999
                                   ----------------------------      ----------------------------
                                                     Percent                          Percent
                                    Amount           of Total              Amount     of Total
                                                     (Dollars in thousands)

Commercial                         $       18,409       26.36%        $      12,644      25.98%
Real estate-commercial..........           41,817       59.88%               29,613      60.85%
Real estate-individual..........            6,324        9.06%                3,019       6.20%
Consumer and other..............            3,285        4.70%                3,388       6.97%
                                   --------------   ---------         -------------   --------
     Total loans................           69,835      100.00%               48,664     100.00%
                                                    =========                         ========
Less:
   Net deferred loan fees.......             (211)                              (67)
   Allowance for loan losses....           (1,501)                             (730)
                                   --------------                     -------------

     Total net loans............   $       68,123                      $     47,867
                                   ==============                     =============


         The following table summarizes the composition of the loan portfolio at March 31, 2001:

                                                                   Percent
                                                Amount             of Total
                                               ------------      -------------

       Commercial                               13,101,244        18.45%
       Real estate - individual                 10,173,080        14.32%
       Real estate - commercial                 44,853,206        63.16%
       Installment loans to individuals          2,893,993         4.07%
                                               ------------
                                                                -------
       Total loans                              71,021,523       100.00%
                                                                =======
       Less:   Net deferred loan fees             (196,875)
               Allowance for loan loss          (1,500,934)
                                               ------------
       Total net loans                         $69,323,714
                                               ============

         The principal components of our loan portfolio at March 31, 2001 were mortgage loans and commercial loans, which represented 95.93% of the portfolio. Due to the relative short time the portfolio has existed, the current mix of loans may not be indicative of the ongoing portfolio mix. We will attempt to maintain a relatively diversified loan portfolio to help reduce the risk inherent in concentration of collateral.

         In the context of this discussion, we define a "real estate loan" as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan. We follow the common practice of financial institutions in our market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. We take this collateral to reinforce the likelihood of the ultimate repayment of the loan; however, this tends to increase the magnitude of our real estate loan portfolio component. Generally, we limit our loan-to-value ratio to 80%. Our largest category of loans, commercial real estate loans, totaled $41.8 million and represented 60% of the loan portfolio at December 31, 2000, compared to $29.6 million and 61% at December 31, 1999. A significant portion of our commercial loans provide working capital to small businesses.

         The repayment of loans in the loan portfolio as they mature is one of our sources of liquidity. The following table sets forth our loans maturing within specified intervals at December 31, 2000 and 1999. This information is based on the contractual maturities of individual loans, including loans that may be subject to renewal at their contractual maturity. Of course, loan renewals are subject to our review and credit approval, as well as modification of the original loan terms.

Loan Maturity Schedule and Sensitivity to Changes in Interest Rates

                                                                         December 31, 2000
                                             ---------------------------------------------------------------------------
                                                                 Over One Year
                                               One Year             Through              Over Five
                                               Or Less             Five Years              Years              Total
                                             -------------     -------------------     ---------------     -------------
                                                                       (Dollars in thousands)

Commercial.................................  $  11,561          $          4,683        $         --         $    16,244
Real estate-commercial.....................     31,121                    11,591               4,946              47,658
Real estate-individual.....................      1,639                        22               1,795               3,456
All other loans............................      1,728                       749                  --               2,477
                                             ----------        ------------------      -------------         -----------
                                             $  45,049          $         17,045         $     6,741         $    69,835
                                             ==========        ==================      =============         ===========

Loans maturing after one year with:
Fixed interest rates....................................................................................     $    23,786
Floating interest rates.................................................................................             --





                                                                          December 31, 1999
                                             ----------------------------------------------------------------------------
                                                                 Over One Year
                                               One Year             Through              Over Five
                                               Or Less             Five Years              Years               Total
                                             -------------     -------------------     ---------------     --------------
                                                                       (Dollars in thousands)

Commercial.................................  $    6,278        $         5,542         $       824         $    12,644
Real estate-commercial.....................       9,500                 13,286               6,827              29,613
Real estate-individual.....................         459                    928               1,632               3,019
All other loans............................       1,826                  1,180                 382               3,388
                                             ----------        ---------------         -----------         -----------
                                             $   18,063        $        20,936         $     9,665         $    48,664
                                             ==========        ===============         ===========         ===========

Loans maturing after one year with:
Fixed interest rates....................................................................................   $    20,981
Floating interest rates.................................................................................         9,620


         Investment Securities. Our investment securities portfolio represented 0.10% and 12% of our average earning assets for the years ended December 31, 2000 and 1999, respectively. Other investments at December 31, 2000 consisted of investments in common stock in the Federal Home Loan Bank of Atlanta and in The Godfrey Bank.

         The following table summarizes the book value of securities for the dates indicated.

Securities Portfolio

                                   December 31,        December 31,
                                       2000                1999
                                   ---------------  -------------
                                        (Dollars in thousands)
Available-for-sale
U.S. Government agencies.........   $        --     $        995
Common stock.....................            60              150
Other stock......................            66               63
                                    -------------   ------------

Total............................   $       126     $      1,208
                                    =============   ============

         The following table shows, at carrying value, the scheduled maturities and average yields of securities held at December 31, 2000 and 1999. The contractual maturity schedule for the year ended December 31, 2000 is not presented since there were no investments with contract maturities.

             Investment Securities Maturity Distribution and Yields


December 31, 1999

                                                                  After One
                                                                 But Within                   After
                                  Within One Year                Five Years                 Five Years
                              -------------------------    ------------------------   -----------------------
                                 Amount         Yield        Amount        Yield        Amount       Yield
                              -------------    --------    ------------   ---------   -----------  ----------
                                                           (Dollars in thousands)

Available-for-sale:
   U.S. government
     agencies..............   $      995         5.43%     $     --             %     $    --           %
     Total Debt
      securities...........   $      995         5.43%     $     --             %     $    --          --
                              ==========         =====     ========       =======     =======       =====


         Short-Term Investments. Our short-term investments, which consist of federal funds sold, averaged $6.2 million and $6.1 million for the years ended December 31, 2000 and 1999. These funds are a primary source of our liquidity and are generally invested in an earning capacity on an overnight basis.

         Deposits and Other Interest-Bearing Liabilities. Average interest-bearing liabilities totaled $28.9 million, or 66.6% of average assets in 1999. Interest-bearing liabilities averaged $55.1 million, or 85.1% of average assets, for the year ended December 31, 2000, reflecting our general growth during the year.

         Deposits. Average interest-bearing deposits totaled $54.0 million and $28.6 million for the years ended December 31, 2000 and 1999. At December 31, 2000, total deposits were $68.6 million and averaged $59.0 million for the year then ended. The following table sets forth our deposits by category for the periods indicated.

                                               Deposits

                                          December 31,                     December 31,
                                              2000                             1999
                                   ----------------------------- ---------------------------------
                                                   Percent of                     Percent of
                                     Amount         Deposits          Amount       Deposits
                                   ------------   -------------- ---------------- ------------
                                                       (Dollars in thousands)

         Demand deposit accounts......  $    6,045          8.81%  $      3,918        9.42%
         NOW accounts.................       2,520          3.67%         1,175        2.82%
         Money market accounts........      10,714         15.61%        12,980       31.19%
         Savings accounts.............          73          0.11%            21        0.05%
         Time deposits
           less than $100,000.........      33,548         48.89%        14,290       34.34%
         Time deposits
           of $100,000 or over........                     22.91%         9,227       22.18%

                                            15,724
           Total deposits.............  $   68,624         100.00%  $     41,611      100.00%
                                         =========         ======   ============     =======


         The following table reflects the maturity distribution of our certificates of deposit of $100,000 or more at December 31, 2000 and 1999.

           Maturities of Certificates of Deposits of $100,000 or more

                                                               After Six
                                    Within      After Three    Through
                                    Three        Through        Twelve      After Twelve
                                    Months       Six Months      Months       Months         Total
                                  -----------  ------------   ------------   -----------  -----------
                                                            (Dollars in thousands)

December 31, 1999..............   $     317    $    1,276      $   6,683     $      951     $  9,227
                                  =========    ==========      =========     ==========     ========
December 31, 2000..............   $   3,850     $   4,468      $   6,784     $      622     $ 15,724
                                  =========    ==========      =========     ==========     ========

         Borrowed funds. At December 31, 2000 and 1999, we had outstanding balances of $2,686,880 and $240,000, respectively. The average rate we paid on short-term borrowings for the years ended December 31, 2000 and 1999 was 9.24% and 8.39%, respectively. In August 2000, we obtained a $2.5 million line of credit, guaranteed by our directors, to pay expenses related to our former business strategy and to support the development of our new strategy.

                                     Capital

         Total shareholders' equity at December 31, 2000 was $5.0 million, compared with shareholders' equity $9.9 million as of December 31, 1999. This decrease was attributable to a net loss for the year ended December 31, 2000 of $6,820,097 and a $88,350 decrease in the market value of investment securities available-for-sale. Our shareholders' equity totaled $6,133,044 at March 31, 2001.

         We are subject to various regulatory capital requirements administered by the federal banking agencies. Our failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of our assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Our capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. In addition, under regulatory guidelines, ebank, our banking subsidiary, may not pay a dividend to ebank.com, Inc., if doing so would cause ebank to be less than adequately capitalized.

         Quantitative measures established by regulation to ensure capital adequacy require ebank to maintain minimum amounts and ratios. The primary regulatory agency for ebank, the Office of Thrift Supervision, requires ebank to maintain minimum ratios of tangible capital to tangible assets of 1.5%, core capital to tangible assets of 3.0%, and total risk-based capital to risk-weighted assets of 8.0%. At December 31, 2000, ebank had total, core, tangible, and Tier 1 capital to risk weighted assets ratios of 8.56%, 6.93%, 6.93% and 7.31%, respectively.

         The OTS has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital into average assets. For all except the highest rated banks, the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1 to 2 percent, depending upon risk profiles and other factors.

         We believe that, as of March 31, 2001, we meet all capital requirements to which we are subject.

Liquidity Management

         Liquidity management involves monitoring our sources and uses of funds in order to meet our day-to-day cash flow requirements while maximizing profits. Liquidity represents the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management is made more complicated because different balance sheet components are subject to varying degrees of management control. For example, the timing of maturities of the investment portfolio is very predictable and subject to a high degree of control at the time investment decisions are made. However, net deposit inflows and outflows are far less predictable and are not subject to the same degree of control. Asset liquidity is provided by cash and assets which are readily marketable, which can be pledged, or which will mature in the near future. Liability liquidity is provided by access to core funding sources, principally the ability to generate customer deposits in our market area. In addition, liability liquidity is provided through the ability to borrow against approved lines of credit (federal funds purchased) from correspondent banks and to borrow on a secured basis through securities sold under agreements to repurchase.

         We sold 1,469,250 shares during our initial public offering in 1998, with net proceeds after offering expenses of $13.7 million. We used approximately $8.5 million of the proceeds of the offering to capitalize ebank, and we retained the remaining offering proceeds to provide working capital for ebank.com, Inc. As noted above, we commenced a private offering to fund expenses related to our new business strategy that we launched in the first quarter of 2000. Due to adverse market conditions, we suspended this offering. We incurred a substantial amount of expenditures at the holding company level and, as a result of the failed offering, lacked sufficient liquidity at the holding company level to pursue our business strategy. Consequently, in July 2000, we announced the restructuring of management, which included the elimination of some senior level positions, and the reevaluation of certain business strategies to reduce costs at the holding company level. In July 2000, we closed on a $2,500,000 loan to repay amounts due to our bank subsidiary and provide working capital for the holding company.

         In the second quarter of 2001, we closed two private offerings: (1) a $5 million private offering that was commenced in September of 2000 and completed June 5, 2001; and (2) a $975,000 private offering that was commenced on June 18, 2001 and completed June 26, 2001. We sold 500,000 units in the first private offering and raised approximately $4.5 million in net proceeds, and 97,500 units in the second private offering and raised approximately $875,000 in net proceeds.

         Our funds sold position, which is usually our primary source of liquidity, averaged $6.1 million and $6.5 million for the years ended December 31, 2000 and 1999, respectively. The actual funds sold position was $3.3 million and $.6 million on December 31, 2000 and 1999, respectively.

         We believe at March 31, 2001 we had a satisfactory liquidity position at the bank level as total cash, cash equivalents, and federal funds sold amounted to approximately $6.8 million, or 8.6% of total assets. We also consider our ability to maintain and expand our deposit base and borrowing capabilities to be a source of liquidity. For the year ended December 31, 2000, total deposits increased from $41.6 million to $68.6 million, representing an increase of 65%. For the three-month period ended March 31, 2001, total deposits increased from $68.6 million to $70.7 million, representing an increase of 3.0%.

         We regularly review our liquidity position and have implemented internal policies which establish guidelines for sources of asset-based liquidity and limit the total amount of purchased funds used to support the balance sheet and funding from non-core sources.

                                    BUSINESS

General

         ebank.com, Inc., a Georgia corporation, is the holding company for ebank, a federal savings bank. We provide banking and other financial services to small business and retail customers via the Internet and through our offices in Atlanta, Georgia. We opened for business in August 1998 in one location in suburban Atlanta, Georgia as a traditional community bank. In April 1999, we acquired the Internet domain name ebank.com, and on June 30, 1999, we commenced Internet banking services. In January 2000, we launched a comprehensive new business strategy which included strategic alliances with several third parties and contemplated a rapid expansion of our Internet operations. Like many other companies with significant Internet operations, we expected to grow rapidly, and we incurred a substantial amount of expenses in preparing and positioning ourselves for this growth. To fund our growth plans, we commenced a private offering in the first quarter of 2000. As many other companies also discovered, market conditions turned adverse for raising capital for Internet-based companies, and we were forced to terminate our offering without raising any capital. Consequently, we were unable to execute our new business strategy, and we began to terminate our strategic alliances and take other steps to reduce expenditures. In July 2000, we restructured our senior management team. In July 2000, we obtained a $2.5 million line of credit, guaranteed by a former executive officer and certain directors, to pay expenses related to our former business strategy and to support the development of a new strategy. We have revised our business strategy to emphasize our traditional banking business and to develop cost-effective strategies utilizing the Internet as one of our delivery channels. We also strengthened our management team by naming Jim Box as our chief executive officer and appointing Richard D. Jackson and Don Stout to our board of directors and making Mr. Jackson the chairman of our board. In March 2001, Lou Douglass resigned as president of our subsidiary, ebank, and Jim Box assumed the position of president of ebank in addition to his position as chief executive officer of ebank.com, Inc. In the third quarter of 2000, we commenced a private stock offering and raised net proceeds of approximately $4.5 million. In a subsequent private offering in the second quarter of 2001, we raised approximately $875,000 in net proceeds.

                                    Strategy

         Since July 2000, we have eliminated all operating activities at the holding company level and reduced costs substantially. We will continue to operate ebank.com as a shell holding company and maintain our unitary thrift holding company charter which provides us with several advantages, including the ability to open branches in all fifty states and to operate as a licensed mortgage lender in all fifty sates. We will continue to conduct all of our banking operations through our subsidiary federal savings bank, ebank. Our primary focus is to operate ebank as a profitable community bank with a strong Internet presence as one of our many delivery channels. In that regard, we will continue to reduce costs and maintain asset quality, as well as look for opportunities to increase fee income.

         Our Internet strategy is to maintain and promote awareness of our state-of-the-art Internet capabilities as another channel of delivering products, services, and communications to both our retail and commercial customers. Some of the products and services we currently offer include sweep accounts, electronic bill payment, payroll services, and deposit products.

         We have also revised our ebank.com center strategy. Rather than opening 24 remote centers across the country, which is costly to manage and support remotely, we will concentrate on expanding our physical presence within the Atlanta, Georgia market. In line with our revised strategy, we closed our ebank.com center in Charlotte, North Carolina in February 2001.

         Customers can access ebank through any Internet service provider by means of an acceptable secure Web browser. In doing so, customers can apply for loans, review account activity, enter transactions into an online account, pay bills electronically, receive statements by mail, and print bank statement reports from any personal computer with a secure Web browser, regardless of its location. To open a new account, the customer completes the online enrollment form on our Web site, prints the signature card, signs it, and mails it to us. Customers can make deposits into an open account at ebank through direct deposit programs, by transferring funds between ebank accounts, by wire transfer, or by mail. Customers can also make withdrawals and have access to their accounts at ATMs that are affiliated with the Cirrus, Honor, and Avail networks.

                                   Operations

Products and Services

We provide a broad array of financial products and services to our small business and retail customers, including checking accounts, money markets, CDs, sweep accounts, ATM cards, home equity loans, mortgage loans, commercial loans, credit cards, bill payment services, and human resource services. We provide small businesses with the same types of products and services that large banks have traditionally offered only to their biggest customers. Some of our products and services include the following:

o A full array of deposit products, including checking, money management accounts, and CDs.

o Residential mortgage lending products, including home equity lines of credit and first and second mortgages.

o             Consumer loans and personal lines of credit.

o Loans to small businesses and residential builders as well as commercial real estate developers.

o Human Resource Services - We offer human resource services through ADP, including Internet payroll processing, tax filing services, and 401(k) and IRA services.

o             ATM Cards - Each customer automatically receives a free
              ATM card when he or she opens an account. Customers can access their accounts at ATMs affiliated with the Cirrus, Honor, and Avail networks. We currently do not charge any ATM fees. In addition, although the operator of the ATM generally imposes fees, we currently reimburse these fees to our customers for their first six ATM usages each month.

o Online Account Statements and Bill Payment - Customers can track the activity in their accounts directly through the Internet and at any time pay their bills electronically, obtain account balances and transaction history, transfer funds between various accounts, and even download account statements.

Security

         The security of our Internet banking applications is of utmost importance, and we are committed to providing the highest precautions appropriate to ensure that our customer information is safeguarded. We regularly evaluate the latest changes in Internet banking system security to ensure that our security measures meet the highest standards of security.

         We address our system security at three levels. First, our primary concern is to ensure the security of customer information as it is sent from the customer's personal computer to our Web server. Second, we have taken steps to ensure the security of the environment in which our Internet banking server and customer information database reside. Third, we have implemented Internet security measures to prevent unauthorized users from logging in to the online banking section of our Web site.

         We use a combination of proprietary and industry standard security measures to protect customers' assets. Customers are assigned unique account numbers, user identifications, and passwords that must be used each time they log on to the system. We rely on encryption and authentication technology, including public key cryptography technology, to provide the security and authentication necessary to effect the secure exchange of information. Telephone transactions are secured through a personal identification number -- the same technology used in ATMs.

         To ensure reliable access to ebank.com, we have implemented a redundant network and a server "mirroring" to reduce any service outage due to hardware failures or software bugs to no more than a few minutes. "Mirroring" creates a continuous backup of all data and is stored in two physical locations for assurance of customer access reliability. In the event of an interrupted access over the Internet, a customer will continue to have access to their funds through several means, including ATM/debit cards and paper checks. We monitor Internet and network traffic to our Web site and have the ability to detect and disarm unwanted entries. We also retain records of and periodically review this traffic history, as well as a transactional log of our customer transactions, to assist us in maintaining a proactive approach to our security needs.

         We restrict access to our computer operations areas to only those employees with proper identification, and we have installed dual password protection to the computer consoles. We contracted the services of an independent security consulting company to provide vulnerability testing on both our internal and external network structure, as well as enhanced Internet penetration testing.

Intellectual Property

         We believe that our success will be attributable primarily to our integrated financial services delivery system and customer service rather than our technology and other proprietary rights, although our success and ability to compete also depend in part upon our proprietary rights. We rely on a combination of copyright, trademark, and trade secret laws and contractual restrictions to establish and protect our technology and other proprietary rights. We generally require employees and consultants and, when possible, suppliers to execute confidentiality agreements upon the commencement of their relationships with us. Nevertheless, the steps we have taken may not be adequate to prevent misappropriation of our technology, or our competitors may independently develop technologies that are substantially equivalent or superior to our technology.

         Our corporate name is "ebank.com, Inc.," and we operate our subsidiary bank, "ebank," under a thrift charter granted to us by the Office of Thrift Supervision. We own the domain name "ebank.com," which is registered with Network Solutions. We also own approximately 102 top level domain names and country-code level domain names, we have service mark registrations for "ebank.com" or "ebank" (with a design) in 26 countries, and we have service mark applications pending for the name "ebank.com" or "ebank" (with a design) in approximately 9 countries. However, we do not have a federal trademark to the name "ebank" in the United States. As described in more detail below under "Legal Proceedings," we have been involved in litigation with Huntington Bancshares Incorporated regarding its claim to superior trademark rights in the name "ebank." In 1999, we filed suit against Huntington in Georgia and Huntington filed suit against us in Ohio regarding these issues. In 2000, both suits were dismissed on the grounds of lack of jurisdiction. On July 20, 2001, Huntington refiled its claims that were dismissed in the Ohio action in the U.S. District Court, Northern District of Georgia. We must answer, object or otherwise respond to the complaint on or before September 21, 2001. We intend to vigorously defend our rights to the name "ebank.com."

         Our other proprietary rights reside in our plan of operations and our customer lists. We attempt to protect these assets through a combination of copyright, trademark, and trade secret laws, using employee and third party confidentiality agreements, and other methods. We do not have any patents or registered copyrights for any of our systems or products and services, as most of our technology is supplied and owned by third parties. As with all businesses, other parties may attempt to copy aspects of our technology, products, and services or to otherwise obtain and use information that we regard as proprietary, despite our efforts to protect them. Third parties may claim that our current or future products and services infringe on their patent, copyright, or trademark rights. Although we know of no other party making any such claims today, we cannot be sure that no such claim will be made in the future. Any such claims, whether with or without merit, could be costly and time consuming, cause delays in introducing new or improved products and services, require us to enter royalty or licensing agreements or discontinue using the challenged technology, and otherwise could have a material adverse effect on us.

Competition

         The financial services industry in the United States is highly competitive and characterized by rapid change. We face competition from numerous sectors, and we expect competition in many of these sectors to increase. We compete with Internet-only banks and Internet versions of traditional branch-based banks. We compete for deposits with traditional banks, thrifts, credit unions, and other financial institutions, some of whom also offer Internet-based services, other financial service providers of direct-marketed savings and investment products, and other Internet-based financial institutions. In addition, we face competition from traditional branch-based and other financial service providers, including savings and commercial banks, credit unions, mutual fund companies, and brokerage companies.

Properties

         Our principal executive offices are located at 2410 Paces Ferry Road, Suite 280, Atlanta, Georgia 30339, and our telephone number is (770) 863-9229. Our existing full-service branch is also located at 2410 Paces Summit, Suite 190, Atlanta, Georgia 30339. Our Internet banking, operations, and mortgage processing divisions are located at 2690 Cumberland Parkway, Suite 230, Atlanta, Georgia 30339. You may view our Web site at www.ebank.com, but this report does not incorporate by reference any information on our Web site. We are providing our Internet address for reference purposes only.

Employees

         As of June 30, 2001, we had 28 full-time employees and no part-time employees. None of our employees is covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

Legal Proceedings

         In late May 1999, we received a notice from Huntington Bancshares Incorporated asserting that it has superior trademark rights in the name "ebank." In 1996, Huntington Bancshares Incorporated obtained a federal trademark registration for the term "E-BANK." Based on our review of materials Huntington sent us describing its use of the term "E-BANK," we believe that Huntington's use of the term is limited to a description of a system platform, which Huntington at one time offered or planned to offer on a wholesale basis to other banks. We do not believe that Huntington had used the term in connection with offering financial services to the public. Consequently, we do not believe that our ownership rights in the service mark "ebank" and our use of the mark to provide financial services on the Internet and elsewhere infringe upon Huntington's federal trademark. In order to clarify the situation, on June 30, 1999 we filed an action in the U.S. District Court, Northern District of Georgia, asking for a declaratory judgment that we have the right to use "ebank.com" as a trademark for Internet banking services despite Huntington's registration. Rather than answering our complaint, Huntington filed suit against us on August 10, 1999 in the United States District Court for the Eastern District of Ohio, alleging trademark infringement over our use of the name "ebank.com." In the Ohio action, Huntington sought an injunction against our use of the name "ebank.com" and "ebank," as well as treble damages and all profits realized by us by reason of our use of the name "ebank." Huntington submitted a motion to dismiss the Georgia action, and we submitted a motion to dismiss the Ohio action, in each case on the grounds of lack of jurisdiction. On March 29, 2000, the district court in the Georgia action granted Huntington's motion to dismiss, and on September 27, 2000, the district court in the Ohio action granted our motion to dismiss. On July 20, 2001, Huntington refiled its claims that were dismissed in the Ohio action in the U.S. District Court, Northern District of Georgia. We must answer, object or otherwise respond to the complaint on or before September 21, 2001. We intend to vigorously defend our rights to the name "ebank.com."

         There are no material legal proceedings to which we or any of our properties are subject.

                           SUPERVISION AND REGULATION

         Thrift holding companies and federal savings banks are extensively regulated under both federal and state law. The following is a brief summary of banking statutes and rules and regulations that affect ebank.com, Inc. and ebank. These laws and regulations are generally intended to protect depositors, not shareholders. These regulations are very complex and we refer you to the particular statutory and regulatory provisions for a thorough understanding.

Gramm-Leach-Bliley Act

         On November 4, 1999, the U.S. Senate and House of Representatives each passed the Gramm-Leach-Bliley Act, previously known as the Financial Services Modernization Act of 1999. The Act was signed into law by President Clinton on November 12, 1999. Among other things, the Act repeals the restrictions on banks affiliating with securities firms contained in sections 20 and 32 of the Glass-Steagall Act. The Act also permits bank holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking, and insurance company portfolio investment activities. The Act also authorizes activities that are "complementary" to financial activities.

         The Act contains a number of provisions specifically applicable to federal thrifts. For example, the Act repeals the Savings Association Insurance Fund special reserve; modernizes the Federal Home Loan Bank System; provides regulatory relief for community banks with satisfactory or outstanding Community Reinvestment Act ratings in the form of less frequent compliance examinations; and creates privacy provisions that address consumer needs without disrupting necessary information sharing between community banks and their financial services partners.

         The Act also prohibits new unitary thrift holding companies from engaging in nonfinancial activities or affiliating with nonfinancial entities. The prohibition applies to a company that becomes a unitary thrift holding company pursuant to an application filed with the Office of Thrift Supervision after May 4, 1999. However, a grandfathered unitary thrift holding company, such as ebank.com, retains its authority to engage in nonfinancial activities.

         The Act is intended to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, the Act may have the result of increasing the amount of competition that we face from larger institutions and other types of companies. In fact, it is not possible to predict the full effect that the Act will have on us. From time to time other changes are proposed to laws affecting the banking industry, and these changes could have a material effect on our business and prospects. We cannot predict the nature or the extent of the effect on our business and earnings of fiscal or monetary policies, economic controls, or new federal or state legislation.

Supervision of ebank.com, Inc.

         We are a registered holding company under the Savings and Loan Holding Company Act and the Financial Institutions Code of Georgia. We are regulated under these acts by the Office of Thrift Supervision and the Georgia Department of Banking and Finance. As a thrift holding company, we are required to file various reports with, and are subject to examination by, the Office of Thrift Supervision. Under the terms of our charter, during our first three years of operation, we also must obtain formal Office of Thrift Supervision approval at least 30 days prior to commencing any new holding company activity.

         As a thrift holding company owning only one savings institution, we are considered a unitary thrift holding company, and we obtained our charter before the implementation of the restrictions under the Gramm-Leach-Bliley Act. This means that, as long as our subsidiary ebank continues to qualify as a "qualified thrift lender" as described below, we may engage in a broad range of business activities not permitted to commercial bank holding companies or multiple thrifts holding companies. See "Supervision and Regulation - Qualified Thrift Lender Requirements."

         We would be required to obtain approval from the Office of Thrift Supervision in order to acquire control of another savings association or thrift holding company. We may, however, acquire as much as 5% of the voting stock of a savings institution or savings and loan holding company without seeking regulatory approval.

Supervision of ebank

         General. ebank operates as a federal savings bank incorporated under the laws of the United States. ebank's primary federal regulator is the Office of Thrift Supervision, but the bank is also regulated by the FDIC and the Georgia Department of Banking and Finance. The Office of Thrift Supervision conducts regular examinations of ebank and regulates or monitors virtually all areas of the bank's operations, including:

         o   security devices and procedures,
         o   adequacy of capitalization and loss reserves,
         o   loans,
         o   investments,
         o   borrowings,
         o   deposits,
         o   mergers,
         o   issuances of securities,
         o   payment of dividends,
         o   interest rates payable on deposits,
         o   interest rates or fees chargeable on loans,
         o   establishment of branches,
         o   corporate reorganizations,
         o   maintenance of books and records, and
         o adequacy of staff training to carry on safe lending and deposit gathering practices.


         Capital Requirements. The Office of Thrift Supervision requires that all savings institutions maintain an amount of capital in excess of certain minimum levels and has implemented regulations imposing three different capital tests. These regulations require that ebank maintain:

         "Tangible capital" in an amount of not less than 1.5% of total assets. "Tangible capital" generally is defined as:

         o   core capital,
         o less intangible assets and investments in certain subsidiaries, and
         o   excluding purchased mortgage-servicing rights.

         "Core capital" in an amount not less than 3.0% of total assets. "Core capital" generally includes:


         o        common shareholders' equity,
         o        noncumulative perpetual preferred stock and related surplus,
         o minority interests in the equity accounts of consolidated subsidiaries less unidentifiable intangible assets (other than certain amounts of supervisory goodwill),
         o        certain investments in certain subsidiaries, and
         o 90% of the fair market value of readily marketable purchased mortgage-servicing rights and purchased credit card relationships.

         "Risk-based capital" equal to 8.0% of "risk-weighted assets." "Risk-based capital" includes core capital plus supplementary capital, less certain deductions. Supplementary capital includes preferred stock, subordinated debt, and general loan and lease loss allowances up to 1.25% of risk-weighted assets. The amount of supplementary capital included as risk-based capital cannot exceed 100% of core capital. To determine total risk-weighted assets:

         o each off-balance sheet asset must be converted to its on-balance sheet credit equivalent amount by multiplying the face amount of each such item by a credit conversion factor ranging from 0% to 100% (depending upon the nature of the asset);
         o the credit equivalent amount of each off-balance sheet asset and each on-balance sheet asset must be multiplied by a risk factor ranging from 0% to 200% (again depending upon the nature of the asset); and
         o the resulting amounts are added together and constitute total risk-weighted assets.

         The risk-based capital standards also take into account interest rate risk, concentration of credit risk, risk from nontraditional activities and actual performance, and expected risk of loss on multi-family mortgages. In addition, the regulations require an institution to maintain a minimum ratio of core capital to total risk-weighted assets of 4%.

         The Office of Thrift Supervision may impose capital requirements which are higher than the generally applicable minimum requirements if it determines that our capital is or may become inadequate.

         In addition, the Georgia Department of Banking and Finance requires thrift holding companies to maintain a 5% Tier 1 capital ratio on a consolidated basis. Tier 1 capital is substantially the same as core capital.

         Deposit Insurance. Deposits at ebank are insured by the FDIC up to $100,000 for each insured depositor. The FDIC establishes rates for the payment of premiums by federally insured commercial banks and savings banks, or thrifts, for deposit insurance. The FDIC maintains a separate Bank Insurance Fund for banks and Savings Association Insurance Fund for savings banks and thrifts. Insurance premiums are charged to financial institutions in each category and are used to offset losses from insurance payouts when banks and thrifts fail. Since 1993, insured banks and thrifts have paid for deposit insurance under a risk-based premium system, with higher risk institutions paying higher premiums. Risk is determined by each institution's federal regulator on a semi-annual basis and based on its capital reserves and other factors. Increases in deposit insurance premiums or changes in risk classification would increase ebank's cost of funds.

         As an insurer, the FDIC issues regulations, conducts examinations, and generally supervises the operations of its insured institutions. The FDIC has the power to sanction, and may suspend or terminate the deposit insurance held by, any insured institution which does not operate in accordance with or conform to applicable laws and regulations. The FDIC may suspend or terminate deposit insurance if it finds that an institution has engaged in unsafe or unsound practices or is operating in an unsafe or unsound condition. The FDIC requires an annual audit by independent accountants and also has the authority to examine insured institutions itself.

         Transactions With Affiliates and Insiders. The bank is subject to restrictions on the amount of loans or credit to and investments it may make with directors and other affiliates. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of the bank's capital and surplus and, as to all affiliates combined, to 20% of the bank's capital and surplus. Certain covered transactions must also meet specified collateral requirements. We must also comply with certain provisions designed to prevent us from taking low quality assets.

         ebank may not engage in transactions with affiliates unless the transactions are on substantially the same terms, or at least as favorable to the bank, as those prevailing at the time for comparable transactions with non-affiliated companies. Extensions of credit to affiliates must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and must not involve more than the normal risk of repayment or present other unfavorable features.

         Dividends. ebank is subject to regulatory restrictions on the payment of dividends, including a prohibition on payment of dividends from its capital. All dividends may only be paid out of the bank's currently available profits less expenses, including losses and bad debts. The bank must notify the Office of Thrift

Supervision prior to the payment of any dividends. In addition, under the FDIC Improvement Act, the bank may not pay a dividend if it would cause the bank to become undercapitalized.

         Branching. As a federal savings bank, ebank does not have any regulatory restrictions on its ability to branch in any state, except that we must first obtain the approval of the Office of Thrift Supervision.

         Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision to evaluate our record of meeting the credit needs of our local community, including low and moderate-income neighborhoods. The Office of Thrift Supervision must also consider these factors when it evaluates mergers, acquisitions, and applications to open a branch or facility. Failure to meet these standards could result in restrictions on our operations.

         Liquidity. Federal regulations require us to maintain an average daily balance of liquid assets based on the amount of our deposits and short-term borrowings. Liquid assets include cash, certain time deposits, certain bankers' acceptances, certain corporate debt securities and highly rated commercial paper, securities of certain mutual funds, and specified United States government, state, or federal agency obligations. This liquidity requirement may be changed from time to time by the Office of Thrift Supervision to any amount from 4% to 10% depending upon economic conditions and the deposit flows of member institutions. The current number is 5%. The Federal Reserve Board has also adopted regulations that require savings associations to maintain nonearning reserves against their transaction accounts, primarily NOW and regular checking accounts. These reserves may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision. Because required reserves must be maintained in the form of cash or a non-interest-bearing account at a Federal Reserve Bank, this reserve requirement will reduce the amount of the bank's interest-earning assets.

         Qualified Thrift Lender Requirement. In order to exercise the powers granted to federally chartered savings associations and maintain full access to Federal Home Loan Board advances, ebank must meet the definition of a "qualified thrift lender." ebank will qualify as a qualified thrift lender as long as its "qualified thrift investments" equal or exceed 65% of its "portfolio assets" on a monthly average basis in nine out of every 12 months. Qualified thrift investments generally consist of small business loans, as well as various housing related loans and investments such as residential construction and mortgage loans, home improvement loans, mobile home loans, home equity loans and mortgage-backed securities, certain obligations of the FDIC, and shares of stock issued by any Federal Home Loan Board, the FHLMC, or the FNMA. Qualified thrift investments also include certain other specified investments, subject to a percentage of portfolio assets limitation. For purposes of the qualified thrift lender test, the term "portfolio assets" means the savings institution's total assets minus goodwill and other intangible assets, the value of property used by the savings institution to conduct its business, and liquid assets held by the savings institution in an amount up to 20% of its total assets.

         Office of Thrift Supervision regulations provide that any savings association that fails to meet the definition of a qualified thrift lender must either convert to a national bank charter or limit its future investments and activities (including branching and payments of dividends) to those permitted for both savings associations and national banks. Further, within one year of the loss of qualified thrift lender status, a holding company of a savings association that does not convert to a bank charter must register as a bank holding company and will be subject to all statutes applicable to bank holding companies.

         Loans to One Borrower Limitations. The Home Owners Loan Act will generally require that we comply with the limitations on loans to a single borrower applicable to national banks. National banks generally may make loans to a single borrower in amounts up to 15% of their unimpaired capital and surplus, plus an additional 10% of capital and surplus for loans secured by readily marketable collateral. The Home Owners Loan Act provides exceptions under which a savings association may make loans to one borrower in excess of the generally applicable national bank limits under one of the following circumstances: for any purpose, in any amount not to exceed $500,000; or to develop domestic residential housing units, in an amount not to exceed the lesser of $30 million or 30% of the savings association's unimpaired capital and unimpaired surplus, provided other conditions are satisfied.

         Commercial Real Property Loans. Office of Thrift Supervision regulations generally limit the aggregate amount of nonresidential mortgage loans that a federal savings association may make to 400% of total capital.

         Other Regulations. Interest and certain other charges collected or contracted for by ebank are subject to state usury laws and certain federal laws concerning interest rates. The bank's loan operations are also subject to certain federal laws applicable to credit transactions, including the following:

         o the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;
         o the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution will be fulfilling its obligation to help meet the housing needs of the community it serves;
         o the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed, or other prohibited factors in extending credit;
         o   the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;
         o   the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and
         o the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.


         The deposit operations of ebank are also subject to certain federal laws, including:

         o the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;
         o the Electronic Funds Transfer Act and Regulation E, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services; and
         o the Truth-in-Savings Act and Regulation DD, which requires disclosure and imposes certain interest rate disclosure requirements in connection with consumer deposit accounts.

         Effect of Governmental Monetary Policies. Our earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve Board's monetary policies have had, and will likely continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve Board have major effects upon the levels of bank loans, investments, and deposits through its open market operations in United States government securities, and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

                                   MANAGEMENT

                        Executive Officers and Directors

         The following table presents information about our executive officers, key employees, and directors as of June 30, 2001:

  Name                     Age   Position
-------                  ------ -----------

  James L. Box             54    President, Chief Executive Officer, and
                                 Class III Director
  Larry W. Bourne          53    Senior Vice President and Senior Credit
                                 Officer of ebank
  Gary M. Bremer           62    Class II Director
  Wayne W. Byers           44    Chief Financial Officer, Senior Vice President
                                 of ebank
  Richard C. Carter        52    Class II Director
  Walter H. C. Drakeford   59    Class I Director
  Terry L. Ferrero         50    Class I Director
  Stephen R. Gross         53    Class III Director
  G. Webb Howell           48    Class I Director
  Richard D. Jackson       63    Chairman of the Board of Directors,
                                 Class III Director
  Don B. Stout             65    Class II Director

         James L. Box serves as one of our directors and as president and chief executive officer of ebank.com, Inc. and ebank. Mr. Box has over 30 years experience in the financial services industry. He has held several senior level banking positions at Georgia Federal Bank, First Union National Bank and First Georgia Bank, where his career was centered in finance and operations. Most recently, Mr. Box served as president and chief executive officer of Ashford Investment Group, a financial services consulting firm he founded in 1997. From 1993 to 1997, Mr. Box was senior vice president and director of corporate development at First Image Management Company, a subsidiary of First Data Corporation. Mr. Box holds degrees from Jacksonville State University and the University of Alabama - Birmingham. He is also a graduate of the Stonier Graduate School of Banking at Rutgers University. Mr. Box attended the Executive Program at the University of North Carolina where he specialized in strategic planning.

         Larry W. Bourne has served as the senior vice president and senior credit officer of ebank since June 1998. From 1996 until he joined ebank, Mr. Bourne served as a commercial lender at Regions Bank. He also served as a senior credit officer from 1987 to 1994 for Merchant Bank (acquired by Bank South in 1994) and Bank South. Mr. Bourne served as a credit officer for Citicorp in Atlanta. Mr. Bourne has over 27 years of commercial lending and credit management experience, having worked with money center, regional, and community banks as well as with national equipment lending companies.

         Gary M. Bremer has been one of our directors since our formation in August 1997. From October 1996 until he retired in July 1998, Mr. Bremer was the chairman of Simione Central Holdings, Inc., a publicly traded information systems and management services company in the home health industry. He also served as Simione Central's chief executive officer from October 1996 to April 1997. From 1978 until October 1996, Mr. Bremer served as president and chief executive officer of Central Health Holding Company, Inc. and its subsidiary, Central Health Services, Inc. He is the co-founder and a director for the Foundation for Medically Fragile Children, member of the board of directors for the Medal of Honor Foundation, a foundation organized by and under the Congressional Medal of Honor Society of America. Until December 1998, Mr. Bremer was a director of Fayette County Bank. Mr. Bremer was also an organizer and is a director of ebank.

         Wayne W. Byers, CCM, CPA has served as senior vice president and chief financial officer of ebank since December 2000. Prior to his promotion, Mr. Byers served as our controller. From 1990 to November 1999, Mr. Byers held management positions in the accounting and treasury department of Prudential Bank and Prudential Savings Bank, banking units of The Prudential Insurance Company of America, located in Atlanta, Georgia.

         Richard C. Carter has been one of our directors since our formation in August 1997. Since October 1998, Mr. Carter has served as a health care development manager with State Farm Life Insurance. From 1996 until he joined State Farm, Mr. Carter was a vice president of marketing with Life of the South Insurance Company. He has over 20 years experience in marketing and management of health and financial services insurance products. Mr. Carter was also an organizer and is a director of ebank.

         Walter H. C. Drakeford, was appointed to serve as a director in May 2001. Since 1981, Mr. Drakeford has served as managing director of Drakeford & Drakeford, an international accounting and consulting firm. He is a member of the American Law and Economic Association, the National Association District of Columbia Institute of Certified Public Accountants, and the American College of Forensic Examiners. Mr. Drakeford received an International Finance degree from the University of Berlin, a B.B.A and M.B.A from Heed University, and a juris doctor from Thomas Jefferson School of Law.

         Terry L. Ferrero has been one of our directors since our formation in August 1997. Since 1991, Mr. Ferrero has served as president and chief executive officer of American Wholesale Building Supply Company, a wholesale distributor of building supplies in Georgia, Alabama, Florida, South Carolina, and Tennessee. From 1976 until he founded American Wholesale in 1991, Mr. Ferrero was a sales executive with the Building Products Division of United States Steel Corporation. Mr. Ferrero was also an organizer and is a director of ebank.

         Stephen R. Gross has been one of our directors since September 1998. Mr. Gross is a co-founder of HLB Gross Collins, P.C., a full-service CPA firm in Atlanta, Georgia, and has been a member of that firm since 1979. Mr. Gross also serves as a director of the Concert Investment Series Funds, a $7 billion family of mutual funds managed by Salomon Smith Barney, Inc.; Ikon Ventures, Inc., a public specialty chemical company based in London; and SuperCorp, Inc., a financial services company. Mr. Gross was also an organizer and is a director of ebank.

         G. Webb Howell who has been one of our directors since our formation in August 1997, is an agency field executive for State Farm Insurance in Marietta, Georgia. Mr. Howell has been with the State Farm organization since 1974. He was an organizer of Fayette County Bank and served as a director of that bank until December 1998. Mr. Howell was also an organizer and is a director of ebank.

         Richard D. Jackson, age 63, was named chairman of the board of ebank.com, Inc. and appointed to serve as a director of ebank on October 26, 2000. Since 1996, Mr. Jackson has worked as a private business consultant. Prior to his consulting business, Mr. Jackson served as chief operations officer from 1993 to 1994 and vice chairman from 1994 to July 1995 of First Financial Management Corporation. From 1974 to 1992, he served as president and chief executive officer of First Georgia Bank and Georgia Federal Bank. Mr. Jackson has served as a director for Schweitzer - Mauduit., Inc. since 1995. He has served as a director and a co-chairman of the board of Anacomp, Inc. and as a director and the chairman of the board of Asset Management Outsourcing, Inc.

         Don B. Stout was appointed to the our board of directors in December 2000. Mr. Stout serves as president and chief executive officer of Cordova Realty, Inc., which is the general partner of the predecessor Cordova Real Estate Fund. He also serves as chairman and a member of the board of directors of Cordova Realty II, LLC. Prior to joining Cordova Realty, Inc., Mr. Stout had a 32-year career in banking. From 1982 to 1993, he served in various capacities at Georgia Federal Bank, including senior executive vice president, chief banking officer, and chief operating officer. From 1975 to 1979, he was chief operating officer of Home Savings Bank in Reno, Nevada.

                Compensation of Directors and Executive Officers

Summary of Cash and Other Compensation

         Executive Compensation. The following table shows the cash compensation we paid to our chief executive officer, our former chief executive officer, the former president of the bank, and the senior credit manager of the bank for the years ended December 31, 2000, 1999, and 1998. We did not have any other executive officers who earned total annual compensation, including salary and bonus, in excess of $100,000 in 2000.

                           Summary Compensation Table

                                                                                                           Long Term Compensation
                                                                          Annual Compensation                      Awards
                                                                         --------------------              -----------------------
                                                                                            Other annual    Number of Securities
Name and Principal Position                         Year          Salary         Bonus      compensation     Underlying Options
---------------------------                         ----          ------         -----      ------------     ------------------

James L. Box                                        2000      $    72,035                  $    3,529 (1)          35,000
Chief Executive Officer and President of
    Ebank.com, Inc.

Richard A. Parlontieri                              2000      $   102,085                  $   79,476 (2)           4,000
Former Chairman and Chief Executive                 1999      $   125,000     $ 15,000     $   13,095 (3)
   Officer of ebank.com, Inc.                       1998      $   125,000

Louis J. Douglass, III                              2000      $   125,000                  $   13,309 (4)
Former President of ebank                           1999      $   110,000                  $   15,375 (5)
                                                    1998      $   110,000     $ 15,000

Larry W. Bourne                                     2000      $   101,042                  $    6,488 (6)
Senior Credit Officer                               1999      $   100,000
                                                    1998      $    90,000

(1) Includes $2,817 in personal automobile expenses and $712 in athletic club dues.
(2) Includes $72,915 in severance payments, $5,497 in personal automobile expenses, and $1,064 in athletic club dues.
(3) Includes $11,000 in personal automobile expense.
(4) Includes $9,109 in personal automobile expenses and $4,200 in athletic club dues.
(5) Includes $7,200 in personal automobile expenses and $3,675 in athletic club dues.
(6) Includes $5,277 in personal automobile expenses and $1,211 in athletic club dues.

         In July 2000, Mr. Parlontieri resigned as our chairman and chief executive officer and we hired Mr. Box as our new chief executive officer. In March 2001, Mr. Douglass resigned as president of our subsidiary, ebank, and Mr. Box assumed the position of president of ebank.

Employment Agreements

         In June 2001, we entered into an employment agreement with Mr. Box, which includes the following principal terms:

         o Serves as president and chief executive officer of ebank.com, Inc. and ebank;

         o Base salary of $125,000, which may be increased periodically by the board of directors;

         o Term of one year, which may be extended for additional one year terms upon a satisfactory review of Mr. Box's performance by the board of directors;

         o Opportunity for additional incentive compensation based on criteria to be established by the compensation committee of the board of directors;

         o   Participates in retirement, welfare, and other benefit programs;

         o   Entitled to life and health insurance;

         o   Receives reimbursement for travel and business expenses;

         o During his employment with us and for two years following termination of his employment, Mr. Box may not (i) solicit any of our customers for the purpose of providing any competitive product or service, (ii) solicit or induce any of our employees to accept employment with another business, or (iii) disclose any of our confidential information; and

         o Prohibits Mr. Box from disclosing any of our trade secrets during or after his employment.

         On December 1, 2000, ebank entered into an employment agreement with Mr. Byers, which includes the following principal terms:

         o Serves as senior vice president and chief financial officer of ebank;

         o Base salary of $100,000, which may be increased periodically by the board of directors;

         o Term of one year, which may be extended for additional one year terms upon a satisfactory review of Mr. Byer's performance by the board of directors;

         o Opportunity for additional incentive compensation based on criteria to be established by the compensation committee of the board of directors;

         o   Participates in retirement, welfare, and other benefit programs;

         o   Entitled to life and health insurance;

         o Receives an automobile allowance and is reimbursed for travel and business expenses;

         o During his employment with us and for two years following termination of his employment, Mr. Byers may not (i) solicit any of our customers for the purpose of providing any competitive product or service, (ii) solicit or induce any of our employees to accept employment with another business, or (iii) disclose any of our confidential information; and

        o Prohibits Mr. Byers from disclosing any of our trade secrets during or after his employment.


Terminated Employment Agreements

         Until his resignation in March 2001, Mr. Douglass served as the president of our subsidiary, ebank, under an employment agreement which included the following principal terms:

         o Base salary of $125,000 in 2000, which may be increased periodically, plus yearly medical insurance premium;

         o Term of three years, commencing November 18, 1997 (renewed in October 2000);

         o Opportunity for incentive compensation based on criteria to be established by our board of directors;

         o   Participated in retirement, welfare, and other benefit programs;

         o   Entitled to life and health insurance;

         o   Received reimbursement for travel and business expenses; and

         o During his employment with us and for 12 months following termination of his employment, Mr. Douglass may not (i) be employed in the banking business as a director, officer at the vice president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within a ten mile radius of our offices, (ii) solicit major customers of the bank for the purpose of providing financial services, or (iii) solicit employees of the bank for employment.


Director Compensation

         We currently pay our directors $300 for each board meeting attended, and $100 for each board committee meeting attended. In addition, we pay our chairman of the board, Richard D. Jackson, $5,000 per month in director's fees. Our policy is to award options to purchase common stock to our directors for their service on the board. We do not reimburse our directors for out-of-pocket expenses they incur in connection with their attendance at meetings.

Option Grants In Last Fiscal Year

         The following table sets forth information concerning each grant of stock options to Mr. Box during the year ended December 31, 2000. No other named executive officer was granted options in 2000. Note that the following calculations exclude warrants to purchase 159,999 shares of common stock that were granted to certain executive officers and directors in consideration for guaranteeing a loan. See" Certain Relationships and Related Transactions."

                                       Percent of
                       Number of      Total Options
                       Securities      Granted to
                       Underlying     Directors and   Exercise or
                        Options       Employees in     Base Price     Expiration
                      Granted (#)*    Fiscal Year**      ($/SH)          Date

                    ---------------   -------------   ------------- ------------

James L. Box........   10,000               12.3%          $ 3.62         2010

James. L. Box.......   25,000               30.6%          $ 3.06         2010

* Mr. Box's option to purchase 10,000 shares vests equally over a three year period beginning August 28, 2001, and his option to purchase 25,000 shares vests equally over a three year period beginning October 16, 2001.
** During the year ended December 31, 2000, we granted 81,575 options to purchase our common stock. In October 2000, 16,575 of those options were cancelled.

Aggregated Option Exercise and Year-end Option Values

         During 2000, none of the named executives exercised stock options. The following table provides information regarding the value of all unexercised options held by Mr. Box and Mr. Parlontieri at December 31, 2000. No other named executive officers held options at the end of 2000.

                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                             -------------------------------------------   -------------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
James L. Box                            0                 35,000           $         0          $         0
Richard A. Parlontieri              4,000                      0           $         0          $         0

Based on the trading price of our common stock of $1.50 on December 29, 2001, none of these options were considered to be in-the-money.

                 Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their family members and affiliates. It is our policy that these transactions be on substantially the same terms, including price, or interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of their loan application. We intend for all of our transactions with our directors, officers, and other affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of our disinterested directors.

         One of our directors, Stephen R. Gross, is a principal of Fountainhead Solutions, which provided services in connection with the formation of our business plan. In 1999 and 2000, we paid $94,434.82 and $5,906.25, respectively, for these services.

         On July 31, 2000, we entered into a loan agreement with The Bankers Bank for the aggregate principal amount of $2,500,000. This loan was repaid in full on June 21, 2001. The loan was guaranteed by Messrs. Bremer, Carter, Douglass, Ferrero, Gross, Howell and Parlontieri. In consideration for their guarantees of this loan, we granted each of the guarantors a warrant to purchase 22,857 shares of our common stock for $3.00 per share, the closing price of our common stock on the date of grant. The warrants expire ten years from the date of grant.

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table shows how much of our common stock is owned by our directors, certain executive officers, and owners of more than 5% of our common stock as of June 30, 2001. Unless otherwise indicated, the address of each of the beneficial owners is c/o ebank.com, Inc., 2410 Paces Ferry Road, Atlanta, Georgia 30339.

         The right to acquire column in the table reflects all shares of common stock that each individual has the right to acquire through the conversion of preferred stock, warrants, or options within 60 days of June 30, 2001. Under SEC rules, securities in the right to acquire column are deemed to be outstanding and to be beneficially owned by the person or group holding those convertible securities when computing the percentage ownership of that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.


                                                            Right to      Shares Beneficially Owned
                                           Number of     Acquire Within        as a Percentage
Name of Beneficial Owner                  Shares Owned       60 Days        of Shares Outstanding
------------------------                  ------------       -------        ---------------------


Henry Alperin (1).......................          0         127,440               7.98%
Gary M. Bremer (2)......................     29,500          22,857               3.51%
Richard C. Carter (3)...................     12,778          34,257               3.13%
Edgar D. Chapman, Jr.(4)................    110,000         190,926              18.13%
Tommy Duncan (5)........................          0         120,000               7.55%
Terry L. Ferrero (6)....................     19,278          82,857               6.58%
Stephen R. Gross (7)....................     22,778          82,857               6.81%
G. Webb Howell (8)......................     16,178          22,857               2.62%
Gordon P. Hurley (9)....................          0          90,000               5.77%
Richard D. Jackson (10).................      1,000         120,000               7.61%
Billy R. Jones (11).....................          0         300,000              16.96%
Jack Ray Farm, LLP (12).................          0          84,000               5.41%
NBC Capital Corp.  Collateral  Acct. FBO
Ronald L. Attkisson (13)................          0         325,850              18.15%
Don B. Stout (14).......................          0          60,000               3.92%
Custom Auto Zone (15)...................          0          90,000               5.77%
Attkisson Carter & Co.(16)..............          0          99,924               6.37%

All directors and executive officers
as a group*.............................    211,512       1,857,158              62.19%
------------------

* Includes ownership by officers with less than 1% of the outstanding common stock who are not individually listed.

(1) Represents 84,960 shares of preferred stock convertible into 84,960 shares of common stock and a currently exercisable warrant to purchase 42,480 shares of common stock. The address of Henry Alperin is 1450 Winter Street, Augusta, Georgia 30904.
(2) Includes a currently exercisable warrant to purchase 22,857 shares of common stock.
(3)  Represents 7,600 shares of preferred stock convertible into 7,600 shares of common stock, a currently exercisable warrant to purchase 3,800 shares of common stock, and a currently exercisable warrant to purchase 22,857 shares of common stock.
(4) Represents 127,284 shares of preferred stock convertible into 127,284 shares of common stock and a currently exercisable warrant to purchase 63,642 shares of common stock. The address of Edgar D. Chapman, Jr. is 216 Woodruff Way, Peachtree City, Georgia 30269.

(5) Represents 80,000 shares of preferred stock convertible into 80,000 shares of common stock and a currently exercisable warrant to purchase 40,000 shares of common stock. The address of Tommy Duncan is P.O. Box. 102, Royston, Georgia 30662.
(6)  Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock, a currently exercisable warrant to purchase 20,000 shares of common stock, and a currently exercisable warrant to purchase 22,857 shares of common stock.
(7)  Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock, a currently exercisable warrant to purchase 20,000 shares of common stock, and a currently exercisable warrant to purchase 22,857 shares of common stock.
(8) Includes a currently exercisable warrant to purchase 22,857 shares of common stock.
(9) Represents 60,000 shares of preferred stock convertible into 60,000 shares of common stock and a currently exercisable warrant to purchase 30,000 shares of common stock. The address of Gordon Hurley is 24 Pine Tree Road, Salisbury, North Carolina 28144.
(10) Represents 72,000 shares of preferred stock convertible into 72,000 shares of common stock and a currently exercisable warrant to purchase 36,000 shares of common stock. Also includes 8,000 shares of the preferred stock convertible into 8,000 shares of common stock and a currently exercisable warrant to purchase 4,000 shares held by Mr. Jackson's wife.
(11) Represents 200,000 shares of preferred stock convertible into 200,000 shares of common stock and a currently exercisable warrant to purchase 100,000 shares of common stock. The address of Billy R. Jones is 6001 Liveoak Parkway, Norcross, Georgia 30093.
(12) Represents 56,000 shares of preferred stock convertible into 56,000 shares of common stock and a currently exercisable warrant to purchase 28,000 shares of common stock. The address of Jack Ray Farm, LLP is 25 Woodcrest Ave., N.E., Atlanta, Georgia 30309-1535.
(13) Represents 200,000 shares of preferred stock convertible into 200,000 shares of common stock and a currently exercisable warrant to purchase 100,000 shares of common stock. Also includes a currently exercisable warrant to purchase 25,850 shares of common stock issued directly to Ronald
     L. Attkisson. The address of Mr. Attkisson is 4739 Paces Ferry Road, Atlanta, Georgia 30327.
(14) Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock and a currently exercisable warrant to purchase 20,000 shares of common stock held jointly with his wife.
(15) Represents 60,000 shares of preferred stock convertible into 60,000 shares of common stock and a currently exercisable warrant to purchase 30,000 shares of common stock. The address of Custom Auto Sound is 808 W. Vermont Avenue, Anaheim, California 92805.
(16) Represents a currently exercisable warrant to purchase 99,924. The address of Attkisson Carter & Co. is 3060 Peachtree Road, NW, Suite 1475, Atlanta, Georgia 30305.

Selling Shareholders

         Each of the selling shareholders named in the following table may, from time to time, offer all of the shares shown next to his or its name in the Number of Shares Offered column at the then current prices in the over-the-counter market or in isolated private transactions, at negotiated prices, with institutional or other investors. See "Plan of Distribution." We issued all of these securities to selling shareholders pursuant to transaction exemptions from the registration requirements of the Act and various securities laws. No selling shareholder has any voting power with respect to the shares of the common stock issuable upon the conversion of the preferred shares or exercise of the warrants before executing them. In addition, the selling shareholder may not sell the underlying shares of the common stock until after conversion or exercise, as applicable. See "Description of Securities."

         The selling shareholders are offering, by this prospectus, an aggregate of 3,947,999 shares of common stock based on the assumptions explained below. The total amount of these common shares will not be outstanding until (a) all 2,390,000 shares of Series A preferred stock are converted into 2,390,000 shares of common stock and (b) all 1,557,999 shares are issued upon exercise of the outstanding warrants held by the selling shareholders.

         The following table gives the names of, and the number and percentage of shares of common stock beneficially owned by, each selling shareholder as of June 30, 2001 and when they complete the offering. These figures assume that each selling shareholder sells all of his or its shares of common stock offered under this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. The selling shareholders named below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock or warrants since the date of this prospectus in transactions exempt from the registration requirements of the Securities Act.

         The shares of common stock offered by this prospectus may be offered from time to time by the selling shareholders named below and other selling shareholders named in supplements to this prospectus.

                                            Shares Beneficially         Number of        Shares Beneficially
                                          Owned Prior to Offering        Shares       Owned After the Offering
                                          -----------------------       Offered(1)    -------------------------
Name                                       Number       Percentage      -------          Number      Percentage
----                                       ------       ---------                        ------      ----------
Selling Shareholders

Lawrence L. Abbitt...................       6,0000         *               6,000           0            ---%
Suleiman M. Abous....................       20,232       1.36%            20,232           0            ---%
Laura S. Adams.......................          625         *                 625           0            ---%
Henry Alperin........................      127,440       7.98%           127,440           0            ---%
Nancy P. Arnold......................       18,000       1.21%            18,000           0            ---%
Sonan L. Ashley......................       21,000       1.41%            21,000           0            ---%
Attkisson Carter & Co................       99,924       6.37%            99,924           0            ---%
Kenneth B. Attkisson.................        3,195         *               3,195           0            ---%
Frank T. Bambarger...................       15,000       1.01%            15,000           0            ---%
Burton B. Barmore, III...............        6,000         *               6,000           0            ---%
Valerie Biskey.......................       22,080       1.48%            22,080           0            ---%
Horace G. Blalock, Jr................       75,240       4.87%            75,240           0            ---%
Kenneth L. Bloeser...................       12,000         *              12,000           0            ---%
Neal Boortz(2).......................        3,000         *               3,000           0            ---%
Nelson W. Bowers.....................       60,000       3.92%            60,000           0            ---%
Barbara Sue Bramlett.................       18,060       1.21%            18,060           0            ---%
Gary M. Bremer(3)....................       52,357       3.51%            22,857        29,500         2.00%
Mack Butler..........................       30,000       2.00%            30,000           0            ---%
K.C. Caldabaugh......................       45,000       2.97%            45,000           0            ---%
Russell W. Carey.....................       33,000       2.20%            33,000           0            ---%


                                       49


Belfield H. Carter, Jr...............       60,000       3.92%            60,000           0            ---%
Ethel Ware Carter....................       13,535         *              13,535           0            ---%
Richard C. Carter(4).................       47,035       3.13%            34,257        12,778           *
David E. Chandler....................        6,000         *               6,000           0            ---%
K.C. Chang...........................        3,000         *               3,000           0            ---%
Edgar Chapman........................      300,926      18.13%           190,926        110,000        7.49%
Eddie Cheeks.........................       24,000       1.61%            24,000           0            ---%
Patsy D. Clayton.....................       12,000         *              12,000           0            ---%
Robert E. Coleman....................       12,000         *              12,000           0            ---%
Charles S. Conoley...................        3,000         *               3,000           0            ---%
Edward A. Corley.....................       24,000       1.61%            24,000           0            ---%
William D. Corely....................       12,000         *              12,000           0            ---%
M.E. Costello........................       30,000       2.00%            30,000           0            ---%
Stephen L. Cropper...................        6,000         *               6,000           0            ---%
Custom Auto Sound Manufacturing......       90,000       5.77%            90,000           0            ---%
Charles W. Daniel....................       38,880       2.58%            38,880           0            ---%
Wayne H. Deitrich....................        6,000         *               6,000           0            ---%
David W. Dickerson...................       30,000       2.00%            30,000           0            ---%
David D. Douglas.....................        6,000         *               6,000           0            ---%
Louis J. Douglass, III(5)............       33,857       2.30%            22,857         11,000           *
Charles Duncan.......................        1,500         *               1,500           0            ---%
Stevie Duncan........................       51,000       3.35%            51,000           0            ---%
Tommy Duncan.........................      120,000       7.55%           120,000           0            ---%
Kimbrough L. Dunlap, III.............        7,500         *               7,500           0            ---%
Barry K. Dunn........................       17,982       1.21%            17,982           0            ---%
William A. Dunn, Jr..................       12,000         *              12,000           0            ---%
W. Mercer Dye, Jr....................        6,000         *               6,000           0            ---%
Dynapure Technologies, Inc...........       12,000         *              12,000           0            ---%
Robert Edmond........................       24,000       1.61%            24,000           0            ---%
Marshall Evans.......................       30,000       2.00%            30,000           0            ---%
Fasa Antique Rugs....................       60,000       3.92%            60,000           0            ---%
Edward A. Fausti.....................        8,115         *               8,115           0            ---%
Erich and Beth Ferchau...............        6,000         *               6,000           0            ---%
Terry L. Ferrero(6)..................      102,135       6.58%            82,857        19,278         1.31%
Patsy A. Fisher......................        6,000         *               6,000           0            ---%
Leroy R. & Deanne M. Fullerton.......       18,000       1.21%            18,000           0            ---%
Hekmat Hassan & Faisal Gadir.........        9,600         *               9,600           0            ---%
J.F. Galloway........................       39,000       2.59%            39,000           0            ---%
Stephen R. Gross(7)..................      105,635       6.81%            82,857        22,778         1.55%
Mark C. Hardin.......................       45,000       2.97%            45,000           0            ---%
Franklin D. Hart, Jr. ...............       10,800         *              10,800           0            ---%
Henry J. Hine........................        6,000         *               6,000           0            ---%
Larry Hollington.....................       12,000         *              12,000           0            ---%
Marsha Houston.......................        9,000         *               9,000           0            ---%
G. Webb Howell(8)....................       39,035       2.62%            22,857        16,178         1.10%
Kenneth S. Hudson....................       57,000       3.73%            57,000           0            ---%
Alan L. Hughes.......................       18,000       1.21%            18,000           0            ---%
Gordon P. Hurley.....................       90,000       5.77%            90,000           0            ---%
Simone Iteld.........................        6,000         *               6,000           0            ---%
Simone and Hershene Elisa Iteld......        6,000         *               6,000           0            ---%
Jack Ray Farm, LLP...................       84,000       5.41%            84,000           0            ---%
Richard D. Jackson(9)................      121,000       7.61%           108,000         1,000           *
Elaine M. Jackson....................       12,000         *              12,000           0            ---%
Dean G. Jennings.....................        9,000         *               9,000           0            ---%
Thomas E. Joiner.....................        4,200         *               4,200           0            ---%
Billy R. Jones.......................      300,000       16.96%          300,000           0            ---%
Charles S. Jones, Jr.................       16,800       1.13%            16,800           0            ---%
David W. Jones.......................       21,000       1.41%            21,000           0            ---%


                                       50

J. Pope Jones........................       12,040         *              12,040           0            ---%
J. Pope Jones & Gail W. Jones........        3,600         *               3,600           0            ---%
William L. Johnson, Jr. .............        3,000         *               3,000           0            ---%
Erna Joric Trust.....................       60,000       3.92%            60,000           0            ---%
Nancy Kines..........................       18,000       1.21%            18,000           0            ---%
Ralph W. Koehrer.....................       30,000       2.00%            30,000           0            ---%
Leonard Kujawa.......................       15,000       1.01%            15,000           0            ---%
Louis H. Lane........................        6,000         *               6,000           0            ---%
Thomas F. Leonard....................       18,000       1.21%            18,000           0            ---%
James T. Lewis.......................       38,400       2.55%            38,400           0            ---%
Life of the South Insurance Co.......        6,000         *               6,000           0            ---%
Virginia W. Lippert..................       60,000       3.92%            60,000           0            ---%
Audrey B. Lowe.......................        6,000         *               6,000           0            ---%
Yom-Tov Maman........................        6,000         *               6,000           0            ---%
Stacey J. McBee......................           80         *                  80           0            ---%
J. Lavern McCullough.................       18,000       1.21%            18,000           0            ---%
Cynthia L. McDonald..................       42,480       2.81%            42,480           0            ---%
M. Dixon McKay.......................       15,000       1.01%            15,000           0            ---%
James R. Medlock.....................       22,200       1.49%            22,200           0            ---%
Robert L. Miller.....................       60,000       3.92%            60,000           0            ---%
Thomas A. Mitchell, Sr...............        4,800         *               4,800           0            ---%
Kristin W. Monet.....................        5,000         *               5,000           0            ---%
NBC Capital Corp. Collateral Acct.
FBO Ronald L. Attkisson Collateral
Acct.................................      325,850       18.15%          325,850           0            ---%
Harry M. Oldham, III.................          383         *                 383           0            ---%
William A. Pair......................            0         *               6,000           0            ---%
Richard A Parlontieri(10)............       38,135       2.55%            22,857        15,278         1.04%
Walter M. Patterson, III & Susan R.
Patterson............................        6,000         *               6,000           0            ---%
Thor E. Peckel.......................       18,000       1.21%            18,000           0            ---%
Jana S. Pine.........................       12,000         *              12,000           0            ---%
Kenneth J. Remington.................        9,000         *               9,000           0            ---%
Caroline T. Richardson...............       44,460       2.94%            44,460           0            ---%
William Rogers.......................        6,000         *               6,000           0            ---%
Robert H. Russell, Jr. ..............        3,000         *               3,000           0            ---%
Dawn M. Saggus.......................       18,000       1.21%            18,000           0            ---%
James E. Sauls.......................        6,000         *               6,000           0            ---%
Bradley N. Severson..................        3,000         *               3,000           0            ---%
Kenneth D. Simpson...................       28,920       1.93%            28,920           0            ---%
John W. Sisson, III..................       15,000       1.01%            15,000           0            ---%
Dennis B. Skelley....................        7,200         *               7,200           0            ---%
Kimberly Sligh.......................       42,000       2.78%            42,000           0            ---%
Robert I. Stafford...................        6,000         *               6,000           0            ---%
Jack L. Stapelton....................          150         *                 150           0            ---%
Don B. Stout(11).....................       60,000       3.92%            60,000           0            ---%
William L. Sweat.....................        6,000         *               6,000           0            ---%
Timothy J. Terry.....................       26,950       1.80%            26,950           0            ---%
Thomas D. Thompson...................       18,000       1.21%            18,000           0            ---%
Clarence Urban.......................        6,000         *               6,000           0            ---%
Hilton E. Vaughn, Sr.................       18,000       1.21%            18,000           0            ---%
Marion G. Videtto....................        6,000         *               6,000           0            ---%
Homer L. Vining, IV..................        8,205         *               8,205           0            ---%
James K & Marlene O. Ward............        7,500         *               7,500           0            ---%
Thomas F. Wester, III................        3,365         *               3,365           0            ---%
Laurie Wiley.........................       12,000         *              12,000           0            ---%
Glen R. Wilk.........................          383         *                 383           0            ---%


                                       51


Charlie Williams.....................        6,000         *               6,000           0            ---%
Gary W. Williams.....................        9,000         *               9,000           0            ---%
George M. Wilson.....................        9,000         *               9,000           0            ---%
John O. Winchester...................        6,000         *               6,000           0            ---%
Billy & Gewene Womack................        9,000         *               9,000           0            ---%
I. Camille Woodruff..................        6,000         *               6,000           0            ---%
Charles P. Worley, Jr................        6,000         *               6,000           0            ---%
---------------

*        Less than 1% of the outstanding common stock.

(1) Unless otherwise noted, "Number of Shares Offered" represents shares of common stock underlying shares of Series A preferred stock and warrants to purchased common stock issued in connection with the private offerings between October 4, 2000 and June 26, 2001.
(2) Represents a currently exercisable warrant to purchase 3,000 shares of common stock.
(3) Represents a currently exercisable warrant to purchase 22,857 shares of common stock. Mr. Bremer is one of our Class II directors.
(4) Represents 7,600 shares of preferred stock convertible into 7,600 shares of common stock, a currently exercisable warrant to purchase 3,800 shares of common stock purchased in the private offerings, and a currently exercisable warrant to purchase 22,857 shares of common stock. Mr. Carter is one of our Class II directors.
(5) Represents a currently exercisable warrant to purchase 22,857 shares of common stock. Mr. Douglass is a former president of ebank.
(6) Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock, a currently exercisable warrant to purchase 20,000 shares of common stock purchased in the private offerings, and a currently exercisable warrant to purchase 22,857 shares of common stock. Mr. Ferrero is one of our Class I directors.
(7) Represents 40,000 shares of preferred stock convertible into 40,000 shares of common stock, a currently exercisable warrant to purchase 20,000 shares of common stock purchased in the private offerings, and a currently exercisable warrant to purchase 22,857 shares of common stock. Mr. Gross is one of our Class III directors.
(8) Represents a currently exercisable warrant to purchase 22,857 shares of common stock. Mr. Howell is one of our Class I directors.
(9)      Mr. Jackson is our Chairman of the Board and a Class III director.
(10) Represents a currently exercisable warrant to purchase 22,857 shares of common stock. Mr. Parlontieri is a former chief executive officer.
(11)     Mr. Stout is one of our Class II directors.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of June 30, 2001, there were 1,469,250 outstanding shares of common stock and 2,390,000 outstanding shares of Series A preferred stock.

                                  Common Stock

         Holders of our common stock are entitled to one vote per share on all matters on which they are entitled to vote, including election of directors. Holders of our common stock do not have any cumulative voting, preemptive, conversion, redemption, or sinking fund rights. In the event of our liquidation, dissolution, or winding-up, holders of our common stock will be entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred stock. Subject to the preference rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably the dividends and other distributions, if any, as our board of directors may declare out of funds legally available for that purpose. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences, and privileges of holders of our common stock are subordinate to the rights of holders of preferred stock.

                                 Preferred Stock

         Our board of directors has the authority under our articles of incorporation, without the approval of or any action by the shareholders, to issue up to 10,000,000 shares of preferred stock. Our board of directors also has the authority to designate the series and any preferences, powers, limitations, and relative rights of each issuance of preferred stock, and these rights may be more favorable than those granted to holders of our common stock. Issuances of preferred stock, while providing us with flexibility in connection with general corporate purposes, could have an adverse effect on the rights of holders of our common stock. For example, the issuance of any preferred stock with greater rights, privileges, and preferences than those applicable to the common stock could adversely affect the voting power, market price, and other rights and privileges of the common stock and could hinder or delay actions which the holders of common stock might desire, such as the removal of directors, attempted tender offers, proxy contests or takeovers, or other attempts to change control of ebank.com.

         The following is a brief description of the terms of the Series A preferred stock. We have filed a complete description of this preferred stock in Articles of Amendment with the Georgia Secretary of State. The following description is qualified in its entirety by reference to the Articles of Amendment.

         Dividends. We are obligated to pay cumulative dividends at a rate of 8% on the Series A preferred stock. The dividends on each share accrue from the date of purchase, whether or not declared. At our option, we may pay these dividends in cash or in additional shares of our common stock. The dividends on the Series A preferred stock will be senior to any dividends we may declare from time to time on the common stock.

         Conversion. One share of Series A preferred stock will be convertible at any time at the option of the holder. In addition, we may require conversion of the Series A preferred stock when the closing price of the common stock equals or exceeds $10.00 per share for 15 consecutive trading days. One share of Series A preferred stock will be convertible into one share of common stock.

         Liquidation. In the event of any liquidation of the company, the holders of Series A preferred stock will be entitled to receive an amount equal to the original issue price of the Series A preferred stock plus all accrued but unpaid dividends on the Series A preferred stock before the holders of common stock are entitled to receive any amount.

         Voting. Holders of Series A preferred stock will not have any voting rights except to the extent required by law.

                                    Warrants

         Warrants Issued in the Private Offerings. In the private offering that closed on June 5, 2001, we issued warrants to purchase 1,000,000 shares of common stock. The warrants are immediately exercisable for $3.50 per share and will terminate on the earlier of five years or 30 days after we notify the holder that the closing price of our common stock has equaled or exceeded $5.00 per share for 20 consecutive days. In a subsequent private offering that closed on June 26, 2001, we issued warrants to purchase 195,000 shares of common stock. These warrants are immediately exercisable for $4.00 per share and terminate on the earlier of five years or 30 days after we notify the holder that the closing price of our common stock has equaled or exceeded $5.50 per share for 20 consecutive days.

         Guarantor Warrants. We have also granted a former executive and certain directors warrants to purchase 159,999 shares of common stock in consideration for guaranteeing a loan. The warrants are immediately exercisable for $3.00 per share. The warrants expire ten years from the date of grant.

         Other Warrants. In addition, we issued a warrant to purchase 3,000 shares of our common stock for $2.50 per share and warrants to purchase 200,000 shares of our common stock for $4.00 per share in consideration for services rendered.

                                  Stock Options

         As of June 30, 2001, options to purchase 201,667 shares of common stock were issued and outstanding. However, only 5,667 of these options had vested as of June 30, 2001.

                            Anti-takeover Provisions

         Some provisions of our articles of incorporation, our bylaws, and the Georgia Business Corporation Code may be considered to have anti-takeover effects which may hinder or prevent a tender offer, proxy contest, or other attempted takeover that shareholders may consider to be in their best interest. Those provisions might allow the board of directors to defend against an attempted transaction that might otherwise result in payment of a premium over the market price of our common stock. We describe some of these provisions below.

         Special Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called by our board of directors, our chairman of the board, or our chief executive officer. However, in order for our shareholders to call a special meeting, we must receive a written request from the holders of at least a majority of the votes entitled to be cast on each issue to be presented at the meeting.

         Classified Board of Directors. We have divided our board of directors into three classes of directors serving staggered three-year terms, so that approximately one-third of the board of directors will be elected each year. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, even if a majority of our shareholders believes that such a change would be desirable.

         Number, Term, and Removal of Directors. We currently have nine directors, but our bylaws authorize this number to be increased or decreased by our board of directors. Our articles of incorporation provide that shareholders may not remove a director without cause. Our bylaws provide that all vacancies on our board may be filled by a majority of the remaining directors, even if they do not constitute a quorum. When a director submits a resignation that is effective at a future date, a majority of directors then in office, including the director planning to resign, may vote on filling the vacancy.

         Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws contain procedures about how shareholders may submit proposals to be considered at shareholder meetings or nominate candidates for election as directors. A shareholder must make his or her proposal or nomination in writing and deliver it to our corporate secretary at least 90 days prior to the meeting. In addition, any director nomination must include biographical information on the person being nominated and a statement that this person has agreed to serve on the board if elected. We may reject any proposal or nomination that is not made in accordance with these procedures. Shareholders interested in making a proposal or director nomination should review a copy of our bylaws, which they may obtain by contacting our corporate secretary or by reviewing the documents filed as exhibits to the registration statement filed for our initial public offering.

                     Director Liability and Indemnification

         Our articles of incorporation eliminate, with some exceptions, the personal liability of a director to our company or our shareholders for monetary damage for breaches of the director's duty of care or other duties as a director. This elimination of liability does not apply to:

         o any appropriation, in violation of the director's duties, of any of our business opportunities;
         o acts of omissions that involve intentional misconduct or a knowing violation of law;
         o   unlawful corporate distributions; or
         o any transaction from which the director received an improper personal benefit.

         Our articles also provide that if the Georgia law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director will be eliminated or limited to the fullest extent permitted by the amended law, without further action by the shareholders. These provisions of the articles will limit the remedies available to a shareholder in the event of breaches of any director's duties to a shareholder or us.

         Our bylaws require us to indemnify and hold harmless any director who was or is a party, or is threatened to be made a party, to any lawsuit or similar proceeding because he or she is or was our director, officer, employee, or agent. The bylaws require indemnification against expenses incurred by the director in the matter. This indemnification does not apply to the matters described above that we have not eliminated liability for.

         We have entered into, or intend to enter into, separate indemnification agreements with each of our directors and executive officers in which we agreed, among other things, to provide for indemnification and advancement of expenses with similar terms and conditions to those in the bylaws. These agreements also provide that we purchase and maintain liability insurance for the benefit of our directors and executive officers. The shareholders cannot change these agreements. There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents in which indemnification is being sought. We are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                         SHARES ELIGIBLE FOR FUTURE SALE
General

         We have 1,469,250 shares of common stock outstanding. All of these shares are freely tradable without restriction in the public market unless those shares are held by "affiliates," as that term is defined in Rule 144(a) under the Securities Act. For purposes of Rule 144, an "affiliate" of an issuer is a person that, directly or indirectly, controls, is controlled by, or is under common control with the issuer. Affiliates of a company generally include its directors, executive officers, and principal shareholders. Our affiliates currently hold 211,512 shares of common stock. In addition, most of our affiliates own additional securities convertible into or exercisable for shares of common stock. Please refer to the Principal and Selling Shareholders table on page 47 for additional information on such convertible securities. Securities held by affiliates may be sold without registration only in accordance with Rule 144 or another exemption from registration.

         In general, under Rule 144 an affiliate of the company or a person holding restricted shares may sell, within any three-month period, a number of shares that does not exceed the greater of:

         o one percent of the then outstanding shares of our common stock (approximately 14,693 shares) immediately following the offering, or

         o the average weekly trading volume during the four calendar weeks preceding filing of notice of the sale.

         Sales under Rule 144 must also comply with the manner of sale provisions and notice requirements of the rule, and current public information about us must be available. Under Rule 144, persons holding restricted shares must hold the shares for at least one year prior to sale.

The Private Offerings

         In the private offering that closed on June 5, 2001, we issued 2,000,000 shares of Series A preferred stock that are immediately convertible into 2,000,000 shares of common stock. We also granted warrants to purchase 1,000,000 shares of common stock for $3.50 per share. In the subsequent private offering that closed on June 26, 2001, we issued 390,000 shares of Series A preferred stock that are immediately convertible into 390,000 shares of common stock. We also granted warrants to purchase 195,000 shares of common stock for $4.00 per shares. These securities are subject to restrictions on transferability and resale, and they may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws. Each holder has agreed that it will not sell or otherwise transfer or dispose of any common stock registered in this registration statement except in accordance with the following schedule: no more than 50% of the shares during the 120 day period following the closing of the applicable offering and an additional 50% of the shares on or after the 180th day following the applicable closing. Subject to the foregoing restrictions, these securities will be freely tradable following registration.

Stock Options

         We have also filed a registration statement on Form S-8 under the Securities Act covering shares of common stock reserved for issuance under our stock option plan. As of June 30, 2001, options to purchase 201,667 shares of common stock were issued and outstanding. However, only 5,667 of these options had vested as of June 30, 2001. Shares registered under this registration statement will be available for sale in the open market, subject to vesting provisions and Rule 144 volume limitations applicable to our affiliates.

Warrants

         We have also granted certain directors and a former executive officer warrants to purchase 159,999 shares of common stock in consideration for guaranteeing a loan. These securities are subject to restrictions on transferability and resale, and they may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws. Following registration, the shares of common stock underlying the warrants will be freely tradable.

         In addition, we have issued a warrants to purchase 203,000 shares of our common stock in consideration for services. The warrants are subject to restrictions on transferability and resale, and they may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws. Following registration, these shares of common stock underlying the warrants will be freely tradable.

         We cannot predict the effect that the sale of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that substantial amounts of common stock are available for sale, could adversely affect the market price of the common stock and our ability to raise equity capital in the future.

                              PLAN OF DISTRIBUTION

         We are registering the shares on behalf of the selling shareholders. As used in this section, "selling shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named selling shareholder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale related transfer. We will bear all costs, expenses and fees of the registration of the shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of shares. If the all preferred shares are converted and the warrants are fully exercised, up to 3,947,999 shares of common stock will be so offered by this prospectus.

         The selling shareholders may sell or distribute shares of the common stock under this prospectus from time to time by one or more of the following methods, or a combination of such methods, without limitation:

         o a block trade on which the broker-dealer so engaged will attempt to sell the shares of the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction,
         o purchases by the broker-dealer as principal and resale by that broker-dealer for its account under this prospectus,
         o through put or call options transactions relating to the shares, through short sales of shares,
         o ordinary brokerage transactions and transactions in which the broker solicits purchasers, or
         o face-to-face transactions between the selling shareholder and purchasers without a broker-dealer.

         These transactions may be effected at market prices prevailing at the time of sale or at negotiated prices.

         The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such transactions may or may not involve brokers or dealers. In effecting sales, a broker-dealer engaged by the selling shareholder may arrange for other brokers or dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be underwriters' within the meaning of Section 2(11) of the Securities Act in connection with such sales.

         We are not aware of any agreements, understandings or arrangements between the selling shareholders and any underwriters or broker-dealers regarding the sale of their securities, nor are we aware of any underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders. Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of the common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to the prospectus, if required, under Rule 424(c) under the Securities Act, disclosing:

         o   the names of each selling shareholder and each broker-dealer,
         o   the number of shares involved,
         o   the price at which such shares were sold,
         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
         o that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and
         o   other facts material to the transaction.

         In addition, upon our receiving notice from a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

         Selling shareholders may also resell all or a portion of the shares of the common stock being offered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         Because the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, we will advise them of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, must deliver a copy of this prospectus for any sale by the selling shareholder of shares of the common stock covered by this prospectus. We will also undertake, if, in our future opinion, this prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the selling shareholders of this opinion, to request that the selling shareholders stop using this prospectus, and to confirm our then intention to amend the registration statement containing this prospectus to effect that compliance. We will also advise each of the selling shareholders that, if it is determined that he is an "underwriter," the selling shareholder may be found liable for monetary damages to purchasers under Sections 11, 12(2) and 15 of the Securities Act if there are any defects in the registration statement (i.e., material misstatements or omissions) and also may be found liable under Section 10(b) of the Exchange Act and Rule 10b-5 for such material misstatements or omissions, if any.

         We, our officers and directors, and the selling shareholders are obligated to take all steps as may be necessary to ensure that the offer and sale by the selling shareholders of the common stock offered by this prospectus complies with the requirements of the federal securities laws, including Regulation M. In general, Rule 102 under Regulation M prohibits any selling shareholder or a broker-dealer acting for such selling shareholder from, directly or indirectly, bidding for or purchasing any shares of the common stock or attempting to induce any person to bid for or to purchase shares of the common stock during a restricted period (as defined in Rule 100) which ends when he has completed his participation in the offering made under this prospectus. Rule 102 provides certain exceptions for the selling shareholder, including exercising a common stock purchase warrant.

Compliance with State Securities Laws

         We have not registered or qualified the shares of common stock offered by this prospectus under the laws of any country, other than the United States. In certain states, the selling shareholders may not offer or sell their shares of common stock unless (1) we have registered or qualified such shares for sale in such states; or (2) we have complied with an available exemption from registration or qualification. Also, in certain states, to comply with such states' securities laws, the selling shareholders can offer and sell their shares of common stock only through registered or licensed brokers or dealers.

Limitations Imposed by Exchange Act Rules and Regulations

         Certain provisions of the Securities Exchange Act of 1934, and the related rules and regulations, will apply to the selling shareholders and any other person engaged in a distribution of shares of the common stock. Those provisions may (1) limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders or such other person; (2) affect the marketability of that stock; and (3) affect the brokers' and dealers' market-making activities with respect to such stock.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL INFORMATION

         On August 22, 2000, we replaced the firm of BDO Seidman, LLP with Mauldin & Jenkins, LLC as our auditors effective as of that date. The decision to change accountants was approved by our audit committee.

         The reports of BDO Seidman on our financial statements for the fiscal years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of our financial statements for the fiscal year ended December 31, 1999 and in the subsequent interim period, there were no disagreements with BDO Seidman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the matter in their report. During the fiscal year ended December 31, 1999 and in the subsequent interim period, there were no "reportable events" to describe as specified in Item 304(a)(1)(iv)(B) of Regulation S-B. A copy of the letter from BDO Seidman stating whether it agrees with the above statements dated August 24, 2000, was filed as Exhibit 16.1 to our Form 8-K filed on August 25, 2000.

         On August 22, 2000, we engaged Mauldin & Jenkins as our independent auditors for the fiscal year ending December 31, 2000. We did not consult Mauldin & Jenkins on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

                                 LEGAL MATTERS

         Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia has passed upon the validity of the shares of common stock offered under this prospectus for ebank.com. As of July 31, 2001, members and employees of Nelson Mullins directly and beneficially owned an aggregate of 2,800 shares of our common stock.


                                    EXPERTS

         The audited financial statements for the fiscal year ended December 31, 2000 appearing in this prospectus and registration statement have been audited by Mauldin & Jenkins, LLC independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of Mauldin & Jenkins, independent public accountants, as stated in their report and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The audited financial statements for the fiscal year ended December 31, 1999 appearing in this prospectus and registration statement have been audited by BDO Seidman, LLP independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of BDO Seidman, independent public accountants, as stated in their report and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, which means we are required to file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website available at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, certain parts of which we have omitted in accordance with SEC rules. For further information about us and the shares covered by this prospectus, we refer you to the registration statement. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and each of those statements is qualified by reference to the copy of that document filed with the SEC.


INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                        Page(s)

Report of Independent Certified Public Accountants...............................................F-1 and F-2


Financial Statements:


   Consolidated Balance Sheets as of December 31, 2000 and 1999..........................................F-3


   Consolidated Statements of Operations for the years ended December 31, 2000 and 1999..................F-4


   Consolidated Statements of Comprehensive Loss for the years ended December 31, 2000 and 1999..........F-5


   Consolidated Statements of Stockholders' Equity for the years ended December 31, 2000 and 1999........F-6


   Consolidated Statements of Cash Flows for the years ended December 31, 2000 and 1999..........F-7 and F-8


   Notes to Financial Statements....................................................................F-9-F-30


   Consolidated Balance Sheets as of March 31, 2001 and December 31, 2000...............................F-31


   Consolidated Statements of Operations for the three months ended March 31, 2001 and the three months ended March 31, 2000....................................................................F-32


   Consolidated Statements of Comprehensive Income (Loss) for the three months ended
   March 31, 2001 and the three months ended March 31, 2000.............................................F-33


   Consolidated Statements of Cash Flows for the three months ended March 31, 2001 and the three months ended March 31, 2000....................................................................F-34


   Notes to Financial Statements...................................................................F-35-F-38



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
ebank.com, Inc. and Subsidiary
Marietta, Georgia


                  We have audited the accompanying consolidated balance sheet of ebank.com, Inc. and subsidiary as of December 31, 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for December 31, 1999 have been audited by other auditors, whose report, dated April 6, 2000, expressed an unqualified opinion on those statements.


                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


                  In our opinion, the 2000 consolidated financial statements referred to above present fairly, in all material respects, the financial position of ebank.com, Inc. and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                        /s/ MAULDIN & JENKINS, LLC





Atlanta, Georgia
March 6, 2001

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
ebank.com, Inc.
Atlanta, Georgia


We have audited the accompanying consolidated balance sheet of ebank.com, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the 1999 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ebank.com, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


As discussed in the first paragraph in Note 10 to the consolidated financial statements, subsequent to December 31, 1999, the Company entered into certain agreements related to its plan to develop an Internet banking platform.


/s/ BDO Seidman, LLP
Atlanta, Georgia
April 6, 2000
                                 ebank.com, Inc.
                                 and Subsidiary

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999


                                    Assets                                                2000                      1999
                                    ------                                      ---------------------     --------------------

Cash and due from banks                                                         $          2,163,472      $           152,899
Interest-bearing deposits in banks                                                            11,284                        -
Federal funds sold                                                                         3,330,000                  620,000
Securities available-for-sale                                                                125,600                1,207,700

Loans                                                                                     69,624,357               48,597,286
Less allowance for loan losses                                                             1,500,934                  730,000
                                                                                ---------------------     --------------------
          Loans, net                                                                      68,123,423               47,867,286
                                                                                ---------------------     --------------------

Premises and equipment                                                                     2,141,767                1,498,568
Other assets                                                                               1,343,424                  716,917
                                                                                ---------------------     --------------------

          Total assets                                                          $         77,238,970      $        52,063,370
                                                                                =====================     ====================

                     Liabilities and Stockholders' Equity

Deposits
    Noninterest-bearing                                                         $          6,045,184      $         3,918,038
    Interest-bearing                                                                      62,578,980               37,693,084
                                                                                ---------------------     --------------------
          Total deposits                                                                  68,624,164               41,611,122
Other borrowings                                                                           2,686,880                        -
Federal funds purchased                                                                            -                  240,000
Other liabilities                                                                            907,486                  270,605
                                                                                ---------------------     --------------------
          Total liabilities                                                               72,218,530               42,121,727
                                                                                ---------------------     --------------------

Commitments and contingencies

Stockholders' equity
    Preferred, 8% cumulative; convertible into one share of common stock; par value, $.01; 10,000,000 shares authorized; 911,760 issued and outstanding at December 31, 2000; accumulated undeclared
        dividends of $25,592                                                                   9,118                        -
    Common stock, par value $0.01; 10,000,000 shares
        authorized; 1,469,250 issued and outstanding                                          14,693                   14,693
    Capital surplus                                                                       15,700,198               13,722,072
    Accumulated deficit                                                                  (10,613,569)              (3,793,472)
    Accumulated other comprehensive loss                                                     (90,000)                  (1,650)
                                                                                ---------------------     --------------------
          Total stockholders' equity                                                       5,020,440                9,941,643
                                                                                ---------------------     --------------------

          Total liabilities and stockholders' equity                            $         77,238,970      $        52,063,370
                                                                                =====================     ====================

See Notes to Consolidated Financial Statements.

                                 ebank.com, Inc.
                                 and Subsidiary

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                        2000                        1999
                                                                                 --------------------     --------------------

Interest income
    Loans                                                                        $         5,790,216      $         2,823,590
    Taxable securities                                                                         7,604                  248,707
    Federal funds sold                                                                       400,329                  317,969
                                                                                 --------------------     --------------------
          Total interest income                                                            6,198,149                3,390,266
                                                                                 --------------------     --------------------

Interest expense
    Deposits                                                                               3,247,133                1,460,403
    Other borrowings                                                                         103,921                   20,654
                                                                                 --------------------     --------------------
          Total interest expense                                                           3,351,054                1,481,057
                                                                                 --------------------     --------------------

          Net interest income                                                              2,847,095                1,909,209
Provision for loan losses                                                                    798,000                  565,000
                                                                                 --------------------     --------------------
          Net interest income after provision for loan losses                              2,049,095                1,344,209
                                                                                 --------------------     --------------------

Other income
    Service charges and other fees                                                            67,302                   70,544
    Mortgage origination fees                                                                 30,415                  209,450
                                                                                 --------------------     --------------------
          Total other income                                                                  97,717                  279,994
                                                                                 --------------------     --------------------

Other expense
    Salaries and employee benefits                                                         3,407,247                1,929,612
    Equipment and occupancy expenses                                                       1,310,040                  591,783
    Professional and other outside services                                                3,688,994                1,186,090
    Other operating expenses                                                                 560,628                  594,412
                                                                                 --------------------     --------------------
          Total other expenses                                                             8,966,909                4,301,897
                                                                                 --------------------     --------------------

          Loss before income taxes                                                        (6,820,097)              (2,677,694)

Income taxes                                                                                       -                        -
                                                                                 --------------------     --------------------

          Net  loss                                                              $        (6,820,097)     $        (2,677,694)
                                                                                 ====================     ====================

Basic and diluted losses per common share                                        $             (4.50)     $             (1.82)
                                                                                 ====================     ====================

See Notes to Consolidated Financial Statements.


                                ebank.com, Inc.
                                 and Subsidiary


                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                        2000                       1999
                                                                                ---------------------    ---------------------

Net loss                                                                        $         (6,820,097)    $         (2,677,694)

Other comprehensive loss:

    Unrealized losses on securities available-for-sale                                       (88,350)                  (1,411)
                                                                                ---------------------    ---------------------

Comprehensive loss                                                              $         (6,908,447)    $         (2,679,105)
                                                                                =====================    =====================


See Notes to Consolidated Financial Statements.

                                 ebank.com, Inc.
                                 and Subsidiary

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                                                         Accumulated
                                     Preferred Stock        Common Stock                                   Other          Total
                                                                                Capital    Accumulated  Comprehensive Stockholders'
                               Shares       Par Value   Shares       Par Value  Surplus      Deficit      Loss           Equity
                               ------      ---------  -----------  --------------------   ------------  -------------  ----------

Balance, December 31, 1998             -    $      -    1,469,250   $  14,693   $13,722,072 $ (1,115,778)  $    (239)   $12,620,748
    Net loss                           -           -            -           -             -   (2,677,694)          -     (2,677,694)
    Other comprehensive loss           -           -            -           -             -            -      (1,411)        (1,411)
                                ---------   ---------  -----------    -------   ----------- -------------  ----------   ------------
Balance, December 31, 1999             -           -    1,469,250      14,693    13,722,072   (3,793,472)     (1,650)     9,941,643
    Net loss                           -           -            -           -             -   (6,820,097)          -     (6,820,097)
    Issuance of preferred stock  911,760       9,118            -           -     1,978,126            -           -      1,987,244
    Other comprehensive loss           -           -            -           -             -            -     (88,350)       (88,350)
                                ---------   ---------  -----------  ---------   ----------- -------------  ----------   ------------
Balance, December 31, 2000       911,760    $  9,118    1,469,250   $  14,693   $15,700,198 $(10,613,569)  $ (90,000)   $ 5,020,440
                                =========   =========  ===========  =========   =========== =============  ==========   ============

See Notes to Consolidated Financial Statements.


                                ebank.com, Inc.
                                 and Subsidiary

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                       2000                         1999
                                                                               ----------------------    ----------------------

OPERATING ACTIVITIES
    Net loss                                                                   $          (6,820,097)    $          (2,677,694)
    Adjustments to reconcile net loss to net cash and cash
        equivalents used in operating activities:
        Net accretion and amortization of securities                                          (2,550)                 (243,631)
        Depreciation and amortization                                                        670,880                   221,374
        Provision for loan losses                                                            798,000                   565,000
        Increase in deferred loan fees and costs                                             144,725                    46,741
        Increase in interest receivable                                                     (331,468)                 (135,832)
        Increase in interest payable                                                         162,041                    59,871
        Other operating activities                                                           807,423                  (140,290)
                                                                               ----------------------    ----------------------

              Net cash and cash equivalents used in operating activities                  (4,571,046)               (2,304,461)
                                                                               ----------------------    ----------------------

INVESTING ACTIVITIES
    Purchases of securities available-for-sale                                                (2,600)              (23,303,491)
    Proceeds from maturities of securities available-for-sale                              1,000,000                26,500,000
    Net increase in loans                                                                (21,827,584)              (38,238,470)
    Purchase of premises and equipment                                                    (1,092,098)                 (854,355)
                                                                               ----------------------    ----------------------

              Net cash and cash equivalents used in investing activities                 (21,922,282)              (35,896,316)
                                                                               ----------------------    ----------------------

FINANCING ACTIVITIES
    Net increase in deposits                                                              27,013,042                28,809,999
    Proceeds from  other borrowings                                                        2,500,000                         -
    Repayment of  other borrowings                                                           (35,101)                        -
    Net increase (decrease) in federal funds purchased                                      (240,000)                  240,000
    Net proceeds from sale of preferred stock                                              1,987,244                         -
                                                                               ----------------------    ----------------------

              Net cash and cash equivalents provided by financing activities              31,225,185                29,049,999
                                                                               ----------------------    ----------------------

Net increase (decrease) in cash and cash equivalents                                       4,731,857                (9,150,778)

Cash and cash equivalents at beginning of year                                               772,899                 9,923,677
                                                                               ----------------------    ----------------------

Cash and cash equivalents at end of year                                       $           5,504,756     $             772,899
                                                                               ======================    ======================



                                 ebank.com, Inc.
                                 and Subsidiary


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                           2000                      1999
                                                                                    -------------------    --------------------

SUPPLEMENTAL DISCLOSURES
        Cash paid for interest                                                      $        3,189,013     $         1,421,186

        Principal balances of loans transferred to other real estate owned          $          628,722     $                 -

        Financed purchases of equipment                                             $          221,981     $                 -




                See Notes to Consolidated Financial Statements.

                                 ebank.com, Inc.
                                 and Subsidiary
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Nature of Business

                     ebank.com, Inc. (the "Company") (formerly known as Southeastern Commerce Holding Company) is a thrift holding company whose business is conducted by its wholly-owned subsidiary, ebank (the "Bank"). The Bank is a federally chartered savings bank located in Marietta, Cobb County, Georgia. The Bank provides a full range of banking services in its primary market area of metropolitan Atlanta.

                  Basis of Presentation

                     The consolidated financial statements for 2000 include the accounts of the Company and its subsidiary. The consolidated financial statements for 1999 also include the accounts of Commerce Mortgage Company, LLC. All assets and liabilities of Commerce Mortgage Company, LLC were assumed by the Company in 2000. Significant intercompany transactions and accounts are eliminated in consolidation.

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate, and deferred taxes.

                  Cash and Cash Equivalents

                     For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks, cash items in process of collection, interest-bearing deposits in banks, and federal funds sold. Generally, federal funds sold are sold for one-day periods. Cash flows from loans, deposits and federal funds purchased are reported net.

                     The Company maintains amounts due from banks which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                  Securities

                     Debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Securities not classified as held-to-maturity, including equity securities with readily determinable fair values, are classified as available-for-sale and recorded at fair value with unrealized gains and losses excluded from operations and reported in other comprehensive income. Equity securities, including restricted stock, without a readily determinable fair value are classified as available-for-sale and recorded at cost.

                     Interest and dividends, amortization of premiums and accretion of discounts are recognized in interest income. Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in operations as realized losses.

                  Loans

                     Loans are reported at their outstanding unpaid principal balances less deferred loan fees and costs and the allowance for loan losses. Interest income is accrued on the unpaid balance.

                     Nonrefundable loan fees and costs incurred for loans are deferred and recognized in income over the life of the loans.

                     The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. Interest income on nonaccrual loans is subsequently recognized only to the extent cash payments are received, until the loan is returned to accrual status.

                     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes the collectibility of the principal is unlikely. Subsequent recoveries are credited to the allowance.

                     The allowance is an amount that management believes will be adequate to absorb estimated losses in the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

                     A loan is considered impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

                  Premises, Equipment and Purchased Software

                     Premises and equipment are carried at cost less accumulated depreciation. Purchased software costs are carried at cost less accumulated amortization which is less than net realizable value. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets.

                  Other Real Estate Owned

                     Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Revenue and expenses from operations are included in net expenses from foreclosed assets. The carrying amount of other real estate owned at December 31, 2000 and 1999 was $614,234 and $ - , respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Mortgage Origination Fees

                     The Company recognizes as income fees paid by residential mortgage borrowers whenever loans are closed and sold to nonaffiliated lenders.

                  Income Taxes

                     Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. A valuation allowance is recorded for those deferred tax items for which is it more likely than not that realization will not occur in the near term.

                  Stock Compensation Plans

                     Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Company's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Company has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net loss and losses per common share and other disclosures, as if the fair value based method of accounting had been applied.

                  Losses Per Common Share

                     Basic losses per common share are computed by dividing net loss less preferred dividends by the weighted-average number of shares of common stock outstanding. Diluted earnings per common share are computed by dividing net loss less preferred dividends minus the income effect of potential common shares that are dilutive by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options and warrants and convertible preferred stock.

                  Comprehensive Income

                     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Reclassifications

                     Certain items of other assets and liabilities on the consolidated balance sheet and income and expenses on the statement of operations as of and for the year ended December 31, 1999 have been reclassified, with no effect on total assets or net loss, to be consistent with the classifications adopted for the current year.

                  Recent Developments

                     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for fiscal years beginning after June 15, 2000. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and requires that an entity recognize all derivatives as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a foreign currency denominated forecasted transaction, or a net investment in a foreign corporation. The Statement generally provides for matching the timing of the recognition of the gain or loss on derivatives designated as hedging instruments with the recognition of the changes in the fair value of the item being hedged. Depending on the type of hedge, such recognition will be in either net income or other comprehensive income. For a derivative not designated as a hedging instrument, changes in fair value will be recognized in net income in the period of change. Management is currently evaluating the impact of adopting this Statement on the financial statements, but does not anticipate that it will have a material impact.

NOTE 2.  MANAGEMENT'S PLAN OF OPERATIONS AND SUBSEQUENT EVENTS

                  The Company was incorporated on August 22, 1997 to operate as a thrift holding company. The Bank commenced banking operations in August of 1998. Shortly after the opening of the Bank, plans were developed to offer basic Internet banking services. Effective April 20, 1999, the corporate and bank names were changed to "ebank.com, Inc." and "ebank", respectively, and the Internet domain name "ebank.com" was acquired. Internet banking services began on June 30, 1999.

                  In January of 2000, the Company launched a new business strategy to rapidly expand its Internet banking operations. The Company's expanded Internet strategy included alliances with several third parties. These alliances were formed to develop: (1) a point of presence network to provide financial services through the Company's Internet Web site, (2) Internet-enabled ATMs and "smart chip cards" and (3) the formation of partnerships with community banks.

                  The Company anticipated immediate and rapid growth and in preparation incurred a substantial amount of expenses in positioning the Company for this growth. To fund the Company's anticipated growth, the Company commenced a private placement offering in the first quarter of 2000. The private placement offering was not successful. Because the requisite capital could not be raised, the Company was unable to implement the expanded Internet strategy.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2.  MANAGEMENT'S PLAN OF OPERATIONS AND SUBSEQUENT EVENTS
                  (Continued)

                  Through December 31, 2000, the Company has incurred accumulated deficits of $10.6 million and a net loss of $6.8 million for the year then ended. In addition, the Company's cash flows from operating activities were a negative $4.6 million for the year ended December 31, 2000. Because of the losses and negative cash flows incurred, the Company was forced to revise its business strategy and revert to traditional banking services. The Company will continue to use basic Internet services as an available resource in the delivery of the Company's services.

                  The Company restructured its senior management team that included the replacement of two senior level executives. In July of 2000, the Company obtained a $2,500,000 line of credit to pay expenses incurred related to its expanded Internet strategy. The Company has terminated all third party alliances and substantially reduced expenses related to the expanded Internet strategy. The Company has also raised net proceeds of approximately $3,050,000 through February 28, 2001 from the sale of preferred stock, which have been used to repay $1,000,000 on the line of credit, inject $1,250,000 of additional capital into the Bank, and fund operations.

                  In the opinion of management, the conversion to traditional banking activities in conjunction with the other actions taken by the Company described above, should provide the Company with the opportunity to achieve profitable results.

NOTE 3.  SECURITIES

                     The amortized cost and fair value of securities are summarized as follows:

                                                                                Gross             Gross
                                                             Amortized        Unrealized       Unrealized            Fair
                                                               Cost             Gains            Losses             Value
                                                          ----------------  ---------------  ----------------   ---------------
                    Securities Available-for-Sale
                       December 31, 2000:
                       Equity securities                  $       150,000   $          -     $      (90,000)    $       60,000
                       Federal Home Loan Bank stock                65,600              -                  -             65,600
                                                          ----------------  ---------------  ----------------   ---------------
                                                          $       215,600   $          -     $      (90,000)    $      125,600
                                                          ================  ===============  ================   ===============

                       December 31, 1999:
                       U. S. Government and agency
                          Securities                      $       997,450   $         -      $       (2,750)    $      994,700
                       Equity securities                          150,000             -                   -            150,000
                       Federal Home Loan Bank stock                63,000             -                   -             63,000
                                                          ----------------  ---------------  ----------------   ---------------
                                                          $     1,210,450   $         -      $       (2,750)    $    1,207,700
                                                          ================  ===============  ================   ===============

                  Securities with a carrying value of $ -- and $497,350 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.  LOANS

                  The composition of loans is summarized as follows:

                                                                                                  December 31,
                                                                                    -----------------------------------------
                                                                                            2000                  1999
                                                                                    ------------------    -------------------

                      Commercial                                                    $     18,409,127      $      12,644,137
                      Real estate - individual                                             6,324,593              3,019,159
                      Real estate - commercial                                            41,816,666             29,612,902
                      Consumer installment and other                                       3,285,126              3,387,518
                                                                                    ------------------    -------------------
                                                                                          69,835,512             48,663,716
                      Deferred loan fees and costs                                          (211,155)               (66,430)
                      Allowance for loan losses                                           (1,500,934)              (730,000)
                                                                                    ------------------    -------------------
                      Loans, net                                                    $     68,123,423      $      47,867,286
                                                                                    ==================    ===================

                  Changes in the allowance for loan losses are as follows:
                                                                                             Years Ended December 31,
                                                                                       -------------------------------------
                                                                                              2000                1999
                                                                                       -----------------    ----------------

                      Balance, beginning of year                                       $       730,000      $       165,000
                         Provision for loan losses                                             798,000              565,000
                         Loans charged off                                                     (27,480)                   -
                         Recoveries of loans previously charged off                                414                    -
                                                                                       -----------------    ----------------
                      Balance, end of year                                             $     1,500,934      $       730,000
                                                                                       =================    ================

                  The total recorded investment in impaired loans was $2,615,925 at December 31, 2000. The impaired loans had related allowances determined in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, totaling $493,867 at December 31, 2000. The average recorded investment in impaired loans for 2000 was $207,907. Interest income recognized for cash payments received on impaired loans was $105,499 for the year ended December 31, 2000. The Company had no impaired loans as of and for the year ended December 31, 1999.

                  In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans for the year ended December 31, 2000 are as follows:

                      Balance, beginning of year                                                             $     2,203,286
                         Advances                                                                                  1,045,037
                         Repayments                                                                                 (759,971)
                         Transactions due to changes in directors                                                   (309,215)
                                                                                                             -----------------
                      Balance, end of year                                                                   $     2,179,137
                                                                                                             =================



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5.  PREMISES AND EQUIPMENT

                  Premises and equipment are summarized as follows:
                                                                                                          December 31,
                                                                                              -------------------------------------
                                                                                                     2000                1999
                                                                                              -----------------    ----------------

                      Leasehold improvements                                                  $       257,372      $       94,764
                      Furniture, fixtures and equipment, including assets
                         acquired under capital lease in 2000 of $221,981                           1,501,113             842,255
                      Computer software and Internet technology                                     1,334,967             842,354
                                                                                              -----------------    ----------------
                                                                                                                        1,779,373
                      Accumulated depreciation and amortization, including amounts
                         applicable to assets acquired under capital lease in 2000 of $43,163        (951,685)           (280,805)
                                                                                              -----------------    ----------------
                                                                                              $     2,141,767      $    1,498,568
                                                                                              =================    ================

                  The Company leases its banking facilities and offices pursuant to operating leases. Rental expense was $372,569 and $158,893 for the years ended December 31, 2000 and 1999, respectively.

                  The future minimum lease payments under the operating leases at December 31, 2000 are as follows:

                     2001                                                                                $          383,679
                     2002                                                                                           391,418
                     2003                                                                                           320,001
                     2004                                                                                           248,068
                     2005                                                                                           169,923
                     Thereafter                                                                                     339,750
                                                                                                         -------------------
                                                                                                         $        1,852,389
                                                                                                         ===================

NOTE 6.  DEPOSITS

                  The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2000 and 1999 was $15,724,174 and $9,226,715, respectively. The scheduled maturities of time deposits at December 31, 2000 are as follows:

                      2001                                                                                 $     45,965,862
                      2002                                                                                        2,811,261
                      2003                                                                                          491,272
                      2004                                                                                            3,861
                                                                                                           -----------------
                                                                                                           $     49,272,256
                                                                                                           =================


                                      F-15

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.  OTHER BORROWINGS

                  Other borrowings consist of the following:

                                                                                                       December 31,
                                                                                            ------------------------------------
                                                                                                  2000                1999
                                                                                            ----------------   -----------------

                  Note payable from bank, interest payable quarterly at prime, minus 0.50% (9.00% at December 31, 2000), due July 31,
                     2001, collateralized by common stock of the Bank,
                     guaranteed by the Company's organizing directors                       $     2,500,000    $            -
                  Capitalized lease obligation, monthly payments of $7,390
                     including imputed interest at 9%, collateralized by equipment                  186,880                 -
                                                                                            ----------------   -----------------

                                                                                            $     2,686,880    $            -
                                                                                            ================   =================

                  The note payable from bank has various covenants related to the Bank's capital adequacy, allowance for loan losses and asset quality. As of December 31, 2000, the Company was in violation of certain of these covenants.

                  Aggregate maturities required on other borrowings at December
                  31, 2000 are due in future years as follows:

                      2001                                                                                 $      2,574,900
                      2002                                                                                           81,927
                      2003                                                                                           30,053
                                                                                                           -----------------
                                                                                                           $      2,686,880
                                                                                                           =================

NOTE 8.  SHORT-TERM BORROWINGS

                  The Company utilizes short-term borrowings as needed for liquidity purposes in the form of federal funds purchased and security repurchase agreements. The Company has unsecured lines of credit for federal funds purchased from other banks totaling $2,000,000 at December 31, 2000 and 1999. Amounts outstanding under these federal fund lines were $ -- and $240,000 at December 31, 2000 and 1999, respectively.

                  The maximum and daily average amounts of federal funds purchased were approximately $1,380,000 and $73,000, respectively, in 2000. The maximum and daily average amounts of federal funds purchased were approximately $4,279,000 and $72,000, respectively, in 1999. The average interest rate paid on federal funds purchased was 5.00% and 6.02% in 2000 and 1999, respectively.

                  The maximum and daily average amounts of security repurchase agreements entered into were approximately $1,000,000 and $71,233, respectively, in 1999, and no corresponding activity in 2000. The average interrest rate paid on security repurchase agreements in 1999 was 4.24%.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9.  PREFERRED STOCK

                  In the third quarter of 2000, the Company offered, through a private placement memorandum, to sell up to 500,000 "capital units" at a price of $10 per unit. Each capital unit consists of four shares of 8% cumulative preferred stock and a warrant to purchase two shares of common stock for $3.50 per share. Each share of preferred stock is convertible into one share of common stock. The preferred stock is convertible at any time at the option of the holder. In addition, the Company can require conversion of the preferred stock if the closing price of its common stock equals or exceeds $10.00 per share for fifteen consecutive trading days. At the Company's election, dividends on the preferred stock may be paid in cash or in additional shares of common stock. Currently, the Company can pay no cash dividends. The warrants terminate on the earlier of five years or thirty days after the Company notifies the holder that the closing price of the Company's common stock has equaled or exceeded $5.00 per share for twenty consecutive trading days.

                  In connection with the sale of the preferred stock, the Company has agreed to pay its underwriter (a) a commission equal to 10% of the sales price for each unit sold by the underwriter (with the exception of units sold to directors and officers of the Company or units sold to investors located by the Company's directors and officers who purchase at least 50,000 units) plus (b) a $25,000 fee when 50,000 units have been sold by the underwriter, plus (c) a warrant to purchase 200,000 shares of the Company's common stock at a price of $4.00 per share, exercisable for a period of five years.

                  A summary of the preferred stock issued as of December 31, 2000 follows:

                      Capital units sold                                                                                227,940
                                                                                                                =================

                      Gross proceeds from offering                                                              $     2,279,400

                      Offering costs including underwriter commission                                                  (292,156)
                                                                                                                -----------------
                      Net proceeds received from offering                                                       $     1,987,244
                                                                                                                =================
                      Preferred shares issued                                                                           911,760
                                                                                                                =================
                      Accumulated undeclared dividends                                                          $        25,592
                                                                                                                =================

                      Common stock available for purchase under warrants issued to preferred stockholders               455,880

                      Common stock available for purchase under warrants issued to underwriter                          200,000
                                                                                                                -----------------
                      Total common stock available for purchase under warrants                                          655,880
                                                                                                                =================

                                      F-17

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. INVESTMENT IN TALISMAN TECHNOLOGIES, INC.

                  On March 16, 2000, the Company entered into an exclusive 15-year license agreement with Talisman Technologies, Inc. ("Talisman"), an affiliate of Talisman Entertainment, Inc., to use its Internet ATM technology in its installation and operation of ATMs within the United States, and granted Talisman a 15-year license to use its banking knowledge and know-how, trademarks, business plans, and marketing materials outside the United States. As consideration for these licenses, the Company issued 161,438 shares with a fair value of $665,932 of its common stock to Talisman, which represented 9.9% of its outstanding common stock. The Company was committed to issue additional shares to maintain Talisman's 9.9% interest if certain events occurred. In return, Talisman issued the Company 9.9% of its outstanding common stock. In addition, the Company agreed to enter into an outsourcing agreement with Talisman within 180 days after the closing, pursuant to which Talisman would provide the Company's core data processing services.

                  On July 14, 2000, the Company and Talisman agreed not to proceed with an outsourcing agreement and, pursuant to the terms of the agreement, the entire transaction between the parties, including the license transfers and share issuances, was rescinded. As a result, the 161,438 shares of common stock issued to Talisman were redeemed, the licenses granted to Talisman and to the Company were cancelled, and the related agreements were terminated.

NOTE 11. STOCK OPTIONS

                  In May 1999, The Company's stockholders approved the 1998 ebank.com, Inc. Stock Incentive Plan ("Plan"), which authorizes the grant of stock options to eligible employees, officers and directors. The Company initially reserved a maximum of 220,000 shares for issuance under the Plan. However, in September 1999, the Plan was amended to provide that the amount of stock subject to the Plan automatically adjusts so that at all times it equals 15 percent of the outstanding shares of stock.

                  Under the Plan, the Company may grant either incentive stock options or nonqualified stock options. The total number of shares issuable as incentive stock options may not exceed 220,000 without stockholder approval.

                  The exercise price for the common stock granted as either an incentive stock option of as a nonqualified stock options must be equal to at least 100 percent of the fair market value per share of common stock on the date of grant. Options have a three-year vesting term, expiring ten years after the date of grant. The Board of Directors may, at its discretion, provide that an option not be exercisable, in whole or in part, for any periods of time, as specified in the option agreements. Summarized information related to the stock options is as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                 Years Ended December 31,
                                                             -----------------------------------------------------------------
                                                                          2000                              1999
                                                             --------------------------------   ------------------------------
                                                                                Weighted-                         Weighted-
                                                                                 Average                           Average
                                                                                 Exercise                         Exercise
                                                                Number            Price            Number           Price
                                                             --------------   ---------------   -------------   --------------

                    Under option, beginning of year               202,125      $       11.52              -        $        -
                       Granted                                     65,000               3.15        202,125             11.52
                       Exercised                                        -                  -              -                 -
                       Terminated                                (196,458)             11.56              -                 -
                                                             --------------                     -------------
                    Under option, end of year                      70,667               3.70        202,125             11.52
                                                             ==============                     =============

                    Exercisable, end of year                        5,667              10.00         42,541             11.52
                                                             ==============                     =============

                    Weighted-average fair value of
                       options granted during the year             $ 2.42                            $ 5.69
                                                             ==============                     =============



                                                        Options Outstanding                    Options Exercisable
                                           ---------------------------------------------- -------------------------------
                                                             Weighted-
                                                              Average        Weighted-                       Weighted-
                                                             Remaining        Average                         Average
                     Range of                 Shares        Contractual       Exercise        Shares         Exercise
                 Exercise Prices            Outstanding         Life           Price       Exercisable         Price
          -------------------------------  --------------  ---------------  ------------- ---------------  --------------

                      $10.00                       5,667          8 years   $      10.00           5,667    $      10.00
                  $3.06 - $3.62                   65,000         10 years           3.15               -               -
                                           --------------                                 ---------------
          Outstanding at end of year              70,667       9.84 years   $       3.70           5,667    $      10.00
                                           ==============                                 ===============

                  The Company applies Opinion 25 and related Interpretations in accounting for the stock option plan. Accordingly, no compensation cost has been recognized. Had compensation cost for the stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method prescribed by SFAS No. 123, net loss and losses per share would have been adjusted to the pro forma amounts indicated below.

                                                                                                Years Ended December 31,
                                                                                        -----------------------------------------
                                                                                               2000                     1999
                                                                                        -----------------------------------------
                                                                                         (In thousands, except per share data)
                                                                                        -----------------------------------------

          Net loss attributable to common stockholders     As reported                  $    (6,845,689)          $  (2,677,694)
                                                           Pro forma                    $    (6,515,675)          $  (3,058,426)

          Losses per share                                 As reported                  $         (4.50)          $       (1.82)
                                                           Pro forma                    $         (4.28)          $       (2.02)

          Losses per share -                               As reported                  $         (4.50)          $       (1.82)
            assuming dilution                              Pro forma                    $         (4.28)          $       (2.02)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. STOCK OPTIONS (Continued)

                  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                                                  Years Ended December 31,
                                                                                              ----------------------------------
                                                                                                    2000              1999
                                                                                              ----------------------------------
                        Dividend yield                                                                      0%               0%
                        Expected life                                                                 10 years        9.5 years
                        Expected volatility                                                                62%              25%
                        Risk-free interest rate                                                          6.23%            6.30%


NOTE 12.          INCOME TAXES

                  Income tax expense consists of the following:
                                                                                              Years Ended December 31,
                                                                                        -------------------------------------
                                                                                               2000                1999
                                                                                        -----------------   -----------------

                      Current                                                           $    (2,382,037)    $      (820,478)
                      Deferred                                                                 (248,994)           (204,804)
                      Change in valuation allowance                                           2,631,031           1,025,282
                                                                                        -----------------   -----------------
                                    Income tax expense                                  $             -     $             -
                                                                                        =================   =================

                  The Company's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to losses before income taxes. A reconciliation of the differences is as follows:

                                                                                     Years Ended December 31,
                                                                    -----------------------------------------------------------
                                                                                2000                           1999
                                                                    ----------------------------   ----------------------------
                                                                        Amount         Percent         Amount         Percent
                                                                    ---------------   ----------   ----------------  ----------

                       Income taxes at statutory rate               $  (2,318,833)      (34) %     $     (910,416)     (34) %
                           Change in valuation allowance                2,631,031        39             1,025,282       38
                           State income tax benefits                     (319,038)       (5)             (106,037)      (4)
                           Nondeductible expenses                           6,840         -                (8,829)       -
                                                                    ---------------   ----------   ----------------  ----------
                       Income tax expense                           $           -         -   %     $           -        -    %
                                                                    ===============   ==========   ================  ==========


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.          INCOME TAXES (Continued)

                  The components of deferred income taxes are as follows:

                                                                                                    December 31,
                                                                                        --------------------------------------
                                                                                                2000                1999
                                                                                        ------------------   -----------------

                      Deferred tax assets:
                         Loan loss reserves                                             $        547,760     $       262,129
                         Organization costs                                                       64,683              97,601
                         Net operating loss carryforward                                       3,460,800           1,078,763
                         Other                                                                    79,839              18,256
                                                                                        ------------------   -----------------
                                                                                                                   1,456,749
                      Valuation allowance                                                     (4,074,533)         (1,443,502)
                                                                                        ------------------   -----------------
                                                                                                  78,549              13,247
                                                                                        ------------------   -----------------

                      Deferred tax liabilities, depreciation:                                     78,549              13,247
                                                                                        ------------------   -----------------

                      Net deferred taxes                                                $              -     $             -
                                                                                        ==================   =================

                     At December 31, 2000, the Company has available net operating loss carryforwards of approximately $8,623,000 for Federal income tax purposes. If unused, the carryforwards will expire beginning in 2018.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13.          LOSSES PER COMMON SHARE

                  Presented below is a summary of the components used to calculate basic and diluted losses per common share.

                                                                                              Years Ended December 31,
                                                                                         ------------------------------------
                                                                                              2000                1999
                                                                                         ----------------   -----------------

                  Basic Losses Per Common Share:
                     Weighted average common shares outstanding                               1,522,622           1,469,250
                                                                                        =================  ==================

                     Net loss                                                           $    (6,820,097)   $     (2,677,694)
                     Undeclared preferred stock dividends                                       (25,592)                 -
                                                                                        -----------------  ------------------

                     Net loss attributable to common stockholders                       $    (6,845,689)   $     (2,677,694)
                                                                                        =================  ==================


                     Basic losses per common share                                      $         (4.50)   $          (1.82)
                                                                                        =================  ==================

                  Diluted Losses Per Common Share:
                     Weighted average common shares outstanding                               1,522,622           1,469,250
                     Net effect of the assumed exercise of stock
                        options and warrants based on the treasury stock method
                        using average market prices for the year                                      -                   -
                     Net effect of convertible preferred stock                                        -                   -
                                                                                        -----------------  ------------------
                     Total weighted average common shares and
                        common stock equivalents outstanding                                  1,522,622           1,469,250
                                                                                        =================  ==================

                     Net loss attributable to common stockholders                       $    (6,845,689)   $     (2,677,694)
                                                                                        =================  ==================

                     Diluted losses per common share                                    $         (4.50)   $          (1.82)
                                                                                        =================  ==================

NOTE 14.          COMMITMENTS AND CONTINGENCIES

                  The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

                  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. A summary of the Company's commitments is as follows:

                                                                                                   December 31,
                                                                                       --------------------------------------
                                                                                              2000                 1999
                                                                                       -----------------    -----------------

                      Commitments to extend credit                                     $      2,019,000     $     19,976,000
                                                                                       =================    =================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14.          COMMITMENTS AND CONTINGENCIES (Continued)

                  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer.

                  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral is required in instances which the Company deems necessary. There were no outstanding letters of credit at December 31, 2000 and 1999.

                  In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

NOTE 15.          CONCENTRATIONS OF CREDIT

                  The Company originates primarily commercial, residential, and consumer loans to customers in the Atlanta metropolitan area. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in this area.

                  Sixty-nine percent of the Company's loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Company's primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

                  The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 15% of unimpaired capital and surplus, as defined by the Office of Thrift Supervision, or approximately $998,000.

NOTE 16. Regulatory Matters

                  The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2000, no amounts were available for dividend declaration without regulatory approval.

                  The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to thrift holding companies.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, Tier I capital to total adjusted assets, and tangible capital to total adjusted assets. Management believes, as of December 31, 2000, the Company and the Bank met all capital adequacy requirements to which they are subject.
                  As of December 31, 2000, the most recent notification from the Office of Thrift Supervision categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as well or adequately capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                  The Company and Bank's actual capital amounts and ratios are presented in the following table.


                                                                                                           To Be Well
                                                                                  For Capital           Capitalized Under
                                                                                   Adequacy             Prompt Corrective
                                                          Actual                   Purposes             Action Provisions
                                                 -------------------------  ------------------------  ----------------------
                                                   Amount        Ratio        Amount       Ratio        Amount      Ratio
                                                 -----------  ------------  ------------ -----------  -----------  ---------
     As of December 31, 2000:                                              (Dollars in Thousands)
                                                 ---------------------------------------------------------------------------

  Total Capital to Risk Weighted Assets
        Consolidated                             $    5,922         8.21%   $     5,768       8.00%   $      N/A        N/A
        Bank                                     $    6,040         8.56%   $     5,644       8.00%   $    7,055     10.00%
     Tier I Capital to Risk Weighted Assets
        Consolidated                             $    4,044         5.61%   $     2,884       4.00%   $      N/A        N/A
        Bank                                     $    5,158         7.31%   $     2,822       4.00%   $    4,233      6.00%
     Tier I Capital to Total Adjusted Assets
        Consolidated                             $    4,044         5.24%   $     3,090       4.00%   $      N/A        N/A
        Bank                                     $    5,158         6.93%   $     2,980       4.00%   $    3,725      5.00%
     Tangible Capital
        Bank                                     $    5,158         6.93%   $     1,118       1.50%   $      N/A        N/A



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                           To Be Well
                                                                                  For Capital           Capitalized Under
                                                                                   Adequacy             Prompt Corrective
                                                          Actual                   Purposes             Action Provisions
                                                 -------------------------  ------------------------  ----------------------
                                                   Amount        Ratio        Amount       Ratio        Amount      Ratio
                                                 -----------  ------------  ------------ -----------  -----------  ---------
     As of December 31, 1999:                                              (Dollars in Thousands)
                                                 ---------------------------------------------------------------------------

     Total Capital to Risk Weighted Assets
        Consolidated                             $   10,567        21.40%   $     3,949       8.00%   $      N/A        N/A
        Bank                                     $    7,573        15.70%   $     3,863       8.00%   $    4,829     10.00%
     Tier 1 Capital to Risk Weighted Assets
        Consolidated                             $    9,943        20.10%   $     1,974       4.00%   $      N/A        N/A
        Bank                                     $    6,969        14.40%   $     1,931       4.00%   $    2,897      6.00%
     Tier 1 Capital to Total Adjusted Assets
        Consolidated                             $    9,943        22.90%   $     1,734       4.00%   $      N/A        N/A
        Bank                                     $    6,969        17.30%   $     1,609       4.00%   $    2,012      5.00%
     Tangible Capital
        Bank                                     $    6,969        17.30%   $       603       1.50%   $      N/A        N/A

                  A reconciliation of the Company's and the Bank's capital as determined under generally accepted accounting principles ("GAAP") to regulatory capital at December 31, 2000 is as follows:


                                                                                                   Total           Tier 1
                                                                                                ------------     ------------
                                                                                                   (Dollars in Thousands)
                                                                                                -----------------------------

                      Consolidated GAAP capital                                                 $     5,020      $    5,020
                      Unallowable preferred stock and capital surplus                                     -            (976)
                      Allowable allowance for loan losses                                               902               -
                                                                                                ------------     ------------
                      Regulatory capital                                                        $     5,922      $    4,044
                                                                                                ============     ============



                                                                                Total            Tier 1           Tangible
                                                                             -------------    --------------    --------------
                                                                                          (Dollars in Thousands)
                                                                             -------------------------------------------------

                   Bank GAAP capital                                         $      5,158     $       5,158     $       5,158
                   Allowable allowance for loan losses                                882                 -                 -
                                                                             -------------    --------------    --------------
                   Regulatory capital                                        $      6,040     $       5,158     $       5,158
                                                                             =============    ==============    ==============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17. FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107, Disclosures about Fair Values of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

                  Cash, Due From Banks, Interest-bearing Deposits in Banks, and Federal Funds Sold:

                     The carrying amounts of cash, due from banks, interest-bearing deposits in banks, and federal funds sold approximate fair values.

                  Securities:

                     Fair values for securities are based on available quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair value.

                  Loans:

                     For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values.

                  Deposits:

                     The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

                  Other Borrowings:

                     For variable-rate borrowings that reprice frequently, the carrying amount approximates fair value. For fixed rate borrowings, the fair values are estimated using discounted cash flow analyses, using interest rates currently being offered for similar terms to borrowers of similar credit quality.

                  Federal Funds Purchased:

                  The carrying amount of federal funds purchased approximates fair value.

                  Accrued Interest:

                  The carrying amounts of accrued interest approximate their fair values.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Off-Balance Sheet Instruments:

                     Fair values of the Company's off-balance sheet financial instruments are based on fees currently charged to enter into similar agreements. Since the majority of the Company's off-balance sheet instruments consist of nonfee-producing, variable-rate commitments, the Company has determined they do not have a distinguishable fair value.

                     The carrying amounts and estimated fair values of the Company's financial instruments were as follows:

                                                          December 31, 2000                      December 31, 1999
                                                 -------------------------------------  -------------------------------------
                                                     Carrying              Fair             Carrying              Fair
                                                      Amount              Value              Amount              Value
                                                 -----------------   -----------------  ------------------  -----------------


             Financial assets:
                Cash, due from banks, interest-
                   bearing deposits in banks,

                   and federal funds sold        $      5,504,756    $      5,504,756   $         772,899   $        772,899
                 Securities available-for-sale            125,600             125,600           1,207,700          1,207,700
                 Loans                                 68,123,423          70,664,972          47,867,286         47,519,520
                 Accrued interest receivable              517,040             517,040             185,572            185,572

             Financial liabilities:
                Deposits                               68,624,164          69,341,054          41,611,122         41,788,953
                 Other borrowings                       2,686,880           2,686,880                   -                  -
                Federal funds purchased                         -                   -             240,000            240,000
                 Accrued interest payable                 248,463             248,463              86,422             86,422


NOTE 18. SUPPLEMENTAL FINANCIAL DATA

                  Components of other operating expenses in excess of 1% of total revenue are as follows:

                                                                                              Years Ended December 31,
                                                                                        -------------------------------------
                                                                                               2000                1999
                                                                                        -----------------   -----------------

                      Professional and outside services:
                         Advertising                                                    $      1,190,856    $        398,325
                         Legal                                                                 1,255,077             327,770
                         Public relations                                                        174,809             240,227
                         Other professional                                                    1,068,252             219,768
                      Other expense:
                         Supplies and printed forms                                              104,511              62,186
                         Telecommunications                                                      208,277             155,467
                         Insurance                                                                15,730              60,560
                         OTS penalty assessment (1)                                                    -             100,000
                         Operating charge-offs                                                   154,153              57,911


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (1) The Office of Thrift Supervision assessed a $100,000 civil money penalty against the Company because it concluded that the Company began to offer Internet services prior to obtaining its approval. While neither admitting nor denying the Office of Thrift Supervision's assertions, in September 1999, the Company consented to and paid this penalty.

NOTE 19. PARENT COMPANY FINANCIAL INFORMATION

         The following information presents the condensed balance sheets, statements of operations, and cash flows of ebank.com, Inc. as of and for the years ended December 31, 2000 and 1999:


                                                             CONDENSED BALANCE SHEETS

                                                                                              2000                 1999
                                                                                       -----------------    -----------------


                      Assets
                         Cash                                                          $            564     $        44,451
                         Federal funds sold                                                   1,530,000             620,000
                         Interest-bearing deposit with bank subsidiary                                -           1,015,000
                         Investment in bank subsidiary                                        5,158,127           6,969,337
                         Investment in nonbank subsidiary                                             -            (300,512)
                         Securities available-for-sale                                           60,000             150,000
                         Loans, net of allowance for loan losses of $20,000 in 1999                   -             223,012
                         Premises and equipment, net                                          1,155,206             596,440
                         Other assets                                                             8,309             778,228
                                                                                       -----------------    -----------------
                                    Total assets                                       $      7,912,206     $    10,095,956
                                                                                       =================    =================

                      Liabilities
                         Other borrowings                                              $      2,500,000     $            -
                         Other liabilities                                                      391,766             154,313
                                                                                       -----------------    -----------------
                                    Total liabilities                                         2,891,766             154,313

                      Stockholders' equity                                                    5,020,440           9,941,643
                                                                                       -----------------    -----------------

                      Total liabilities and stockholders' equity                       $      7,912,206     $    10,095,956
                                                                                       =================    =================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                        CONDENSED STATEMENTS OF OPERATIONS

                                                                                              2000                 1999
                                                                                       -----------------    -----------------

                       Income, interest and other                                       $        59,450      $       192,193
                                                                                       -----------------    -----------------

                      Expenses
                         Interest                                                               89,375                    -
                         Salaries and benefits                                               1,275,211              494,892
                         Equipment and occupancy expenses                                      629,805              102,511
                         Professional and other outside services                             2,893,953            1,038,131
                         Other operating expenses                                              179,994              163,994
                                                                                       -----------------    -----------------
                                    Total expenses                                           5,068,338            1,799,528
                                                                                       -----------------    -----------------

                            Loss before equity in loss of subsidiary                        (5,008,888)          (1,607,335)

                      Equity in loss of subsidiary                                          (1,811,209)          (1,070,359)
                                                                                       -----------------    -----------------

                                    Net loss                                           $    (6,820,097)     $    (2,677,694)
                                                                                       =================    =================


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19. PARENT COMPANY FINANCIAL INFORMATION (Continued)

                                                        CONDENSED STATEMENTS OF CASH FLOWS

                                                                                               2000                  1999
                                                                                       ------------------    -------------------

                    OPERATING ACTIVITIES
                       Net loss                                                        $     (6,820,097)     $       (2,677,694)
                       Adjustments to reconcile net loss to net cash and
                          cash equivalents used in operating activities:
                          Equity in loss of subsidiary                                        1,811,209               1,070,359
                          Depreciation and amortization                                         436,641                       -
                          Other operating activities                                            635,766                (608,774)
                                                                                       ------------------    -------------------

                                  Net cash and cash equivalents used
                                     in operating activities                                 (3,936,481)             (2,216,109)
                                                                                       ------------------    -------------------

                    INVESTING ACTIVITIES
                          Net (increase) decrease in loans                                      223,012                (223,012)
                          Purchase of premises and equipment                                   (922,662)               (596,440)
                                                                                       ------------------    -------------------

                                     Net cash and cash equivalents used in
                                        investing activities                                   (699,650)               (819,452)
                                                                                       ------------------    -------------------

                    FINANCING ACTIVITIES
                       Proceeds from other borrowings                                         2,500,000                       -
                       Net proceeds from sale of preferred stock                              1,987,244                       -
                                                                                       ------------------    -------------------

                                  Net cash and cash equivalents
                                     provided by financing activities                         4,487,244                       -
                                                                                       ------------------    -------------------

                    Net increase (decrease) in cash and cash equivalents                       (148,887)             (3,035,561)

                    Cash and cash equivalents at beginning of year                            1,679,451               4,715,012
                                                                                       ------------------    -------------------

                    Cash and cash equivalents at end of year                           $      1,530,564      $        1,679,451
                                                                                       ==================    ===================

                                 ebank.com, Inc.
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                             March 31,            December 31,
                                                                                2001                 2000
                                                                                ----                 ----
                                                                            (Unaudited)             (Audited)

Cash and due from banks                                                 $            752,572  $       2,163,472
Interest bearing deposits in banks                                                    25,108             11,284
Federal funds sold                                                                 6,019,000          3,330,000
Securities available for sale                                                        151,500            125,600
Loans, net of allowance for loan losses of $1,500,934 and                         69,323,714         68,123,423
$1,500,934, respectively
Premises and equipment, net                                                        1,965,820          2,141,767
Accrued interest receivable                                                          482,846            517,040
Other assets                                                                         185,213            826,384
                                                                        --------------------  -----------------
         Total assets                                                   $         78,905,773  $      77,238,970
                                                                        ====================  =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                                                $         70,677,231  $      68,624,164
Accrued interest payable                                                             231,042            248,463
Other borrowings                                                                   1,668,825          2,686,880
Other liabilities                                                                    195,631            659,023
                                                                        --------------------  -----------------
         Total liabilities                                                        72,772,729         72,218,530
                                                                        --------------------  -----------------

SHAREHOLDERS' EQUITY
Preferred stock, $.01 par value, 8% cumulative, convertible into one                  13,598              9,118
share of common stock; 10,000,000 shares authorized; 1,359,760 and
911,760 issued and outstanding at March 31,2001 and December 31, 2000, respectively; $88,881 and $25,592 accumulated undeclared dividends at
March 31, 2001 and December 31, 2000, respectively.
Common stock, $.01 par value, 10,000,000 shares authorized, 1,469,250
shares issued and outstanding                                                         14,693             14,693
Capital surplus                                                                   16,760,408         15,700,198
Accumulated deficit                                                              (10,565,655)       (10,613,569)
Accumulated other comprehensive loss                                                 (90,000)           (90,000)
                                                                        --------------------  -----------------
           Total shareholders' equity                                              6,133,044          5,020,440
                                                                        --------------------  -----------------

          Total liabilities and shareholders' equity                    $         78,905,773  $      77,238,970
                                                                        ====================  =================

The accompanying notes are an integral part of these consolidated financial statements
                                 ebank.com, Inc.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                      For the three months ended
                                                                              March 31 ,
                                                                       2001                  2000
                                                                       ----                  ----
Interest income
         Loans, including fees.........................      $          1,754,540         1,234,887
         Investment securities:
             U.S. Government agencies and
             corporations..............................                     -----             2,503
         Other investments.............................                     1,295             1,217
         Federal funds sold............................                    26,915            34,032
                                                             --------------------    --------------
         Total interest income.........................                 1,782,750         1,272,639
                                                             --------------------    --------------
Interest expense
         Interest bearing demand and money market                         176,077           179,967
         Savings.......................................                       514               212
         Time deposits of $100,000 or more.............                   203,687           133,859
         Other time deposits...........................                   610,848           265,689
         Other borrowings..............................                    34,787             2,974
                                                             --------------------    --------------
         Total interest expense........................                 1,025,913           582,701
                                                             --------------------    --------------
Net interest income....................................                   756,837           689,938
Provision for possible loan losses.....................                     -----            58,000
                                                             --------------------    --------------
Net inteInterest income after provision
         for possible loan losses......................                   756,837           631,938
                                                             --------------------    --------------
Other income...........................................                   149,868            24,318
                                                             --------------------    --------------
Other expense
         Salaries and other compensation...............                   465,445           630,668
         Employee benefits.............................                   114,563           202,957
         Net occupancy and equipment expense...........                   314,862           293,054
         Professional and other outside services.......                  (116,291)          996,304
         Other expense.................................                    80,211           118,000
                                                             --------------------    --------------
               Total other expenses....................                   858,790         2,240,983
                                                             --------------------    --------------
Income (loss) before income tax benefit................                    47,915        (1,584,727)
Income tax ............................................                        --                --
                                                             --------------------    --------------
         Net income (loss).............................      $             47,915    $   (1,584,727)
                                                             ====================    ===============
Basic and diluted (loss) per common share..............      $               (.01)   $        (1.06)
                                                             ====================    ===============


The accompanying notes are an integral part of these consolidated financial statements.

                                 ebank.com, Inc.
             Consolidated Statements of Comprehensive Income (Loss)
                                   (Unaudited)


                                                                          For the three months ended
                                                                                   March 31,
                                                                                   ---------
                                                                            2001                      2000
                                                                            ----                      ----
Net income (loss)                                             $     47,915                      $ (1,584,727)
Other comprehensive loss:
       Unrealized loss on securities
          available for sale                                            --                                --
                                                              ------------                      -------------
Comprehensive income / (loss)                                   $   47,915                      $ (1,584,727)
                                                              ============                      =============


The accompanying notes are an integral part of these consolidated financial statements.

                                ebank.com, Inc.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                     For the three months ended
                                                                                              March 31,
                                                                                        2001                 2000
                                                                                        ----                 ----

Cash flows from operating activities:
         Net income (loss)                                                    $          47,915   $       (1,584,727)
         Adjustment to reconcile net income (loss)
                  to net cash used in operating activities:
         Net accretion of investment securities                                            ----               (3,650)
         Depreciation expense                                                           167,142              112,134
         Provision for possible loan losses                                                ----               58,000
             Gain on sale of other real estate owned                                   (120,764)                ----
         Decrease (increase) in other assets                                             26,938             (856,773)
         Decrease (increase) in accrued interest receivable                              34,194             (164,597)
         (Decrease) increase in accrued interest payable                                (17,421)              16,516
         (Decrease) increase in other liabilities                                      (463,394)                 884
                                                                              ------------------  ------------------
                  Net cash used in operating activities                                (325,390)          (2,422,213)
                                                                              ------------------  ------------------
Cash flows from investing activities:
         Purchase of securities available for sale                                      (25,900)              (2,600)
         Maturities of securities available for sale                                       ----            1,000,000
         Loans originated, net of principal repayments                               (1,200,291)          (2,512,568)
             Net proceeds from sale of other real estate owned                          734,998                 ----
             Refund of equipment cost                                                    22,500                 ----
         Purchases of furniture and equipment                                           (13,695)            (811,513)
                                                                              ------------------  ------------------
                  Net cash used by investing activities                                (482,388)          (2,326,681)
                                                                              ------------------  ------------------
Cash flows from financing activities:
         Net proceeds from sale of preferred stock                                    1,064,690                 ----
         Principal repayments of other borrowings                                    (1,018,055)                ----
         Net increase in deposits                                                     2,053,067            7,385,728
                                                                              -----------------   ------------------
                  Net cash provided by financing activities                           2,099,702            7,385,728
                                                                              -----------------   ------------------
Net increase in cash and cash equivalents                                             1,291,924            2,636,834

Cash and cash equivalents:
         Beginning of period                                                          5,504,756              772,899
                                                                              -----------------   ------------------
         End of period                                                        $       6,796,680   $        3,409,733
                                                                              =================   ==================



The accompanying notes are an integral part of these consolidated financial statements.

                                ebank.com, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 -BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310 (b) of Regulation S-B. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to our consolidated financial statements and footnotes included in our annual report on Form 10-KSB.

         ebank.com, Inc. (formerly known as Southeastern Commerce Holding Company) provides a full range of banking and bank-related services to individual and corporate customers through its bank subsidiary, located in north Atlanta, Georgia. Shortly after the opening of the bank subsidiary, plans were developed to offer Internet banking services, and regulatory approval for such services was obtained in December 1998. Effective April 20, 1999, the corporate name was changed to "ebank.com, Inc." and the Internet domain name "ebank.com" was acquired. Internet banking services began on June 30, 1999. ebank.com, Inc. and its subsidiary are subject to intense competition for all banking services, including Internet banking, from other financial institutions and nonbank financial service companies.

         ebank.com, Inc. was incorporated under the laws of the State of Georgia on August 22, 1997 to operate as a unitary thrift holding company under the supervision of the Office of Thrift Supervision. ebank began as a general banking business on August 17, 1998, as a wholly owned subsidiary of the company. The consolidated financial statements include the accounts of the company and its wholly owned subsidiary, the bank, collectively known as the "company." All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2 -LOSSES PER COMMON SHARE

                  Presented below is a summary of the components used to calculate basic and diluted losses per common share.

                                                                                          For the three months ended March
                                                                                                         31,




                                                                                         ------------------------------------
                                                                                              2001                2000
                                                                                         ----------------   -----------------


                Basic Losses Per Common Share:
                     Weighted average common shares outstanding                                1,469,250          1,497,635
                                                                                        =================  ==================

                     Net income (loss)                                                  $         47,915   $     (1,584,727)
                     Undeclared preferred stock dividends                                        (63,289)                -
                                                                                        -----------------  ------------------

                     Net loss attributable to common stockholders                       $        (15,374)  $     (1,584,727)
                                                                                        =================  ==================

                     Basic losses per common share                                      $           (.01)  $          (1.06)
                                                                                        =================  ==================

                  Diluted Losses Per Common Share:
                     Weighted average common shares outstanding                                1,469,250          1,497,635
                     Net effect of the assumed exercise of stock
                        options and warrants based on the treasury stock method
                        using average market prices for the year                                       -                  -
                     Net effect of convertible preferred stock                                         -                  -
                                                                                        -----------------  ------------------
                     Total weighted average common shares and
                        common stock equivalents outstanding                                   1,469,250          1,497,635
                                                                                        =================  ==================

                     Net loss attributable to common stockholders                                (15,374)  $     (1,584,727)
                                                                                        =================  ==================

                     Diluted losses per common share                                                (.01)  $          (1.06)
                                                                                        =================  ==================

NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS

Accounting Pronouncements

         The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 133 (SFAS 133) "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 is effective for fiscal years beginning after June 15, 2000. Under SFAS 133, a company recognizes all derivative instruments in the statement of financial position as either assets or liabilities and will measure them at fair value. The difference between a derivative's previous carrying amount and its fair value is reported as a transition adjustment presented in net income or other comprehensive income, as appropriate, in a manner similar to the cumulative effect of a change in accounting principle. This statement also determines the accounting for the changes in fair value of a derivative, depending on the intended use of the derivative and resulting designation. The adoption of SFAS 133 did not have a significant impact on the consolidated financial condition or our results of operations.

NOTE 4 - ACCUMULATED OTHER COMPREHENSIVE LOSS

         Accumulated other comprehensive loss is as follows:

                                                             Unrealized
                                                           Gains (Losses)
                                                           On Securities
                                                           -------------

                  Beginning balance - December 31, 2000   $    (90,000)
                  Current - period change                           --
                                                          ------------
                  Ending balance -  March 31, 2001        $    (90,000)
                                                          ============

NOTE 5 - OTHER BORROWING

         The company established a $2,500,000 credit line in July 2000. Interest on the note is payable quarterly at prime minus .50% (7.50% at March 31, 2001). The note, due July 31, 2001, is collateralized by common stock of the bank, and guaranteed by the Company's organizing directors. The principal balance on the note at March 31, 2001 was $1,500,000.

NOTE 6 - CAPITALIZED LEASE OBLIGATION

         The Company capitalized a lease obligation during the quarter ended September 30, 2000. The terms of the lease require payments of $7,390 for a term of 36 months. The Company recognized a capital lease asset and related obligation under the capital lease in the amount of $221,981. The remaining obligation was $168,825 as of March 31, 2001.

NOTE 7 - PREFERRED STOCK

         In the third and fourth quarters of 2000 and the first quarter of 2001, the Company offered, through a private placement memorandum, to sell up to 500,000 "capital units" at a price of $10 per unit. Each capital unit consists of four shares of 8% cumulative preferred stock and a warrant to purchase two shares of common stock for $3.50 per share. Each share of preferred stock is convertible into one share of common stock. The preferred stock is convertible at any time at the option of the holder. In addition, the Company can require conversion of the preferred stock if the closing price of its common stock equals or exceeds $10.00 per share for fifteen consecutive trading days. At the Company's election, dividends on the preferred stock may be paid in cash or in additional shares of common stock. Currently, the Company can pay no cash dividends. The warrants terminate on the earlier of five years or thirty days after the Company notifies the holder that the closing price of the Company's common stock has equaled or exceeded $5.00 per share for twenty consecutive trading days.

             In connection with the sale of the preferred stock, the Company has agreed to pay its underwriter (a) a commission equal to 10% of the sales price for each unit sold by the underwriter (with the exception of units sold to directors and officers of the Company or units sold to investors located by the Company's directors and officers who purchase at least 50,000 units) plus (b) a $25,000 fee when 50,000 units have been sold by the underwriter, plus (c) a warrant to purchase 200,000 shares of the Company's common stock at a price of $4.00 per share, exercisable for a period of five years.


A summary of the preferred stock issued as of March 31, 2001 follows:

Capital units sold                                                                                 339,940
                                                                                           =================

Gross proceeds from offering                                                               $     3,399,400

Offering costs including underwriter commission                                                   (347,466)
                                                                                           -----------------

Net proceeds received from offering                                                        $     3,051,934
                                                                                           =================

Preferred shares issued                                                                          1,359,760
                                                                                           =================

Accumulated undeclared dividends                                                           $        88,881
                                                                                           =================

Common stock available for purchase under warrants issued to preferred shareholders                679,880

Common stock available for purchase under warrants issued to underwriter                           200,000
                                                                                           -----------------

Total common stock available for purchase under warrants                                           879,880
                                                                                           =================


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director for:

o an appropriation, in violation of his duties, of any business opportunity of the corporation;
o acts or omissions which involve intentional misconduct or a knowing violation of law;
o unlawful corporate distributions; or
o any transaction from which the director received an improper personal benefit.

         The Georgia Code permits a corporation to indemnify officers to the same extent as directors. Our articles of incorporation exonerate our directors from monetary liability to the extent described above, and our bylaws provide the same limitation of liability to our officers.

         In addition to these rights provided by law, our articles of incorporation and our bylaws provide broad indemnification rights to our directors and the officers, employees, and agents designated by our directors, with respect to various civil and criminal liabilities and losses which may be incurred by the director, officer, agent, or employee under any pending or threatened litigation or other proceedings, except that this indemnification does not apply in the same situations described above with respect to the exculpation from liability of our directors. We are also obligated to reimburse directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by the person in defending against any liabilities and losses, as long as the person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to us any advances made if it is ultimately determined that the person is not entitled to indemnification by us. Any amendment or other modification to the applicable law, our articles of incorporation, or our bylaws as currently provided which limits or otherwise adversely affects the rights to indemnification will apply only to proceedings based upon actions and events occurring after such amendment and, in the case of amendments to our articles or bylaws, delivery of notice thereof to the indemnified parties.

         We have entered into, or intend to enter into, separate indemnification agreements with certain directors and officers, whereby we agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the articles of incorporation and the bylaws. These agreements may not be invalidated by action of the shareholders. In addition, we hold an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are required to indemnify the directors or officers.

         We believe that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, or otherwise may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses in connection with the offering described in the registration statement. The selling shareholders will be responsible only for brokerage commissions incurred in their transactions in the common stock, and they will not be responsible for any of the fees listed below. All amounts are estimates except the SEC Registration Fee:


                SEC Registration Fee.............................         4,077
                Printing Fees and Duplicating Fees...............         1,500
                Legal Fees and Expenses..........................        50,000
                Accounting Fees and Expenses.....................        10,000
                Miscellaneous Expenses...........................        10,000
                                                                  --------------
                      Total......................................        75,577
                                                                  ==============

Item 26.  Recent Sales of Unregistered Securities

         From October 4, 2000 through June 5, 2001, we issued 500,000 units of securities in a private offering primarily to accredited investors pursuant to an exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Each unit consisted of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock for $3.50 per share. In addition, we issued 97,500 units in a subsequent private offering solely to accredited investors pursuant to an exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act. Each unit consisted of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock for $4.00 per share. Each share of preferred stock issued in these offerings is convertible into one share of common stock. In addition, we may require conversion of these preferred shares when the closing price of our common stock equals or exceeds $10.00 per share for 15 consecutive trading days. We may elect to pay dividends on the preferred stock either in cash or in additional shares of our common stock. The warrants issued in the first offering will terminate on the earlier of five years or 30 days after we notify the holder that the closing price of our common stock has equaled or exceeded $5.00 per shares for 20 consecutive days. The warrants issued in the second offering will terminate on the earlier of five years or 30 days after we notify the holder that the closing price of our common stock has equaled or exceeded $5.50 per shares for 20 consecutive days.

         Attkisson, Carter & Akers, a broker dealer registered with the National Association of Securities Dealers, Inc., served as placement agent for both private offerings. In the first offering, we raised gross proceeds of $5,000,000 and paid approximately $500,000 in commissions to the placement agent and other stock offering costs. In the subsequent offering, we raised gross proceeds of $975,000 and paid approximately $100,000 in commissions to the placement agent.

         The units sold in both private offerings are subject to restrictions on transferability and resale, and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws. However, we agreed to file a "shelf" registration statement on behalf of the investors by August 2001. We required that investors agree to a lock-up period restricting the resale of the common stock to the following schedule: no more than 50% of the shares during the 120 day period following the termination of the offering and an additional 50% of the shares on the 180th day following the termination of the offering. The lock-up period will expire in accordance with the foregoing schedule whether or not the registration statement has become effective.

         On January 22, 2001 we issued a warrant to purchase 3,000 shares of our common stock for $2.50 per share to Neal Boortz in consideration for services rendered. The warrant has a term of five years.

Item 27.  Exhibits.

         (a)      Exhibits

Exhibit No.     Description
----------      -----------

3.1 Articles of Incorporation (incorporated by reference to the Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Registration No. 333-41545)

3.2 Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed on April 2, 2001)

3.3      Articles of Amendment to the Articles of Incorporation dated June 19,
         2001.

3.4 Bylaws (incorporated by reference to the Exhibit 3.2 to the Company's Registration Statement on Form SB-2, Registration No. 333-41545 (as amended on April 20, 1999))

4.1      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.2 of Amendment No. 2 to the Registration Statement on Form SB-2, Registration No. 333-41545)

4.2      ebank.com, Inc. 1998 Stock Incentive Plan (incorporated by reference to
         Exhibit 4.3 of the Company's Form S-8 filed October 5, 1999)

4.3. ebank.com, Inc. First Amendment to the 1998 Stock Incentive Plan as adopted by the Board of Directors on September 20, 1999 (Incorporated by reference to the Company's Form 10-KSB filed on April 12, 2000)

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

10.1. Lease Agreement dated October 14, 1997, between the Company, as lessee, and Regent Paces Ferry Office I, Inc., as lessor (Incorporated by reference to Exhibit 10.3 of the Company's Registration Statement on Form SB-2, File No. 333-41545)

10.2. Phoenix International Ltd., Inc. Software License Agreement (Incorporated by reference to Exhibit 10.5 of the Company's Registration Statement on Form SB-2, File No. 333-41545)

10.3. First Amendment to Lease Agreement dated June 4, 1998 between the Company and Regent Paces Ferry Office I, Inc. (Incorporated by reference to Exhibit 10.8 of the Company's Form 10-KSB filed on April 2, 2001)

10.4. Sublease dated March 15, 1999 between the Bank and The Bankers Bank (Incorporated by reference to Exhibit 10.9 of the Company's Form 10-KSB filed on April 12, 2000)

10.5 Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated September 11, 2000 (Incorporated by reference to Exhibit 10.1 of the Company's Form 10-QSB filed on November 14, 2000)

10.6 First Amendment to the Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated November 13, 2000 (Incorporated by reference to the Company's Form 10-KSB filed on April 2, 2001)

10.7 Second Amendment to the Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated January 16, 2001 (Incorporated by reference to the Company's Form 10-KSB filed on April 2, 2001)

10.8 Third Amendment to the Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated June 5, 2001.

10.9 Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated June 18, 2001

10.10 Employment Agreement between James L. Box and ebank.com, Inc. dated June 18, 2001

10.11 Employment Agreement between Wayne Byers and ebank.com, Inc. dated December 1, 2000 (Incorporated by reference to the Company's Form 10-QSB filed on May 15, 2001)

10.12    Letter of BDO Seidman, LLP dated August 24, 2000, to the
         Securities and Exchange Commission (Incorporated by reference to Exhibit 16.1 of the Form 8-K filed by the Company on August 25, 2000)

10.13    Form of ebank.com, Inc. Indemnification Agreement

21.1     Subsidiaries

23.1     Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included in
         Exhibit 5.1 hereto)

23.2     Consent of Mauldin & Jenkins, LLC

23.3     Consent of BDO Seidman, LLP

24.1     Power of Attorney (contained on signature page hereof)

Item 28. Undertakings.

         We hereby undertake as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of ebank.com pursuant to the foregoing provisions, or otherwise, ebank.com has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ebank.com of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, ebank.com will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on this 30th day of July, 2001.

                                 ebank.com, Inc.


                                 By:      /s/ James L. Box
                                    -----------------------------------------
                                         James L. Box
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of ebank.com, Inc., a Georgia corporation, for himself and not for one another, does hereby constitute and appoint each of James L. Box and Wayne W. Byers, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Section 462(b) of the Securities Act of 1933, and all post-effective amendments thereto, and to cause the same (together with all exhibits thereto and all documents in connection therewith) to be filed with the Securities and Exchange Commission, granting unto each of these attorneys full power and authority to do and perform each and every act and thing necessary and proper to be done in and about the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that these attorneys-in-fact and agents or any one of them, or his or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

         In accordance with the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.


                 Signatures                                        Title                                  Date
                 ----------                                        -----                                  ----

         /s/ James L. Box                     President, Chief Executive Officer, and                July 30, 2001
-----------------------------------------       Director (Principal Executive Officer)
             James L. Box

         /s/ Wayne W. Byers                   Chief  Financial  Officer  (Principal  Financial       July 30, 2001
----------------------------------------        and  Accounting   Officer)  and  Senior  Vice
         Wayne W. Byers                         President of ebank




                                      II-6

         /s/ Gary M. Bremer                   Director                                               July 30, 2001
----------------------------------------
         Gary M. Bremer

         /s/ Richard C. Carter                Director                                               July 30, 2001
----------------------------------------
         Richard C. Carter

         /s/ Walter H. C. Drakeford           Director                                               July 30, 2001
----------------------------------------
         Walter H. C. Drakeford

        /s/ Terry L. Ferrero                  Director                                               July 30, 2001
----------------------------------------
         Terry L. Ferrero

         /s/ Stephen R. Gross                 Director                                               July 30, 2001
----------------------------------------
         Stephen R. Gross

         /s/ G. Webb Howell                   Director                                               July 30, 2001
----------------------------------------
         G. Webb Howell
                                                                                                     July 30, 2001
         /s/ Richard D. Jackson               Chairman of the Board of Directors
----------------------------------------
         Richard D. Jackson
                                                                                                     July 30, 2001
         /s/ Don B. Stout                     Director
----------------------------------------
         Don B. Stout



                                  EXHIBIT INDEX

Exhibit No.     Description
----------      -----------

3.1 Articles of Incorporation (incorporated by reference to the Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Registration No. 333-41545)

3.2 Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB filed on April 2, 2001)

3.3      Articles of Amendment to the Articles of Incorporation dated June 19,
         2001.

3.4 Bylaws (incorporated by reference to the Exhibit 3.2 to the Company's Registration Statement on Form SB-2, Registration No. 333-41545 (as amended on April 20, 1999))

4.1      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.2 of Amendment No. 2 to the Registration Statement on Form SB-2, Registration No. 333-41545)

4.2      ebank.com, Inc. 1998 Stock Incentive Plan (incorporated by reference to
         Exhibit 4.3 of the Company's Form S-8 filed October 5, 1999)

4.3 ebank.com, Inc. First Amendment to the 1998 Stock Incentive Plan as adopted by the Board of Directors on September 20, 1999 (Incorporated by reference to the Company's Form 10-KSB filed on April 12, 2000)

5.1      Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

10.1 Lease Agreement dated October 14, 1997, between the Company, as lessee, and Regent Paces Ferry Office I, Inc., as lessor (Incorporated by reference to Exhibit 10.3 of the Company's Registration Statement on Form SB-2, File No. 333-41545)

10.2 Phoenix International Ltd., Inc. Software License Agreement (Incorporated by reference to Exhibit 10.5 of the Company's Registration Statement on Form SB-2, File No. 333-41545)

10.3 First Amendment to Lease Agreement dated June 4, 1998 between the Company and Regent Paces Ferry Office I, Inc. (Incorporated by reference to Exhibit 10.8 of the Company's Form 10-KSB filed on April 2, 2001)

10.4 Sublease dated March 15, 1999 between the Bank and The Bankers Bank (Incorporated by reference to Exhibit 10.9 of the Company's Form 10-KSB filed on April 12, 2000)

10.5. Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated September 11, 2000 (Incorporated by reference to Exhibit 10.1 of the Company's Form 10-QSB filed on November 14, 2000)

10.6. First Amendment to the Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated November 13, 2000 (Incorporated by reference to the Company's Form 10-KSB filed on April 2, 2001)

10.7. Second Amendment to the Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated January 16, 2001 (Incorporated by reference to the Company's Form 10-KSB filed on April 2, 2001)

10.8. Third Amendment to the Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated June 5, 2001.

10.9. Agency Agreement between ebank.com, Inc. and Attkisson, Carter & Akers dated June 18, 2001

10.10. Employment Agreement between James L. Box and ebank.com, Inc. dated June 18, 2001

10.11. Employment Agreement between Wayne Byers and ebank.com, Inc. dated December 1, 2000 (Incorporated by reference to the Company's Form 10-QSB filed on May 15, 2001)

10.12. Letter of BDO Seidman, LLP dated August 24, 2000, to the Securities and Exchange Commission (Incorporated by reference to Exhibit 16.1 of the Form 8-K filed by the Company on August 25, 2000)

10.13.   Form of ebank.com, Inc. Indemnification Agreement

21.2     Subsidiaries

23.1     Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included in
         Exhibit 5.1 hereto)

23.2     Consent of Mauldin & Jenkins, LLC

23.3     Consent of BDO Seidman, LLP

24.1     Power of Attorney (contained on signature page hereof)